UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.)

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Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12	0
HERITAGE FINANCIAL CORPORATION
(Name of registrant as specified in its charter)
(Name of person(s) filing proxy statement, if other than the registrant)
Payment of Filing Fee (Check boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
1

March 22, 2023

Dear Shareholder:
On behalf of the Board of Directors and management of Heritage Financial Corporation, we cordially invite you to attend the annual meeting of shareholders. The meeting will be conducted solely online via live webcast at 9:00 a.m., Pacific Time, on Wednesday, May 3, 2023. There is no physical location for the annual meeting. You will be able to attend the virtual annual meeting, submit questions and vote online by logging on to www.meetnow.global/M9F2ATM using the unique control number that has been provided with the Notice Regarding the Availability of Proxy Materials or on your proxy card. The matters expected to be acted upon at the meeting are described in the attached Proxy Statement.
We encourage you to attend the virtual annual meeting. Whether or not you plan to attend the virtual annual meeting, please take the time to read the Proxy Statement and vote via the Internet or telephone or by completing and mailing a proxy card as promptly as possible. This will save us the additional expense of soliciting proxies and will ensure that your shares are represented at the annual meeting.
Your Board of Directors and management are committed to the continued success of Heritage Financial Corporation and the enhancement of your investment. We appreciate your confidence and support and look forward to your attendance at the virtual annual meeting.

Brian L. Vance	Jeffrey J. Deuel
Board Chair	President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date:	Wednesday, May 3, 2023

Time:	9:00 a.m., Pacific Time

Place:	Virtual Shareholders' Meeting - www.meetnow.global/M9F2ATM
Matters to be Voted On:

1.The election of eleven directors to each serve for a one-year term.
2.An advisory (non-binding) vote to approve the compensation paid to our named executive officers.
3.An advisory (non-binding) vote on the frequency of future advisory votes on the compensation paid to our named executive officers.
4.The approval of the Heritage Financial Corporation 2023 Omnibus Equity Plan.
5.The ratification of the Audit and Finance Committee’s appointment of Crowe LLP as our independent registered public accounting firm for the year ending December 31, 2023.
We will also transact other business that may properly come before the meeting, or any adjournment or postponement thereof. Shareholders of record at the close of business on March 8, 2023 are entitled to receive notice of and to vote at the annual meeting. Shareholders who vote by proxy do not need to participate in the annual shareholders' meeting as a "Shareholder" and may simply access the meeting as a "Guest". However, any shareholder who wishes to participate in the virtual meeting should follow the instructions below to access the meeting at www.meetnow.global/M9F2ATM.

Registered Shareholders: If your shares are registered directly in your name with Computershare Inc., our stock transfer agent, you are considered the shareholder of record with respect to those shares. Shareholders of record may participate in the meeting as a "Shareholder" or as a "Guest." If you participate as a Shareholder, you will be able to participate in the meeting as if attending in person, including the ability to vote your shares and ask questions of management during the meeting. Voting instructions will be provided on the meeting website during the meeting. To join as a Shareholder, you will need the control number provided with the Notice Regarding the Availability of Proxy Materials or on your proxy card.

Beneficial Owners of Shares Held in Street Name: If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to fully participate in the meeting. You may participate as a Guest without having a unique control number, but you will not have the option to vote your shares or ask questions during the virtual meeting. To fully participate in the meeting as a "Shareholder," you must obtain a unique control number by registering in advance with Computershare. See the section titled, "What if My Shares Are Held in Street Name by a Broker?" for further instructions.

Please also refer to the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail. You can request to receive proxy materials by mail or e-mail. Promptly voting your shares via the Internet, by telephone, or by signing, dating, and returning the proxy card, which is solicited by the Board of Directors, will save us the expense and extra work for additional solicitation. The proxy will not be used if you attend and vote at the virtual annual meeting. Please vote your shares at your earliest convenience. Your vote is very important and this will ensure the presence of a quorum at the meeting.

By Order of the Board of Directors,

Kaylene M. Lahn, Corporate Secretary
Olympia, Washington
March 22, 2023

PROXY SUMMARY
This summary highlights information contained elsewhere in the Proxy Statement. This summary provides an overview and is not intended to contain all the information that you should consider before voting. We encourage you to read the entire Proxy Statement for more detailed information on each topic prior to casting your vote.
2023 Annual Meeting of Shareholders

DATE:	TIME:	PLACE:
Wednesday, May 3, 2023	9:00 a.m., Pacific Time	Virtual Shareholders' Meeting

Voting Matters and Board Recommendations

Proposal		Board Recommendation	Page
1	The election of eleven directors to each serve for a one-year term.	FOR each nominee	7
2	An advisory (non-binding) vote to approve the compensation paid to our named executive officers.	FOR	24
3	An advisory (non-binding) vote on the frequency of future advisory votes on compensation paid to our named executive officers.	ONE YEAR	25
4	The approval of the Heritage Financial Corporation 2023 Omnibus Equity Plan.	FOR	52
5	The ratification of the Audit and Finance Committee’s appointment of Crowe LLP as our independent registered public accounting firm for the year ending December 31, 2023.	FOR	58

Director Nominees

				Committee Membership

Name	Age(1)	Director since	Independent	Audit and Finance	Compensation	Corporate Governance/Nominating	Risk	Technology
Eric K. Chan	45	2023	✓	✓			✓
Brian S. Charneski	61	2000	✓	Chair		✓
Jeffrey J. Deuel	64	2019					✓	✓
Trevor D. Dryer	44	2022	✓	✓				✓
Kimberly T. Ellwanger	63	2006	✓		✓	Chair		✓
Deborah J. Gavin	66	2013	✓	✓			Chair
Gail B. Giacobbe	54	2022	✓		✓			✓
Jeffrey S. Lyon	70	2001	✓	✓	✓
Frederick B. Rivera	54	2020	✓		✓	✓
Brian L. Vance	68	2002					✓	Chair
Ann Watson	61	2012	✓		Chair	✓
(1)    As of December 31, 2022.
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2022 Business Highlights

During 2022, Heritage continued to provide shareholder value with improved three-year total shareholder return of 19.92%, a higher net interest margin, low cost of deposits, and strong loan growth. Deposits and total assets declined during 2022 due to customers seeking higher interest rates for their deposits and moving balances to higher yielding investments. During 2021, net income and diluted earnings per share increased due to a reversal for credit losses of $29.4 million which was largely expensed in 2020 due to the pandemic. In May 2022, we successfully hired teams of bankers in Oregon and Southwest Washington and expanded our branch operations into Eugene, Oregon. With a continued focus on market expansion, we opened a branch in Boise, Idaho in January 2023. In 2022, Heritage remained focused on growing its balance sheet, improving operational efficiencies, maintaining sound credit quality and engaging in proactive capital management.

Total Assets	Net Income	Diluted Earnings Per Share

Heritage also continues to develop and implement HeritageONE, which is a proprietary technology ecosystem providing Heritage the ability to develop custom business applications and system integrations. This customer relationship management tool provides our customers with an omni-channel experience and more options for customer service engagement. The integrated systems will enhance our customers' ability to bank when, where, and how they want as well as provide our banking team the ability to deliver an enhanced customer service experience in an efficient, consistent, and scalable manner. As a technology leader in banking, Heritage continues to create operational efficiencies and innovative solutions.
Corporate Responsibility

At Heritage, we are committed to (1) environmental and sustainability practices, (2) our employees and customers, and (3) strengthening the communities and markets in which we operate our business. We place a high priority on operating in a responsible and respectful manner and are continually focused on improving environmental, social and governance ("ESG") best practices throughout the organization.
1.We demonstrate environmental responsibility and sustainability through a variety of efforts, including reducing our carbon footprint, recycling and reusing, utilizing technology to reduce paper and create efficiencies, and offering our first solar investment.
2.We recognize and appreciate the importance of creating an environment in which all employees feel valued, included, and empowered to do their best work. We recognize that each employee's unique experiences, perspectives, and viewpoints add value to our ability to be the leading commercial community bank in the Pacific Northwest. At Heritage, we believe that our differences make us stronger and we are committed to diversity, equity and inclusion ("DEI") at all levels of the organization.
3.Through our Heritage Helps community investment and giving program we continue to give back to our communities. Heritage dedicated an afternoon to volunteering at organizations and nonprofits across the market area, which resulted in 500 employees volunteering 1,500 hours of service in addition to the volunteer efforts by our employees throughout the year. Heritage's subsidiary, Heritage Bank Community Development Entity ("HBCDE"), encourages investments in low-income communities through a subsidized loan fund. HBCDE has partnered with community leaders across our market to serve on the HBCDE Advisory Board to assist with the revitalization of low-income communities.
ii

TABLE OF CONTENTS

Information About the Annual Meeting	1	2020 Performance Share Award Payout	35

Security Ownership of Certain Beneficial Owners and Management	5	Stock Ownership Guidelines	36

Proposal 1—Election of Directors	7	Retirement Benefits	36

Meetings and Committees of the Board of Directors	14	Perquisites and Other Benefits	37

Corporate Governance	16	Regulatory Considerations	38

Corporate Responsibility	19	Clawback Policy	38

Director Compensation	23	Anti-Hedging and Anti-Pledging Policy	39

Proposal 2—Advisory (Non-Binding) Vote on Executive Compensation	24	Tax and Accounting Considerations	39

Proposal 3—Advisory (Non-Binding) Vote on Frequency of Future Votes on Executive Compensation	25	Report of the Compensation Committee	39

Compensation Discussion and Analysis	25	Executive Compensation	40

Company Summary	26	Summary Compensation Table	40

2022 Business Highlights	26	Grants of Plan-Based Awards Table	41

2022 Executive Compensation Highlights	26	Outstanding Equity Awards Table	42

2022 Say-on-Pay Results and Shareholder Outreach	27	Option Exercises and Stock Vested	43

Best Practice Features	28	Nonqualified Deferred Compensation	43

2022 Key Performance Metrics	28	Potential Payments Upon Termination or Change in Control	44

Philosophy and Objectives of Our Executive Compensation Program	29	Employment Agreements and Severance/Change in Control Benefits	45

Role of the Compensation Committee	29	Equity Plans	47

Role of Management in Compensation Committee Deliberations	30	Split-Dollar Agreements	47

Compensation Consultants and Advisors	30	Management Incentive Plan	47

Use of Competitive Data	30	Compensation Committee Interlocks and Insider Participation	47

Performance-Based Equity Peer Group	31	CEO Pay Ratio	48

Components of Compensation	32	Pay Versus Performance	48

Target Pay Mix	32	Report of the Audit and Finance Committee	51

Base Salary	33	Proposal 4—Approval of 2023 Omnibus Equity Plan	52

Salary Adjustments Made in 2022	33	Proposal 5—Ratification of the Appointment of Independent Registered Public Accounting Firm	58

Annual Cash Incentives	33	Delinquent Section 16(a) Reports	59

Annual Cash Incentive Performance Goals	34	Shareholder Proposals	59

2022 Annual Cash Incentive Award Determinations	34	Miscellaneous	60

Equity-Based Compensation	34	Appendix A	i

2022 Equity Award Determinations	35

PROXY STATEMENT
2023 ANNUAL MEETING OF SHAREHOLDERS

HERITAGE FINANCIAL CORPORATION
201 Fifth Avenue S.W.
Olympia, Washington 98501
(360) 943-1500

The Board of Directors of Heritage Financial Corporation (“Board”) is using this Proxy Statement to solicit proxies from our shareholders for use at the annual meeting of shareholders. We first provided access to this Proxy Statement and a form of proxy card on March 22, 2023.

The information provided in this Proxy Statement relates to Heritage Financial Corporation and its wholly-owned bank subsidiary, Heritage Bank. Heritage Financial Corporation may also be referred to as “Heritage” or the “Company.” All references in this Proxy Statement to “Heritage,” “we,” “us” and “our” or similar references mean Heritage Financial Corporation and its consolidated subsidiaries.
Information About the Annual Meeting

Our annual meeting will be held as follows:

Date:	May 3, 2023

Time:	9:00 a.m., Pacific Time

Place:	Virtual Meeting - www.meetnow.global/M9F2ATM
Matters to Be Considered at the Annual Meeting

At the meeting, you will be asked to consider and vote on:

•The election of eleven directors to each serve for a one-year term.
•An advisory (non-binding) resolution to approve the compensation paid to our named executive officers.
•An advisory (non-binding) vote on the frequency of future advisory votes on the compensation paid to our named executive officers.
•The approval of the Heritage Financial Corporation 2023 Omnibus Equity Plan.
•The ratification of the Audit and Finance Committee’s appointment of Crowe LLP as our independent registered public accounting firm for the year ending December 31, 2023.

We will also transact any other business that may properly come before the annual meeting. As of the date of this Proxy Statement, we are not aware of any business to be presented for consideration at the annual meeting other than the matters described in this Proxy Statement.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on May 3, 2023

Our proxy materials are available at www.hf-wa.com. The following materials are available for review:
•Proxy Statement;
•Notice of Internet Availability of Proxy Materials;
•Proxy Card; and
•Annual Report to Shareholders.

We provided access to our proxy materials beginning on March 22, 2023. On that day, we mailed the Notice of Availability of Proxy Materials to our shareholders. The Securities and Exchange Commission ("SEC") allows us to deliver proxy materials to shareholders over the Internet. We believe that this offers a convenient way for shareholders to review our information. It also reduces printing expenses and lessens the environmental impact of mailing paper copies of the annual meeting materials.
Who is Entitled to Vote?

We have fixed the close of business on March 8, 2023, as the record date for shareholders entitled to notice of and to vote at our annual meeting. Only holders of record of Heritage’s common stock on that date are entitled to notice of and to vote at the annual meeting. You are entitled to one vote for each share of Heritage common stock you own, unless you acquired more than 10% of Heritage’s outstanding common stock without prior Board approval. As provided in our Articles of Incorporation, for each vote in excess of 10% of the voting power of the outstanding shares of Heritage’s voting stock, the record holders in the aggregate will be entitled to cast one-hundredth of a vote, and the aggregate power of these record holders will be allocated proportionately among these record holders. On March 8, 2023, there were 35,106,777 shares of Heritage common stock outstanding and entitled to vote at the annual meeting.
How Do I Vote at the Annual Meeting?

Proxies are solicited to provide all shareholders on the voting record date an opportunity to vote on matters scheduled for the annual meeting and described in these materials. This answer provides voting instructions for shareholders of record. You are a shareholder of record if your shares of Heritage common stock are held in your name. If you are a beneficial owner of Heritage common stock held by a broker, bank or other nominee (i.e., in “street name”), please see the instructions below, under "What if My Shares Are Held in "Street Name" by a Broker?"

Shares of Heritage common stock can only be voted if the shareholder is present virtually or by proxy at the annual meeting. To ensure your representation at the annual meeting, we recommend you vote by proxy even if you plan to attend the virtual annual meeting. You can always change your vote at the meeting if you are a shareholder of record and have joined the meeting as a "Shareholder." To join as a Shareholder, you will need the control number provided with the Notice Regarding the Availability of Proxy Materials or on your proxy card.

Voting instructions are included on the Notice of Internet Availability of Proxy Materials. Shares of Heritage common stock represented by properly executed proxies will be voted by the persons named on the form of proxy in accordance with the shareholder’s instructions. Where properly executed proxies are returned to us with no specific instruction as to how to vote at the annual meeting, the persons named in the proxy will vote the shares FOR the election of each of our director nominees, FOR advisory approval of the compensation of our named executive officers as disclosed in this Proxy Statement, FOR holding future advisory votes on executive compensation every year, FOR approval of the 2023 Omnibus Equity Plan, and FOR ratification of the appointment of Crowe LLP as our independent registered public accounting firm for the year ending December 31, 2023. If any other matters are properly presented at the annual meeting for action, the persons named in the form of proxy and acting thereunder will have the discretion to vote on those matters in accordance with their best judgment. We do not currently expect that any other matters will be properly presented for action at the annual meeting.

You may receive more than one proxy depending on how your shares are held. For example, you may hold some of your shares individually, some jointly with your spouse and some in trust for your children. In this case, you will receive three separate proxies to vote.
What if My Shares Are Held in "Street Name" by a Broker?

If you are the beneficial owner of shares held in “street name” by a broker, bank or other nominee ("nominee"), the nominee, as the record holder of the shares, is required to vote the shares in accordance with your instructions. If you do not give instructions to the nominee, the nominee may nevertheless vote the shares with respect to discretionary items but will not be permitted to vote your shares with respect to non-discretionary items, pursuant to the rules governing brokers. In the case of non-discretionary items, the shares not voted will be treated as “broker non-votes.” The proposal for the election of directors, the advisory votes on executive compensation and the approval of the 2023 Omnibus Equity Plan are considered non-discretionary items; therefore, you must provide instructions to the nominee to have your shares voted on these proposals.

If your shares are held in street name, you must register in advance to fully participate in the annual meeting. You may participate as a "Guest" without having a unique control number, but you will not have the option to vote your shares or ask questions at the virtual meeting. To fully participate in the meeting as a "Shareholder," you must obtain a unique control number by registering in advance with Computershare and submitting proof of your proxy power (legal proxy) reflecting your holdings along with your name and e-mail address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on April 19, 2023. You will receive a confirmation of your registration by email after we receive your registration materials. Requests for registration should be made as follows:

Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com or send by mail to: Computershare, Heritage Financial Corporation Legal Proxy, P.O. Box 43006, Providence, RI 02940-3006.
How Will My Shares of Common Stock Held in the 401(k) Profit Sharing Plan Be Voted?

We maintain a 401(k) profit sharing plan (“401(k) Plan”), which owned 247,008 shares or 0.70% of Heritage’s common stock as of the record date. Our employees participate in the 401(k) Plan. Each participant may instruct the 401(k) Plan trustee how to vote the shares of Heritage common stock allocated to his or her account under the Plan by completing a vote authorization form. If a participant properly executes a vote authorization form, the 401(k) Plan trustee will vote the participant’s shares in accordance with the participant’s instructions. 401(k) Plan shares for which proper voting instructions are not received will not be voted. To give the trustee sufficient time to vote, all vote authorization forms, which are in the form of a proxy card, must be received from 401(k) Plan participants by Computershare by April 26, 2023.
How Many Shares Must Be Present to Hold the Meeting?

A quorum must be present at the meeting for any business to be conducted. The presence at the meeting, virtually or by proxy, of at least a majority of the shares of Heritage common stock entitled to vote at the annual meeting as of the record date will constitute a quorum. Proxies received but marked as abstentions or broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.
What if a Quorum is Not Present at the Meeting?

If a quorum is not present at the scheduled time of the meeting, a majority of the shareholders present virtually or represented by proxy may adjourn the meeting until a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given unless a new record date for the meeting is set. An adjournment will have no effect on the business that may be conducted at the meeting.
Vote Required to Approve Proposal 1: Election of Directors

Our Bylaws provide for the election of directors by the majority of votes cast by shareholders in uncontested elections and provide that in an uncontested election, the number of shares voted "for" a director nominee must exceed the number of shares voted "against" a director nominee, in order for a director nominee to be elected. The following are not considered votes cast: (1) a share otherwise present at the meeting but for which there is an abstention; and (2) a share otherwise present at the meeting as to which a shareholder of record gives no authority or direction. The term of any director who was a director at the time of the election but does not receive a majority of votes cast in an election held under the majority vote standard will continue to serve as a director until terminated on the earliest to occur of: (1) 90 days after the date election results are determined; (2) the date the Board appoints a new director to fill the position; or (3) the date and time the director's resignation is effective.

Our Bylaws provide that an election is considered a "contested election" if there are shareholder nominees for director pursuant to Heritage's advance notice provision and who are not withdrawn by the advance notice deadline set forth in Heritage's Articles of Incorporation. If the Board determines there is a "contested election," the election of directors will be held under a plurality standard. Under the plurality standard, the nominees who receive the highest number of votes for the directorships for which they have been nominated will be elected.

Pursuant to our Articles of Incorporation, shareholders are not permitted to cumulate their votes for the election of directors. Votes may be cast for or against each nominee, or shareholders may abstain from voting. Abstentions and broker non-votes will have no effect on the outcome of the election because they are not considered votes cast. Our Board of Directors unanimously recommends that you vote FOR the election of each of its director nominees.
Vote Required to Approve Proposal 2: Advisory Vote on Executive Compensation

Approval of the advisory (non-binding) vote to approve the compensation paid to our named executive officers requires the affirmative vote of the majority of the shares of Heritage common stock present, virtually or by proxy, and entitled to vote at the annual meeting. Abstentions are not affirmative votes and, therefore, will have the same effect as a vote against the proposal. Broker non-votes are not entitled to vote and therefore will have no effect on the approval of the proposal. Our Board of Directors unanimously recommends that you vote FOR the adoption of an advisory resolution to approve the compensation paid to our named executive officers.
Vote Required to Approve Proposal 3: Advisory Vote on Frequency of Future Advisory Votes on the Compensation Paid to our Named Executive Officers

Approval of the advisory (non-binding) vote on the frequency of future advisory votes on the compensation paid to our named executive officers requires the affirmative vote of the majority of the shares of Heritage common stock present, virtually or by proxy, and entitled to vote at the annual meeting. Abstentions are not affirmative votes and, therefore, will have the same effect as a vote against the proposal. Broker non-votes are not entitled to vote and therefore will have no effect on the approval of the proposal. Our Board of Directors unanimously recommends that you vote for the adoption of the frequency of ONE YEAR for future advisory votes on the compensation paid to our named executive officers.
Vote Required to Approve Proposal 4: Vote on the Approval of the Heritage Financial Corporation 2023 Omnibus Equity Plan

Approval of the Heritage Financial Corporation 2023 Omnibus Equity Plan requires the affirmative vote of the majority of the shares of Heritage common stock present, virtually or by proxy, and entitled to vote at the annual meeting. Abstentions are not affirmative votes and, therefore, will have the same effect as a vote against the proposal. Broker non-votes are not entitled to vote and therefore will have no effect on the approval of the proposal. Our Board of Directors unanimously recommends that you vote FOR the approval of the Heritage Financial Corporation 2023 Omnibus Equity Plan.
Vote Required to Approve Proposal 5: Ratification of the Appointment of Our Independent Registered Public Accounting Firm

Ratification of the Audit and Finance Committee’s appointment of Crowe LLP as our independent registered public accounting firm for the year ending December 31, 2023, requires the affirmative vote of the majority of the shares of Heritage common stock present, virtually or by proxy, and entitled to vote at the annual meeting. Abstentions are not affirmative votes and, therefore, will have the same effect as a vote against the proposal. Our Board of Directors unanimously recommends that you vote FOR the ratification of the appointment of Crowe LLP as our independent registered public accounting firm for the year ending December 31, 2023.

May I Revoke My Proxy?

You may revoke your proxy before it is voted by:
•submitting a new proxy with a later date;
•notifying the Corporate Secretary of Heritage in writing (or if you hold your shares in street name, your broker, bank or other nominee) before the annual meeting that you have revoked your proxy; or
•voting at the virtual annual meeting.

If you plan to attend the virtual annual meeting and wish to vote during the meeting, you must join the meeting as a "Shareholder." If you are a shareholder of record, you will need the control number provided with the Notice Regarding the Availability of Proxy Materials or on your proxy card. If you are the beneficial owner of shares held in "street name" by a broker, bank or other nominee, you will need to register in advance with Computershare by following the instructions in the section titled "What if My Shares Are Held in "Street Name" by a Broker?"
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following tables set forth, as of the record date or the most currently reported date, information regarding share ownership of:

•those persons or entities (or groups of affiliated persons or entities) known by management to beneficially own more than five percent of Heritage’s common stock other than directors and executive officers;
•each director of Heritage;
•each executive officer of Heritage named in the Summary Compensation Table appearing under “Executive Compensation” below (known as “named executive officers”); and
•all current directors and executive officers of Heritage as a group.
On March 8, 2023, there were 35,106,777 shares of Heritage common stock outstanding.

Persons and groups who beneficially own in excess of five percent of Heritage’s common stock are required to file with the SEC, and provide a copy to Heritage, reports disclosing their ownership pursuant to the Securities Exchange Act of 1934, as amended (“Securities Exchange Act”). To our knowledge, no other person or entity, other than as set forth below, beneficially owned more than five percent of the outstanding shares of Heritage’s common stock.

Beneficial Owners of More than 5%	Number of Shares Beneficially Owned	Percent of Common Stock Outstanding
BlackRock Inc. (1) 55 East 52nd Street New York, NY 10055	4,939,443	14.1
The Vanguard Group (2) 100 Vanguard Boulevard Malvern, PA 19355	2,341,302	6.7
Dimensional Fund Advisors LP (3) 6300 Bee Cave Road, Building One Austin, TX 78746	2,031,189	5.8
(1)According to a Schedule 13G/A filed with the SEC on January 26, 2023 reporting shares owned as of December 30, 2022, BlackRock Inc. has sole voting power over 4,877,499 shares and sole dispositive power over 4,939,443 shares. The interest of iShares Core S&P Small-Cap ETF Advisors in the common stock of Heritage is more than 5% of the total outstanding common stock.
(2)According to a Schedule 13G filed with the SEC on February 9, 2023 reporting shares owned as of December 30, 2022, the Vanguard Group has sole voting power over zero shares, shared voting power over 24,298 shares, sole dispositive power over 2,286,033 shares, and shared dispositive power over 55,269 shares.
(3)According to a Schedule 13G filed with the SEC on February 10, 2023 reporting shares owned as of December 30, 2022, Dimensional Fund Advisors LP has sole voting power over 1,989,022 shares, and shared dispositive power over 2,031,189 shares.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In accordance with Rule 13d-3 of the Securities Exchange Act, a person is deemed to be the beneficial owner of any shares of common stock if he or she has voting and/or investment power with respect to those shares. Therefore, the table below includes shares owned by spouses, other immediate family members in trust, shares held in retirement accounts or funds for the benefit of our named individuals, and other forms of ownership, over which shares the persons named in the table may possess voting and/or investment power. In addition, in computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to outstanding restricted stock units that will vest within 60 days after March 8, 2023, the voting record date, are included in the number of shares beneficially owned by the person and are deemed outstanding for the purpose of calculating the person’s percentage ownership. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

The following table shows, as of March 8, 2023, the amount of Heritage common stock owned (unless otherwise indicated) by each director and named executive officer, and all of our directors and executive officers as a group.

Directors & Named Executive Officers	Shares		Restricted Stock Units (1)	Total Beneficial Ownership	Percent of Common Stock Outstanding
Eric K. Chan	—		—	—	—
Brian S. Charneski	38,407	(2)	1,808	40,215	*
John A. Clees	47,416	(3)	1,808	49,224	*
Jeffrey J. Deuel	48,427	(4)	13,877	62,304	*
Trevor D. Dryer	—		1,808	1,808	*
Kimberly T. Ellwanger	25,060	(5)	1,808	26,868	*
Deborah J. Gavin	16,238		1,808	18,046	*
Gail B. Giacobbe	—		1,808	1,808	*
Jeffrey S. Lyon	38,992		1,808	40,800	*
Anthony B. Pickering	59,277	(6)	1,808	61,085	*
Frederick B. Rivera	1,713		1,808	3,521	*
Ann Watson	16,144	(7)	1,808	17,952	*
Brian L. Vance	115,250	(8)	1,808	117,058	*
Tony W. Chalfant	17,205	(9)	3,078	20,283	*
Donald J. Hinson	35,882		4,056	39,938	*
Cindy M. Hirman (formerly Huntley)	22,553	(10)	3,918	26,471	*
Bryan D. McDonald	29,088	(11)	5,388	34,476	*
Directors and Executive Officers as a group (23 persons)	574,687		62,786	637,473	1.82%

*	Less than one percent of shares outstanding
(1)Represents service-based restricted stock and performance stock units (at target) which will vest within 60 days of March 8, 2023.
(2)Includes 8,675 shares owned by an entity controlled by Mr. Charneski.
(3)Includes 44,916 shares held jointly with his spouse and 2,500 shares owned by an entity controlled by Mr. Clees.
(4)Includes 5,391 shares held in Mr. Deuel's IRA.
(5)Shares are held in trust.
(6)Includes 51,153 shares held jointly with his spouse, 4,062 shares held in Mr. Pickering's IRA and 4,062 shares held in Mr. Pickering's spouse's IRA.
(7)Includes 4,000 shares held in Ms. Watson's IRA and 12,144 shares held jointly with her spouse.
(8)Includes 92,365 shares held jointly with his spouse and 22,885 vested shares in the 401(k) plan.
(9)Shares are held jointly with his spouse.
(10)Includes 2,464 vested shares held in the 401(k) plan.
(11)Includes 18,285 shares held jointly with his spouse and 10,803 vested shares held in the 401(k) plan.

PROPOSAL 1—ELECTION OF DIRECTORS
Our Board of Directors currently consists of 13 directors. The 11 directors below have been nominated to serve a one-year term ending at the 2024 annual meeting of shareholders, or when their respective successors have been duly elected and qualified. Directors John A. Clees and Anthony B. Pickering will retire effective as of the annual meeting as a result of attaining Heritage's mandatory retirement age of 75 for directors. The Board appointed Eric K. Chan as a director effective January 1, 2023. Mr. Chan was recommended for appointment by a third-party search firm.
The table below sets forth information regarding each director of Heritage standing for election, including his or her age, position and term of office. Each nominee has consented to being named in this Proxy Statement and has agreed to serve if elected. If a nominee is unable to stand for election, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you have withheld authority. At this time, we are not aware of any reason why a nominee might be unable to serve if elected.
The Board of Directors recommends you vote FOR the election of each of the nominees in the table below.

Name	Age(1)	Position(s) Held with Heritage	Director Since	Term to Expire(2)
Eric K. Chan	45	Director	2023	2024
Brian S. Charneski	61	Director	2000	2024
Jeffrey J. Deuel	64	Director, President & CEO	2019	2024
Trevor D. Dryer	44	Director	2022	2024
Kimberly T. Ellwanger	63	Director	2006	2024
Deborah J. Gavin	66	Director	2013	2024
Gail B. Giacobbe	54	Director	2022	2024
Jeffrey S. Lyon	70	Director	2001	2024
Frederick B. Rivera	54	Director	2020	2024
Brian L. Vance	68	Board Chair	2002	2024
Ann Watson	61	Director	2012	2024
(1)    As of December 31, 2022.
(2)    Assuming election or re-election.
Business Experience of Nominees for Reelection

The business experience of each nominee of Heritage for at least the past five years and the experience, qualifications, attributes, skills and areas of expertise of each director that led to the conclusion that the person should serve as a director of Heritage is set forth below. All nominees have held their present positions for at least five years unless otherwise indicated and none of the nominees serve as a director of a public company board other than Heritage.

ERIC K. CHAN	DIRECTOR SINCE 2023

Biographical Information:
Eric K. Chan has been the Chief Financial Officer for the Los Angeles Clippers since 2018. Mr. Chan leads the organization's financial operations including establishing and implementing long-range financial strategy, policies and goals and leading financial project management for all Clippers operations. From 2015 to 2018, he served as the Chief Financial Officer and Chief Operating Officer for the Bouqs Company and Loot Crate. Mr. Chan also served as Senior Vice President and Divisional Chief Financial Officer at Mattel, Inc. from 2009 to 2015. Mr. Chan held various executive roles during his time at Cisco Systems, Inc. from 2004 to 2009. Mr. Chan received the Los Angeles Business Journal CFO Rising Star Award and in 2020, Gold House named Mr. Chan to its A100 List, which honors the most impactful Asians and Asian Americans and Pacific Islanders in culture nationwide. In 2021, Mr. Chan started and is the acting President of the El Segundo Economic Development Corporation, a non-profit run by the chief executive officers of the leading organizations in the city, focused on economic growth and vitality. Mr. Chan earned a Bachelor of Science in Business Administration from the University of California, Berkeley, where he graduated with high honors and a Master of Business Administration from Harvard Business School.

Committees: • Audit & Finance • Risk	Qualifications: Mr. Chan provides a depth of financial, operational and executive leadership experience to the Board.

BRIAN S. CHARNESKI	DIRECTOR SINCE 2000

Biographical Information:
Brian S. Charneski is the President of L&E Bottling Company, based in Olympia, Washington, and is Chairman of Pepsi Northwest Beverages, LLC, a regional beverage manufacturing joint venture with PepsiCo, Inc. that is headquartered in Tumwater, Washington. Mr. Charneski is a director of the American Beverage Association and is also a member of the Board of Directors of the Pepsi-Cola Bottlers Association, having chaired the Association from 2005 to 2007. Mr. Charneski has extensive experience in the consumer products industry from product development, sales and marketing to manufacturing and logistics. Mr. Charneski is a past director of the Washington Center for Performing Arts, the Community Foundation of the South Sound and St. Martin’s University. Mr. Charneski is a 1985 graduate of Seattle University with a Bachelor of Arts in Economics. Mr. Charneski was appointed as Lead Independent Director effective as of July 1, 2019, after having served as our Chairman since 2016.

Committees: • Audit & Finance (Chair) • Corporate Governance/Nominating
Qualifications:
Mr. Charneski serves as Lead Independent Director and provides a depth of knowledge in corporate and regulatory matters as he is a strong advocate for the beverage industry. He brings significant financial, economic, and merger and acquisition expertise to the Board.

JEFFREY J. DEUEL	DIRECTOR SINCE 2019

Biographical Information:
Jeffrey J. Deuel is President and Chief Executive Officer ("CEO") of Heritage, positions he has held since July 1, 2019. Immediately prior to his appointment as President and CEO of Heritage, Mr. Deuel was the President and CEO of Heritage Bank and the President of Heritage from July 2018 to July 2019, having started at Heritage Bank in September 2010 as Executive Vice President and serving in positions of increasing importance. Prior to joining Heritage, Mr. Deuel held the position of Executive Vice President Commercial Operations with JPMorgan Chase, formerly Washington Mutual. Prior to joining Washington Mutual, Mr. Deuel was based in Philadelphia where he worked for Bank United, First Union Bank, CoreStates Bank, and First Pennsylvania Bank. During his career, Mr. Deuel has held a variety of leadership positions in commercial banking, including lending, credit administration, portfolio management, retail, corporate strategies and support services. He is past chair of the Washington Banker's Association and currently serves on the board of the Oregon Bankers Association and Pacific Coast Banking School. Mr. Deuel earned his Bachelor’s degree at Gettysburg College.

Committees: • Risk • Technology	Qualifications: Mr. Deuel provides significant executive leadership skills and banking experience as well as strategic focus and vision to the Company.

TREVOR D. DRYER	DIRECTOR SINCE 2022

Biographical Information:
Trevor D. Dryer is the Director, Co-Founder and CEO of Carbon Title, a software company that is helping decarbonize the real estate industry. He was previously the CEO and Director of Mirador from 2014 to 2018. Mirador was a company he co-founded to provide small businesses with the digital platform to access reasonably-priced loans from banks and credit unions. Mirador was acquired by CUNA Mutual in 2018, and he remained on as CEO through early 2020 to facilitate the integration. After leaving CUNA Mutual, Mr. Dryer joined Serent Capital, a software-focused private equity firm, as a senior vice president on its growth team. During his tenure, Mr. Dryer served on the firm’s investment committee and worked with a variety of portfolio companies on corporate strategy and implementing processes to scale sales, customer success and other functions. He also serves on the board of Qualtik, a venture-backed software company and previously was the Executive Chair of Zingo, a startup that was sold to Credit Sesame in 2021. Mr. Dryer is a former attorney at Munger, Tolles & Olson as well as a judicial clerk on the U.S. Court of Appeals for the Ninth Circuit. Mr. Dryer earned a Juris Doctor degree from Stanford Law School. He attained a Bachelor of Arts degree in History and Literature from Harvard University, magna cum laude.

Committees: • Audit & Finance • Technology	Qualifications: Mr. Dryer brings significant technical and entrepreneurial expertise to the Board, which is complemented by his legal expertise and executive leadership skills.

KIMBERLY T. ELLWANGER	DIRECTOR SINCE 2006

Biographical Information:
Kimberly T. Ellwanger was Senior Director of Corporate Affairs and Associate General Counsel at Microsoft Corporation of Redmond, Washington from 1991 to 1999. She led Microsoft in developing a corporate presence in government, industry and community affairs including opening a Washington, D.C. office and developing a network of state and local government affairs representation. Prior to joining Microsoft, Ms. Ellwanger was a Partner at Perkins Coie in Seattle, Washington, where her legal practice included state and local tax planning, tax litigation, bankruptcy, general business and corporate advice and transactions. She has been involved in numerous civic and professional activities including serving on the Boards of the Northwest Chapter of the National Association of Corporate Directors (“NACD”), past Chair of the Community Foundation of South Puget Sound, the Providence St. Peter Foundation, the South Sound YMCA, past Chair of the Washington Council on International Trade and past Vice President of the Business Software Alliance. Ms. Ellwanger graduated with high honors from the University of Washington School of Law and graduated Phi Beta Kappa from Vassar College with an honors degree in economics. She has completed NACD's comprehensive program of study to become an NACD Leadership Fellow.

Committees: • Compensation • Corporate Governance/Nominating (Chair)	Qualifications: Ms. Ellwanger brings significant legal expertise to the Board, which is complemented by her leadership skills and corporate, government and regulatory expertise.

DEBORAH J. GAVIN	DIRECTOR SINCE 2013

Biographical Information:
Deborah J. Gavin was employed by the Boeing Company, an aerospace company, for over 20 years and retired from the position of Vice President of Finance and Controller in 2010. Prior to her employment with Boeing, Ms. Gavin held positions as a management consultant for Deloitte (a public accounting firm), and Special Agent with the U.S. Department of Treasury. She also taught undergraduate and graduate adjunct accounting courses at City University, Seattle, Washington. Ms. Gavin is a Certified Public Accountant in the State of Washington. She holds a Bachelor of Science degree in Business from the State University of New York at Buffalo and a Master of Business Administration in Finance from Seattle University. Other board experiences include private company boards in Malaysia and China, and nonprofit organizations including the Washington Business Alliance and Snoqualmie Summit Central Ski Patrol.

Committees: • Audit & Finance • Risk (Chair)
Qualifications:
Ms. Gavin's extensive financial background, leadership skills, and depth of public company knowledge provide the Board with valuable expertise. Ms. Gavin is one of Heritage's designated financial experts.

GAIL B. GIACOBBE	DIRECTOR SINCE 2022

Biographical Information:
Gail B. Giacobbe is a senior technology products and services executive with 20 years of experience leading product organizations in enterprise, business-to-business, education and consumer software, spanning Fortune 100 companies, high growth venture capital and private equity funded enterprises. She is currently Vice President of Product at Microsoft, where she has served since 2019. From 2015 to 2019, Ms. Giacobbe worked at GoDaddy, where she served as Vice President of Product and User Experience and led GoDaddy's Women in Tech employee resource group. Prior to GoDaddy, Ms. Giacobbe worked in a variety of product leadership roles at Microsoft, including Principal Group Product Manager for Skype, Principal Group Program Manager for Outlook, and Principal Product Lead for SharePoint. An active community leader, Ms. Giacobbe has served on the board of directors of JFS Seattle since 2014, where she currently chairs the human resources and compensation committees. Ms. Giacobbe served on the advisory board for the Seattle University Data Science program from 2019 to 2021, providing guidance for the design of the Master of Science in Data Science program offering, which launched in the fall of 2021. She graduated with honors from Princeton University and holds a Master of Arts in Teaching from Brown University.

Committees: • Compensation • Technology
Qualifications:
Ms. Giacobbe brings deep expertise in digital transformation, personalization, and customer experience to the Board. Ms. Giacobbe brings extensive experience in strategic leadership, management, and cultural transformation.

JEFFREY S. LYON	DIRECTOR SINCE 2001

Biographical Information:
Jeffrey S. Lyon was the Chairman of Kidder Mathews, headquartered in Seattle, Washington, from 2000 to 2023. He retired as CEO for Kidder Mathews on July 1, 2020 and as Chairman on January 1, 2023. Mr. Lyon has 50 years of experience in the commercial real estate industry in the Puget Sound area. He is a member of the Real Estate Advisory Board at the Runstad School of Real Estate at the University of Washington. Mr. Lyon earned a Bachelor of Arts degree in real estate and finance from the University of Oregon and is a certified member of the Commercial Investment Real Estate Institute (CCIM). He is an active community leader and currently serves on the boards of the CCIM Foundation and Evergreen Real Estate Operations companies, a private real estate company. He formerly served on the board of the Economic Development Council for Tacoma-Pierce County.

Committees: • Compensation • Audit & Finance	Qualifications: Mr. Lyon provides expertise in the commercial real estate industry and has excellent entrepreneurial, strategic and executive leadership skills.

FREDERICK B. RIVERA	DIRECTOR SINCE 2020

Biographical Information:
Frederick B. Rivera is the Executive Vice President and General Counsel for the Seattle Mariners in Seattle, Washington. Previously, Mr. Rivera was the Managing Partner at Perkins Coie law firm in Seattle from 1998 to 2017 with the exception of when he served as Vice President of Internal Investigations at Fannie Mae from 2006 to 2008. He began his legal career in 1993 as a trial attorney in the Civil Rights Division of the U.S. Department of Justice. Mr. Rivera is an active community leader and currently serves on numerous boards including the NW Sports, LLC (ROOT Sports Network), OAC Services, Inc., the King County Bar Foundation, the Downtown Seattle Association, the Association of Washington Businesses, the Washington State Leadership Board, and the United Way of King County Board, where he is the past Board Chair. He holds a Bachelor of Arts from California State University and graduated from the Gonzaga School of Law. Mr. Rivera also completed the Executive Leadership Program at the Northwestern Kellogg School of Management.

Committees: • Compensation • Corporate Governance/Nominating
Qualifications:
Mr. Rivera brings valuable legal expertise and management skills to the Board. Mr. Rivera brings knowledge of the financial services industry, which includes credit administration, management and strategic forecasting.

BRIAN L. VANCE	DIRECTOR SINCE 2002

Biographical Information:
Brian L. Vance has served as the Board Chair since May 2020, having served as the Executive Chair from July 2019 until May 2020. Mr. Vance was President and CEO of Heritage and CEO of Heritage Bank from 2006 and 2003, respectively, until July 2019. He served as President and CEO of Heritage Bank from 2003 until September 2012, when Jeffrey J. Deuel was promoted to President. Mr. Vance served as President and Chief Operating Officer of Heritage Bank from 1998 until 2003. Mr. Vance joined Heritage Bank in 1996 as its Executive Vice President and Chief Credit Officer. Prior to joining Heritage Bank, Mr. Vance was employed for 24 years with West One Bank, a bank with offices in Idaho, Utah, Oregon and Washington. Prior to leaving West One, he was Senior Vice President and Regional Manager of Banking Operations for the south Puget Sound region. Mr. Vance served as a director of the Pacific Bankers Management Institute, the Community Foundation of South Puget Sound, and the Western Independent Bankers Advisory Committee. He is the past President of the Washington Financial League and served as a trustee for the South Puget Sound Community College.

Committees: • Risk • Technology (Chair)
Qualifications:
Mr. Vance brings valuable management and financial skills to the Board and provides extensive financial services industry knowledge, which includes credit administration, management and strategic forecasting.

ANN WATSON	DIRECTOR SINCE 2012

Biographical Information:
Ann Watson was the Chief Operating Officer of Cascadia Capital LLC, an investment banking firm headquartered in Seattle, Washington from 2015 to 2022. Ms. Watson previously served for two years as the Chief Financial Officer of Moss Adams LLP, a regional public accounting firm. She has also served as Chief Human Resources Officer, Management Committee Member, Russell Mellon Board Member overseeing the Russell Indexes and as a Director in the Corporate Finance Group at Russell Investments, spanning a 15-year period. Prior to joining Russell Investments, she spent seven years with Chemical Bank/Manufacturers Hanover in New York and abroad where she held multiple global roles including strategic planning, loan workouts, client relationship management and credit analysis. Ms. Watson is a graduate of Columbia University with a Master of Business Administration and a graduate of Whitman College with a Bachelor of Arts in Economics. She serves on the Whitman College Board of Trustees. Among her prior community roles, she served as the Board Chair and Trustee of the Seattle Foundation, on the Board of the Washington Economic Development Finance Authority and on the Executive Committee of the Washington State China Relations Council.

Committees: • Compensation (Chair) • Corporate Governance/Nominating
Qualifications:
Ms. Watson brings extensive financial services industry and financial expertise to the Board, including merger and acquisition experience. Ms. Watson's significant executive leadership, compensation and human resources experience add to the Board's perspective.

Board Composition

In making recommendations for nominees to the Board, the Corporate Governance/Nominating Committee actively considers qualifications, strengths and abilities of the potential candidates for nomination. The Corporate Governance/Nominating Committee proactively manages board performance with annual board assessments and periodic peer assessments. Qualified director nominees are expected to have a mix of business experience, financial literacy, industry knowledge, technical expertise and integrity, the ability to work effectively in a group, and provide strategic oversight. During 2022, the Corporate Governance/Nominating Committee performed a director search and considered the above qualifications, while also focusing on diversity, financial expertise and geographic representation. The current composition of our Board reflects those efforts and the importance of diversity to the Board. The Board includes four women, three of whom chair a committee, and two racially diverse directors, as well as diverse skills and experience represented among all the director nominees. Additionally, the Board has an effective mix of experience and fresh perspective as illustrated below.
Summary of Director Nominee Qualifications and Experience

Name	Business Expertise	Banking Experience	CPA, MBA, CFO or Financial Expertise	Attorney	Technology/Information Systems	Marketing/ Sales	Human Capital Management
Eric K. Chan	✓		✓			✓	✓
Brian S. Charneski	✓	✓	✓			✓	✓
Jeffrey J. Deuel	✓	✓	✓			✓	✓
Trevor D. Dryer	✓	✓		✓	✓	✓	✓
Kimberly T. Ellwanger	✓	✓		✓			✓
Deborah J. Gavin	✓	✓	✓				✓
Gail B. Giacobbe	✓				✓	✓	✓
Jeffrey S. Lyon	✓	✓				✓	✓
Frederick B. Rivera	✓	✓		✓			✓
Brian L. Vance	✓	✓	✓			✓	✓
Ann Watson	✓	✓	✓				✓
Board Diversity

The following information reflects the Board composition as of the record date of this proxy statement:

Board Size:
Total Number of Directors	13
Gender:	Female	Male
Number of Directors Based on Gender Identity	4	9
Number of Directors Who Identify in Any of the Categories Below:
Asian	—	1
Hispanic	—	1
White	4	7

Age Diversity	Gender, Racial, and Ethnic Diversity

Board Tenure	Board Independence

MEETINGS AND COMMITTEES
OF THE BOARD OF DIRECTORS
Board of Directors

The Board conducts its business through meetings of the Board and through its committees. The Board typically meets ten times per year, holding special meetings as necessary. After each regular Board meeting, the independent directors meet in executive session, outside of the presence of the Board Chair, the CEO and management. During the year ended December 31, 2022, the Board held ten regular meetings. No director attended fewer than 75% of the total meetings of the Board and committees on which the director served during 2022.
Committees and Committee Charters

The Board has standing Audit and Finance, Corporate Governance/Nominating, Compensation, Risk and Technology Committees and has adopted written charters for each of these committees. The committee charters are available on our website at www.hf-wa.com under the Governance Documents within the Overview section. You may also obtain a copy of the committee charters, free of charge, by writing to: Kaylene M. Lahn, Corporate Secretary, Heritage Financial Corporation, 201 Fifth Avenue S.W., Olympia, Washington, 98501, or by calling (360) 943-1500. The following table shows the current membership of the Board committees and the number of meetings held by each committee in 2022.
Committee Membership

Name	Audit and Finance	Compensation	Corporate Governance/Nominating	Risk	Technology
Eric K. Chan	✓			✓
Brian S. Charneski	Chair		✓
John A. Clees			✓	✓
Jeffrey J. Deuel				✓	✓
Trevor D. Dryer	✓				✓
Kimberly T. Ellwanger		✓	Chair		✓
Deborah J. Gavin	✓			Chair
Gail B. Giacobbe		✓			✓
Jeffrey S. Lyon	✓	✓
Anthony B. Pickering	✓		✓
Frederick B. Rivera		✓	✓
Brian L. Vance				✓	Chair
Ann Watson		Chair	✓
Number of Meetings	10	3	6	4	4

Audit and Finance Committee

The Audit and Finance Committee is composed of independent directors, in accordance with the requirements for companies listed on The Nasdaq Stock Market ("Nasdaq") and applicable SEC rules. Directors Gavin and Chan have been designated by the Board as the “audit committee financial experts,” as defined by the SEC. In addition, Directors Charneski, Dryer, Lyon and Pickering qualify as financially sophisticated, as defined by Nasdaq. The Committee meets quarterly and on an as-needed basis to provide oversight relating to the Company's accounting and financial reporting standards and processes. The Committee evaluates the effectiveness of Heritage’s internal controls for safeguarding its assets and ensuring the integrity of the financial reporting. The Committee also appoints the independent registered public accounting firm and reviews the audit reports prepared by the independent registered public accounting firm.
Compensation Committee

The Compensation Committee is composed of independent directors, in accordance with the requirements for companies listed on Nasdaq and applicable SEC rules. The Compensation Committee meets three times per year and on an as-needed basis regarding the personnel, compensation and benefits-related matters of Heritage.

For more information on the responsibilities and activities of the Compensation Committee, including the Committee’s processes for determining executive compensation, see the “Compensation Discussion and Analysis” section below.
Corporate Governance/Nominating Committee

The Corporate Governance/Nominating Committee is composed of independent directors, in accordance with the requirements for companies listed on Nasdaq. The Committee meets quarterly and on an as-needed basis. The Committee is responsible for selecting qualified individuals to fill expiring directors’ terms and vacancies on the Board. Final approval of director nominees is made by the full Board, based on the recommendations of the Committee. The Committee is also responsible for oversight of our corporate governance program, including the development and administration of Heritage’s corporate governance policies, guidelines, and environmental and social practices. In addition, the Committee is responsible for overseeing Heritage's leadership structure, succession planning, Board performance, adherence to stock ownership guidelines, and strategic planning.
Risk Committee

The Risk Committee meets quarterly and on an as-needed basis to review risks inherent in our business such as credit risk, market and liquidity risk, operational risk, cybersecurity and information security risks, the regulatory component of compliance risk and emerging risks including, but not limited to, environmental, social and governance risks. The Company has established an Enterprise Risk Management model to manage the Company’s risks.
Technology Committee

The Technology Committee meets quarterly and on an as-needed basis and is responsible for oversight of the role of technology in executing the strategy and supporting the business and operational requirements. The Committee's role includes the oversight of technology including significant technology investments and expenditures, approval of Heritage's technology strategies and policies and management of technology risks.

CORPORATE GOVERNANCE
Heritage is committed to effective corporate governance and acts in a manner that it believes best serves the interests of the Company, its shareholders, employees and communities. The Board reviews Heritage’s policies and business strategies and advises executive management, who manages and implements Heritage’s business model and operations. The Board has adopted Corporate Governance Guidelines, committee charters, Stock Ownership Guidelines and various policies, including the Code of Ethics Policy and Whistleblower Policy, to provide a framework for effective governance practices. The full text of these documents can be found at www.hf-wa.com. Governance is a continuing focus at Heritage and in this section, we describe our key governance policies, guidelines and practices.

Board Independence	• Eleven of the thirteen directors are independent
Board Performance	• The Board and its Committees regularly assesses their performance through self-evaluation with a structured follow-up process to address any concerns noted
Board Committees	• Only independent directors serve on the Audit and Finance, Corporate Governance/Nominating, and Compensation Committees
Leadership Structure	• The positions of Board Chair and CEO are separately held and we have a Lead Independent Director
Risk Oversight	• The Board is responsible for monitoring key risks
Open Communication	• We encourage open communication among our shareholders, directors and management
Stock Ownership	• Directors and the named executive officers are required to hold Company stock
• Directors are required to own 3 times the annual cash retainer paid
• The CEO is required to own 3 times his annual base salary and the other named executive officers are required to own 1.5 times their annual base salaries
Accountability to Shareholders	• We elect all directors annually
• We actively engage with our largest institutional investors through a shareholder outreach process
• Directors are elected by majority voting with plurality voting only in contested elections
Retirement Guidelines	• Board mandatory retirement age of 75
Succession Planning	• The Board actively plans for director and management succession
Corporate Governance Guidelines

The Corporate Governance Guidelines outline Heritage’s governance framework by addressing such items as responsibilities of directors, adherence to conflict of interest rules, the selection process for director candidates, required meeting attendance, stock ownership guidelines, the annual completion of Board performance assessments, retirement age of directors, director education, succession planning and other important governance matters.
Majority Voting

Heritage has majority voting with plurality voting retained in a contested election. This means that in an uncontested election, the number of shares voted “for” a director nominee must exceed the number of shares voted “against” a director nominee for that nominee to be elected.
Board Leadership

The Board annually elects the Board Chair. The Chair leads the Board and presides at all Board meetings, and is responsible for delivery of information to enable the Board to make informed decisions. The positions of Board Chair and CEO have been separately held since 2006. During 2019, the positions of Executive Chair and Lead Independent Director were implemented. Effective May 2020, the Executive Chair became the Board Chair. The Lead Independent Director's role is to aid and assist the Board Chair and lead the activities of the independent directors. This structure is appropriate for Heritage because it provides segregation of duties between managing Heritage and leadership of the Board.

Process for Selecting Directors

The process for selecting candidates for nomination as a director is outlined below:

1	The Corporate Governance/Nominating Committee Charter requires the Committee to consider the following when selecting candidates for nomination as a director:
• business acumen and occupational experience; • integrity and reputation; • diversity; • education; • ability to work effectively in a group;
• independence and potential conflicts of interest;
• tenure on the Board;
• specialized knowledge or skills; and
• ability to commit adequate time and attention to serve as a director in light of other commitments.

2	In selecting nominees, the Committee must consider the criteria above, and any other criteria established by the Board, in the context of an assessment of the operation and needs of the Board as a whole and the Board’s goal of maintaining a diversity of backgrounds among its members.

3	In searching for director candidates to fill vacancies on the Board, the Committee utilizes both internal and external resources to seek qualified candidates. The Committee may request that members of the Board pursue their own business contacts for the names of potential candidates or engage a director recruitment firm.

4	The Committee considers the potential pool of director candidates, selects the top candidate(s) based on the candidates’ qualifications and the Board’s needs, and conducts an investigation of the proposed candidate’s background to ensure there is no past history that would cause the candidate not to be qualified to serve as a director of Heritage. The Committee will consider director candidates recommended by Heritage’s shareholders. If a shareholder has submitted a proposed nominee, the Committee would consider the proposed nominee, along with any other proposed nominees recommended by members of the Board or a search firm, in the same manner in which the Committee would evaluate its nominees for director.
Director Independence

Our common stock is listed on the Nasdaq Global Select Market. In accordance with Nasdaq requirements, at least a majority of our directors must be independent. The Board has determined that 11 of our 13 directors are independent. Directors Chan, Charneski, Clees, Dryer, Ellwanger, Gavin, Giacobbe, Lyon, Pickering, Rivera and Watson are all independent. Brian L. Vance, who serves as the Board Chair, and Jeffrey J. Deuel, who serves as our CEO, are not independent.
Code of Ethics

The Board has adopted a written Code of Ethics Policy that applies to our directors, officers and employees. The Code of Ethics Policy, which is reviewed annually, sets expectations for conducting our business with integrity, due skill, care and diligence, while avoiding conflicts of interest.

Board Risk Oversight

The Board has the ultimate responsibility and authority for overseeing risk management at Heritage. The Board assesses risks facing Heritage and Heritage Bank. On a regular basis, the Board or its various committees reviews operational and regulatory reports provided by management to assess a variety of risks such as credit risk, interest rate risk, liquidity risk, compliance risk, loan concentrations, strategic risk, cybersecurity risk, operational risk and environmental, social and governance risks. The Board delegates the oversight of risk to the following committees:

Audit & Finance Committee	Compensation Committee	Corporate Governance/Nominating Committee	Risk Committee	Technology Committee
The Audit and Finance Committee oversees the financial, accounting and internal control risk management. The Director of Internal Audit reports directly to the Committee Chair.
The Compensation Committee oversees the management of risks that may be posed by our compensation practices and programs. The Committee is responsible for reviewing compensation policies and practices for all employees to ensure that they do not create or encourage risks that are reasonably likely to have a material adverse effect on Heritage.

The Corporate Governance/Nominating Committee ensures sound principles and practices regarding environmental, social and corporate governance. The Committee ensures the Board has qualified and diverse candidates and monitors the Company's strategic plan.

The Risk Committee oversees the risks inherent in our business through the Risk Appetite Statement which includes the monitoring of credit risk, market and liquidity risk, loan concentrations, information security and cybersecurity risk, operational risk, environmental, social and governance risks, and the regulatory component of compliance risk. The Chief Risk Officer reports directly to the Risk Committee Chair.
The Technology Committee provides oversight of technology strategies in the Company's business activities and operations. The Committee monitors existing and potential future trends in technology strategies including the adherence to the budget and related policies that support the Company's risk management framework.
Shareholder Engagement

The Board believes that accountability to our shareholders represents good corporate governance. To that end, we engage with our shareholders on a variety of topics throughout the year to ensure we are addressing their questions and concerns, to seek input and to provide perspective on Company policies and practices. We entered into our ninth annual targeted shareholder engagement by reaching out to fifteen of our largest institutional investors, which represented approximately 53% of our outstanding shares. The Board Chair, the Lead Independent Director, the Corporate Governance/Nominating Committee Chair and management participated in these conversations. They discussed with these shareholders our corporate governance practices which included environmental and social factors, executive compensation programs, internal audit practices and shareholder rights. The investors with whom we spoke were supportive of Heritage’s programs and practices.
Communication with the Board of Directors

The Board of Directors maintains a process for shareholders to communicate with the Board. Shareholders wishing to communicate with the Board of Directors should send any request to Kaylene M. Lahn, Corporate Secretary, Heritage Financial Corporation, 201 Fifth Avenue S.W., Olympia, Washington 98501. Any such request should state the number of shares beneficially owned by the shareholder making the communication.
Annual Meeting Attendance

Directors are encouraged, but not required, to attend the annual meeting of shareholders. With the exception of Mr. Rivera, whose absence was excused, all of the directors attended the 2022 annual meeting of shareholders.

Related Party Transactions

We have followed a policy of granting loans to our executive officers and directors that fully complies with all applicable federal regulations, including those governing loans and other transactions with affiliated persons of Heritage. Loans to our directors and executive officers are made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with all non-director and non-employee customers, and do not involve more than the normal risk of collectability or present other unfavorable features.
Each individual loan and aggregate loans to directors, executive officers and their affiliates, without regard to loan amount, are completely documented and underwritten using the same underwriting policies, procedures, guidelines and documentation requirements as are used for non-director and non-employee customers of Heritage. Following the normal underwriting approvals by underwriting personnel, all such loans are then presented for review and approval by the Board of Directors of Heritage Bank pursuant to Regulation O of the Federal Reserve Board, and the requirements of the Federal Deposit Insurance Corporation and the Washington State Department of Financial Institutions, Division of Banks. There are no exceptions to these procedures and all approvals are documented in the meeting minutes. There were $6.9 million in loans outstanding to directors and executive officers as of December 31, 2022, all of which were performing in accordance with their terms.
CORPORATE RESPONSIBILITY
At Heritage, we place a high priority on operating in a responsible and respectful manner. We are committed to environmental and sustainability practices, our people, our customers, and strengthening the communities and markets in which we operate our business. We have utilized the Sustainability Accounting Standards Board ("SASB") commercial bank framework to identify material risks and the associated management practices, and to further develop our environmental, social and governance ("ESG") platform.
Environment and Sustainability

Reduce, Recycle and Reuse
We demonstrate environmental responsibility in various ways, including:
    • continually reducing our carbon footprint with the consolidation of facilities;
     • using green janitorial products;
    • replacing standard light bulbs with LED bulbs that have a longer life and use less energy;
    • repurposing existing furniture whenever possible instead of buying new;
    • implementing technology platforms which continually provide efficiencies; and
    • recycling across our footprint.

Sustainable Practices
We are focused on sustainability throughout our everyday business practices by:
    • having a management-led Green Team Committee focused on sustainability;
    • using technology that provides for a paperless environment and transactional efficiencies;
    • investing in solar tax credits for a solar photovoltaic project with the capacity of three megawatts that produces clean energy, reduces greenhouse gas emissions and creates jobs. We are receiving renewable tax credits with solar production estimated at over 82 million kilowatts over fifteen years;
    • eCycling old technology equipment to avoid sending it to landfills; and
    • offering the EcoChallenge whereby our employees completed over 3,000 environmentally conscious actions such as saving water and CO2 and diverting plastic from our landfills.

Lending Practices
We have limited exposure to environmentally unfriendly industries and engage in prudent practices to reduce environmental hazards in some of the following ways:

    • commercial real estate loans are required to have insurance for common hazards, including flood where required law;
• we do not extend credit secured by real estate contaminated by hazardous substances unless the risk of doing so can be reduced to acceptable levels;
• environmental due diligence is performed on all commercial real estate loans that could present an environmental credit risk; and
    • real estate property collateral and borrowers are monitored during the life of the loan for changes that could increase environmental risks.
Human Capital and Social Responsibility

Demographics
In 2022, we expanded our footprint in Oregon including a new location in Eugene, Oregon and in January 2023, we opened our first office in Boise, Idaho. As of December 31, 2022, the Bank employed 793 full-time and 36 part-time employees across Washington, Oregon, and Idaho. No employees are represented by a collective bargaining agreement. During 2022, we hired 238 regular full-time and part-time employees. Voluntary workforce turnover (rolling 12-month attrition) was 19.4%, compared to 20.8% in 2021. Our average tenure was 7.1 years. Our workforce was 71.3% female and 28.7% male, and women held 69.8% of the Bank’s management roles (including department supervisors, managers, and executive leadership). The average tenure of management was 9.9 years. The ethnicity of our workforce was 75.6% White, 8.6% Asian, 6.3% Hispanic, 4.5% Two or More Races, 2.3% Black, and 2.8% Other.

Our Culture and Our People
Heritage's success depends on the success of its people. As a result, Heritage is focused on enhancing employee empowerment through human capital and talent management. Our strong culture was built upon adherence to a well-defined company mission and values, which aligns employees across all levels of the Company to a common goal and enables our employees to reach their full potential.
We view our employees as our most important asset, and invest in them through a wide array of learning opportunities. Heritage offers both virtual and in-house courses via "Heritage Bank University," and sponsors courses through external providers, including Ken Blanchard Companies, Washington Bankers Association, the Oregon Bankers Association and Pacific Coast Banking School. Additionally, we have provided managers with situational leadership training on communication and employee engagement.
Heritage strives to maintain an environment of open communication with access to senior management, which includes quarterly all-employee virtual meetings, and new employee orientations hosted by our CEO. To further enhance our "listening culture" and foster open communications, we engage employees with frequent "pulse" surveys to provide employees with a chance to share feedback directly with leadership throughout the year, including internal communications and pandemic-related surveys. Survey results were shared with executive leadership and the Board and drove action planning. Heritage uses Celebrate Great, an interactive internal peer recognition platform, where managers and employees post appreciation and recognition for co-workers and teams.
In addition to vacation and sick leave, all employees receive at least eight hours of paid time off each year specifically to use for volunteer activities of their choice in the communities where they live and work.

Diversity, Equity, and Inclusion ("DEI")
Heritage appreciates the importance of creating an environment in which all employees feel valued, included, and empowered to do their best work. We recognize that each employee's unique experiences, perspectives, and viewpoints add value to our ability to be the leading commercial community bank in the Pacific Northwest.

Heritage has a DEI plan, a Diversity Council and a DEI Officer who has been certified by the National Diversity Council. The Company's Diversity Council is made up of a diverse group of employees who promote diversity and inclusion, working closely with executive management. Both our CEO and Executive Vice President Chief Human Resources Officer serve as Executive Sponsors to the Company's Diversity Council. The Company's Diversity Council is a critical contributor in fostering organizational change, establishing a dedicated focus on diversity, equity, and inclusion priorities. The primary role of the Company's Diversity Council is to connect DEI activities to the Company's business strategies. Executive management and the Company's Board of Directors have received instructor-led, customized DEI training. All employees participate in ongoing DEI training.

The objectives of the Company's DEI plan include:

•Workforce Diversity: Recruit from a diverse, qualified group of potential applicants to secure a high-performing workforce drawn from all segments of the communities we serve.

•Workplace Inclusion: Promote a culture that encourages collaboration, flexibility and fairness to enable individuals to contribute to their full potential.

•Sustainability: Develop structures and strategies to equip leaders with the ability to manage diversity, be accountable, measure results, refine approaches on the basis of such data and foster a culture of inclusion.

The following table depicts the percentage of self-identified females and minorities in our workforce as of December 31, 2022, by job classification as defined by the Equal Employment Opportunity Commission ("EEOC"):

Job Classification	Female %	Minority %	Distribution by EEOC Job Classification
Administrative Support Workers	83.9%	33.0%	47.2%
Executive/Senior Level Officials and Managers	34.6%	3.8%	3.1%
First/Mid-Level Officials and Managers	74.7%	22.0%	22.4%
Professionals	58.3%	14.2%	15.3%
Sales Workers	42.7%	13.5%	11.6%
Service Workers	—%	—%	0.4%

COVID-19
Heritage maintains its commitment to supporting its community and customers during COVID-19 and remains focused on keeping its employees safe and the Bank running effectively to serve its customers. As of December 31, 2022, all banking branches are open with normal hours and substantially all employees have returned to their pre-COVID working environments. Heritage continues to monitor the situation and will continue to implement measures commensurate with guidance issued by the Centers for Disease Control and state and local health authorities.

Compensation and Benefits
We provide competitive compensation and benefit programs to aid us in attracting and retaining top talent, particularly in the very competitive Puget Sound and Portland job markets where many of our offices are located. These programs include annual bonuses, equity incentives, a 401(k) plan with an employer matching contribution, health insurance, transit passes, paid parking, and paid time off.

Our Customers
We strive to improve our communities by driving positive economic growth for businesses and individuals of all income levels. Ensuring the privacy and security of customer information is an ongoing priority. We demonstrate our commitment to our customers and the communities by offering an array of loan products, deposit accounts and service options to meet a diverse range of banking needs, including, but not limited to, the following products:
•digital banking services that are secure, cost effective and sustainable
•deposit products such as Fresh Start Checking provides our customers the opportunity to reestablish a positive checking account history
•flexible mortgage lending options, such as RDA, FHA, VA and first-time homebuyer loans
•flexible small business lending options:
•in-house quick decision small business lending
•Small Business Administration ("SBA") lending
•community development loans, investments and grants with a focus on:
•affordable housing and community services: working with multiple stakeholders to maximize lending and tax credits to construct multi-family housing and wellness facilities for those most in need, such as struggling families, homeless youths, elders, disabled persons and veterans
•economic development, revitalization and stabilization: established the subsidiary, Heritage Bank Community Development Entity, which encourages investments in low-income communities through a subsidized loan fund. We also partner with the SBA for higher dollar small business lending and offer the Main Street Tax Credit Program for lending in Opportunity Zones

Our Community

Our Community Mission
We have developed Heritage Helps, a community investment and giving program. Heritage is committed to improving our communities by providing positive impact in the areas of:

• business and economic development • education and youth development • environmental stewardship • health and human services • social equity
Heritage Helps has been an integral part of our values. Community investment is one of the four pillars of our corporate mission statement and is about creating hope and opportunity so our local communities can continue to thrive. As we have grown our contributions, we have better defined our charitable goals to drive positive impact in the four areas of our community mission. Our collective effort ensures the communities in which we live and serve remain resilient, sustainable and viable. We actively encourage and empower our employees to volunteer and serve as community leaders as we believe such efforts elevate our philanthropic efforts and social responsibility throughout our region. By working together, we create sustainable solutions that will continue to change and improve our communities.

Giving Efforts	Volunteer Hours	Matching Program
Invested in a diverse group of nonprofits within the communities we serve. Heritage has contributed $11.1 million over the past 12 years.	Through the Heritage Volunteers Program, employees are paid eight hours annually for volunteer hours served. In 2022, Heritage employees volunteered 6,484 hours.	Heritage matches each employee's donation dollar-for-dollar to the employee's community organization of choice, up to $100 annually. In 2022, Heritage matched $36,235.

We pursue our community work and support with a holistic focus on equity and inclusion. Our company culture inspires our employees to serve our communities in the pursuit of positive change. Heritage gives back to the communities we serve through a variety of programs including, the Corporate Match Program, the United Way Employee Pledge Campaign, affordable housing projects, and grants.

2022 Corporate Giving - Total $1.4 Million

DIRECTOR COMPENSATION
The following table shows the compensation paid to Heritage’s directors for their service to Heritage for the year ended December 31, 2022, with the exception of Jeffrey J. Deuel, who is the CEO of Heritage and does not receive compensation for his board service. Compensation received by Mr. Deuel for serving as Heritage's CEO in 2022 is included in the section below entitled “Executive Compensation.” Heritage directors do not receive any additional fees for serving as directors of Heritage Bank.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($) (1)	All Other Compensation	Total ($)
Brian S. Charneski	67,062		43,519	—	110,581
John A. Clees	49,562		43,519	—	93,081
Trevor D. Dryer	43,500		43,519	—	87,019
Kimberly T. Ellwanger	58,312	(2)	43,519	—	101,831
Deborah J. Gavin	57,062		43,519	—	100,581
Gail B. Giacobbe	43,500		43,519	—	87,019
Jeffrey S. Lyon	44,562		43,519	—	88,081
Anthony B. Pickering	44,562		43,519	—	88,081
Frederick B. Rivera	44,562		43,519	—	88,081
Brian L. Vance	103,500		43,519	—	147,019
Ann Watson	54,562		43,519	—	98,081
(1) The amounts in the "Stock Awards" column reflect aggregate grant date fair value of restricted stock unit awards, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Compensation—Stock Compensation” (“FASB ASC Topic 718”). For a discussion of valuation assumptions, please see footnotes to the financial statements in Heritage’s Annual Report on Form 10-K for the year ended December 31, 2022. Outstanding awards are discussed in the section below titled “Equity Compensation.”
(2)    Includes a $5,000 stipend for serving on the newly-formed Technology Committee, as well as two other committees; Ms. Ellwanger is the only director who serves on three committees.
2022 Director Compensation Highlights

During 2022, the annual director cash retainer remained at $43,500 and Committee Chair fees increased $5,000 for the Audit and Finance Committee Chair and $2,500 for the Corporate Governance/Nominating and Risk Committee Chairs. Ms. Ellwanger was paid an annual stipend of $5,000 for serving on three committees. Equity compensation increased $1,000 to match the cash compensation paid. Mr. Deuel did not receive any cash or equity compensation for service as a director or Board committee member.
Cash Compensation

For 2022, each non-employee director was paid an annual cash retainer of $43,500 for service as a director. The Board Chair, Mr. Vance, also received an additional annual cash retainer of $60,000. Mr. Charneski, as the Lead Independent Director, received an additional annual cash retainer of $15,000. The Audit and Finance Committee Chair was paid an additional annual cash retainer of $15,000. The Chairs of the Compensation, Corporate Governance/Nominating and Risk Committees were paid an additional annual cash retainer of $10,000. No additional per meeting attendance fees are paid. During 2022, each director with vested restricted stock units earned $1,062 in cash dividend equivalents.
Equity Compensation

For 2022, each non-employee director was provided restricted stock units with a target value of $43,500. On June 20, 2022, each non-employee director received an award of 1,808 restricted stock units with a grant date fair value of $24.07 per share, which vest on May 3, 2023. As of December 31, 2022, Directors Charneski, Clees, Dryer, Ellwanger, Gavin, Giacobbe, Lyon, Pickering, Rivera, Vance and Watson each held 1,808 unvested restricted stock units.

As of December 31, 2022, the non-employee directors did not have any unexercised stock options.
Stock Ownership Guidelines

Heritage maintains stock ownership guidelines for its non-employee directors. These guidelines were established to promote a long-term perspective and to align directors' interests with those of Heritage's shareholders. Under the guidelines for non-employee directors, each director is expected to have equity ownership with a value of not less than three times his or her annual cash retainer. The guidelines require directors to retain not less than 50% of shares received (on a net after tax basis) until the director satisfies the ownership requirements. If the director fails to satisfy the ownership requirement, 25% of their annual cash director fees will instead be paid in Heritage shares. The guidelines provide the directors with three years to reach the required ownership level. As of December 31, 2022, all directors were in compliance with the guidelines. Information about ownership guidelines for our named executive officers can be found in the “Compensation Discussion and Analysis” section of this Proxy Statement.
PROPOSAL 2—ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION
Under the Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in 2010 (“Dodd-Frank Act”), we are required to periodically include in our annual meeting proxy statements and present at the annual meeting of shareholders a non-binding proposal to approve the compensation of our named executive officers. This proposal, commonly known as a “say-on-pay” proposal, gives shareholders the opportunity to endorse or not endorse the compensation of Heritage’s named executive officers as disclosed in this Proxy Statement. We currently hold our say-on-pay vote every year. The proposal will be presented at the annual meeting in the form of the following resolution:
RESOLVED, that the shareholders approve the compensation of Heritage Financial Corporation’s named executive officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables and related material in Heritage’s Proxy Statement for the 2023 annual meeting of shareholders.
This vote will not be binding on our Board of Directors or Compensation Committee and will not be construed as overruling a decision by the Board or create or imply any additional fiduciary duty of the Board. The Compensation Committee and the Board will consider the outcome of the vote when determining future executive compensation arrangements.
The purpose of our compensation policies and procedures is to attract and retain experienced, highly qualified executives critical to our long-term success and enhancement of shareholder value. We believe that our compensation policies and procedures are strongly aligned with the long-term interests of our shareholders. As discussed in the Compensation Discussion and Analysis, the Compensation Committee believes that the executive compensation for 2022 is reasonable and appropriate, is justified by Heritage’s performance and is the result of a carefully considered approach.
The Committee regularly reviews our officer compensation strategies, policies and programs in an effort to ensure the program continues to meet its objectives. In considering how to vote on this proposal, the Board requests that you consider the following factors:

•Pay for Performance—A significant portion of our named executive officers’ compensation is tied to performance with clearly articulated financial goals.
•Annual Compensation Risk Assessment—We have an established process in place whereby we regularly analyze risks related to our compensation programs, and we annually conduct a broad risk assessment.
•Key Performance Metrics—Objective performance metrics are established to determine annual incentive compensation.
•Clawback Policy—Our policy requires recovery of certain performance-based cash and equity incentive compensation in the event of a financial restatement.

•Performance-vesting Equity Grants—50% of our named executive officer equity grants vest based on the attainment of objective performance metrics relative to a pre-determined peer group.
•Stock Ownership Policy—Directors and officers are required to own Heritage common stock having a value of at least the following amounts: 3 times the annual cash retainer for our non-employee directors, 3 times the annual base salary for our CEO and 1.5 times the annual base salary for our remaining named executive officers.
•Independent Compensation Consultant—The Compensation Committee retains an independent consultant to obtain advice on executive compensation matters.
Each of the above factors is discussed more fully in the Compensation Discussion and Analysis below.
The Board of Directors recommends that you vote FOR approval of the compensation of our named executive officers as disclosed in this Proxy Statement.
PROPOSAL 3—ADVISORY (NON-BINDING) VOTE ON FREQUENCY OF FUTURE VOTES ON EXECUTIVE COMPENSATION
Under the Dodd-Frank Act, we are required to include in this Proxy Statement and present at the meeting a non-binding shareholder vote to determine the timing of future shareholder votes on the compensation of our named executive officers. We must include such a proposal at least every 6 years. This proposal gives shareholders the opportunity to vote on whether a resolution to approve the compensation of our named executive officers should be presented to shareholders every one, two or three years, or to abstain from voting.
The Board of Directors believes that a resolution to approve the compensation of our executives should be presented to shareholders every year because the Board is committed to strong corporate governance and an annual cycle provides for the greatest accountability to our shareholders. We have held an annual vote to approve the compensation of our named executive officers since 2011.
This vote will not be binding on our Board of Directors or Compensation Committee and may not be construed as overruling a decision by the Board or create or imply any additional fiduciary duty on the Board. It also will not affect when the shareholders will be asked to vote on the compensation of our named executive officers in future years. The Compensation Committee and the Board will, however, take into account the outcome of the vote when considering when to present shareholders with a resolution to approve the compensation of our named executive officers.
The Board of Directors recommends that you vote for the ONE YEAR frequency when voting on this proposal.
COMPENSATION DISCUSSION AND ANALYSIS
In this section, we discuss our executive compensation philosophy and programs. The “Committee” refers to the Compensation Committee in this Compensation Discussion and Analysis. Following this discussion, we disclose the compensation of our named executive officers (“NEOs”) in the Summary Compensation Table and other compensation tables. The following individuals are our NEOs for 2022:

NEO	Title
Jeffrey J. Deuel	President & Chief Executive Officer of Heritage Financial Corporation
Bryan D. McDonald	President and Chief Operating Officer of Heritage Bank
Donald J. Hinson	Executive Vice President and Chief Financial Officer
Tony W. Chalfant	Executive Vice President and Chief Credit Officer
Cindy M. Hirman (formerly Huntley)	Executive Vice President and Chief Banking Officer

Company Summary

Heritage is the parent company of a wholly-owned subsidiary bank, Heritage Bank, headquartered in Olympia, Washington. Heritage Bank was founded in 1927 with the belief that when banks and neighbors work together, great communities grow stronger. Heritage Bank offers financial solutions to its customers with a branch network of 51 locations in Oregon, Idaho, and Washington. Heritage is committed to being the leading commercial community bank in the Pacific Northwest by continuously improving customer satisfaction, employee empowerment, community investment and shareholder value.
2022 Business Highlights

During 2022, Heritage continued to provide shareholder value with improved three-year total shareholder return of 19.92%, a higher net interest margin, low cost of deposits, and strong loan growth. Deposits and total assets declined during 2022 due to customers seeking higher interest rates for their deposits and moving balances to higher yielding investments. During 2021, net income and diluted earnings per share increased due to a reversal for credit losses of $29.4 million which was largely expensed in 2020 due to the pandemic. In May 2022, we successfully hired teams of bankers in Oregon and Southwest Washington and expanded our branch operations into Eugene, Oregon. In January 2023, we opened a branch in Boise, Idaho. In 2022, Heritage remained focused on growing its balance sheet, improving operational efficiencies, maintaining sound credit quality and engaging in proactive capital management. Financial summary results are shown below:

Performance Metric	At or for the Year Ended December 31, 2022	At or for the Year Ended December 31, 2021	% Change
Total Assets	$7.00 billion	$7.40 billion	(5.4)%
Net Income	$81.9 million	$98.0 million	(16.5)%
Diluted Earnings per Share	$2.31	$2.73	(15.4)%
Total Loans, Net	$4.00 billion	$3.80 billion	6.2%
Total Deposits	$5.90 billion	$6.40 billion	(7.3)%
Overhead Ratio (1)	2.06%	2.09%	(1.4)%
Dividends Paid (special and regular)	$0.84	$0.81	3.7%
(1) "Overhead Ratio" equals Heritage's non-interest expense divided by its average assets.

Heritage continues to develop and implement HeritageONE, which is a proprietary technology ecosystem providing Heritage the ability to develop custom business applications and system integrations. This customer relationship management tool provides our customers with an omni-channel experience and more options for customer service engagement. The integrated systems and enhanced platforms will enhance our customers' ability to bank when, where, and how they want, as well as provide our banking team the ability to deliver an enhanced customer service experience in an efficient, consistent, and scalable manner. As a technology leader in banking, Heritage continues to create operational efficiencies and innovative solutions.
2022 Executive Compensation Highlights

During 2022, the Committee acted in accordance with Heritage’s compensation philosophy and provided our NEOs compensation aligned with Heritage’s financial performance and each NEO's individual performance. Compensation was commensurate with market comparisons and the Committee continued to consider shareholder value and prudent risk management.

•Base Salary: The CEO received a 15% salary increase during 2022 to align with competitive market pay and as a result of no increases the prior two years during the pandemic. The other NEO's base salary increases ranged from 3 to 5%.
•Annual Incentive Compensation: Annual cash incentives ranged from $126,685 to $381,661, at near maximum payout, based on actual performance relative to predetermined objective performance metrics.
•Long-Term Incentive Compensation:
◦Equity incentive awards ranged from 60% of salary for the CEO and 30 to 35% of salary for the remaining NEOs.

◦50% of the target equity incentive awards for our NEOs are performance-based, earned according to cumulative results over a three-year performance period, and 50% are subject to three-year ratable service-based vesting.
◦Performance stock units for the performance period 2020 through 2022, measured by three-year total shareholder return and return on average assets, performed at 146% and 56% of target, respectively.
◦Performance-based deferred compensation contributions ranged from $97,588 to $201,250, or 175% of target, based on actual performance relative to predetermined objective performance metrics for 2021.
2022 Say-on-Pay Results and Shareholder Outreach

At the 2022 annual meeting of shareholders, more than 97% of the shares present and entitled to vote voted to approve the compensation of our NEOs, as disclosed in the Proxy Statement. Management, the Board, and the Committee pay careful attention to communications received from shareholders regarding executive compensation, including the results of these non-binding advisory votes. The Committee believes that these votes reflect our shareholders’ affirmation of our compensation philosophy and the manner in which we compensate our executives. We value our shareholders’ feedback and, as a result, entered into our ninth annual shareholder outreach program during 2022. We requested feedback from 15 of our largest institutional shareholders to further understand what, if any, concerns they may have with our compensation, environmental, social and governance programs as well as internal audit practices and Board structure. The feedback we obtained from our shareholders during this outreach was very positive and supported these practices.

Best Practice Features

Embedded in our overall compensation program are additional features that align the interests of our executives with those of our shareholders.

WHAT WE DO		WHAT WE DO NOT DO
✓	Strongly emphasize variable performance-based pay	☒	No excessive perquisites
✓	Adhere to stock ownership guidelines	☒	No stock option repricing, reloads, or exchanges without shareholder approval
✓	Enforce clawback provisions	☒	No tax gross-ups
✓	Annually assess incentive compensation risks	☒	No hedging of Heritage common stock
✓	Engage independent compensation consultants	☒	No single trigger for accelerated vesting of service-based awards
✓	Actively reach out to our institutional shareholders	☒	No heavy weighting of fixed compensation
✓	Eliminate annual bonus if Tier I Leverage ratio is below 8%
2022 Key Performance Metrics

The graphs below capture the key performance metrics for the Company and reflect actual performance. The adjusted performance metrics as a result of the impacts from talent acquisition were utilized to determine 2022 incentives for our NEOs. The adjusted metrics are discussed in the applicable incentive tables following this section. The overhead ratio, the net charge offs and diluted earnings per share impact the short and long-term incentive payments. The 2021 and 2020 performance metrics are provided to demonstrate trends and were not used in measuring the 2022 performance for the NEOs.

* Total shareholder return is for a trailing 36-month period. Metric utilized relative to peers for long term incentives.	** Non-interest expense divided by average assets.

Philosophy and Objectives of Our Executive Compensation Program

Heritage’s compensation philosophy provides clear guidelines for establishing and managing all elements of compensation. The philosophy is to target total executive compensation at market competitive levels to manage base salary levels, allow for meaningful performance-based compensation and recruit and retain key talent. Our compensation philosophy takes into account factors, such as internal pay equity and the experience, tenure and scope of responsibility of each of our NEOs. Officer compensation is weighted toward Heritage’s achievement of stated annual and long-term performance objectives.

Our compensation programs are designed to link a meaningful portion of compensation with performance, taking into account competitive compensation levels at peer group institutions and in the markets where we compete for talent. The policies and underlying philosophy governing our compensation programs include the following:

•Employer of Choice—We view compensation as a key factor to being an employer of choice in our markets. We believe that competitive compensation and benefits allow us to attract and retain well-qualified, key employees who are critical to our long-term success.
•Pay Aligned with Performance—We strive to provide a competitive salary combined with incentive opportunities that reward outstanding individual and Company performance that contributes to creating shareholder value.
•Prudent Management of Risk—We evaluate, design and manage compensation programs to ensure that we are properly and prudently assessing and managing any risks created by these programs. The Committee has the authority and responsibility to mitigate such risks, where necessary, through procedural oversight or program modification.
•Flexibility—We recognize that the market for key talent requires flexibility in compensation design in order to attract qualified individuals. Salary ranges and individual compensation decisions take into account local competitive pressures and changing market conditions, as well as regulatory restrictions. Furthermore, the targeted position relative to market may vary depending on the type and level of position, recognizing the different recruiting conditions and relative importance of various qualifications.

This compensation philosophy is reviewed periodically by the Committee and is modified, as appropriate, to reflect market trends and industry best practices.
Role of the Compensation Committee

The Committee, composed entirely of independent directors, establishes and monitors compensation programs for employees of Heritage and its subsidiaries. The Committee’s responsibilities are to:
•review the goals, policies and objectives of the compensation plans of Heritage and Heritage Bank;
•review and administer our compensation plans in light of the goals and objectives of these plans, and adopt and recommend new compensation plans or amendments to existing plans, as necessary or advisable;

•review and approve actions affecting salaries, annual cash incentives, benefits, equity compensation grants and other compensation arrangements for the NEOs;
•review and approve the corporate goals and objectives for the NEOs annually;
•review and recommend to the Board for approval any changes to director compensation, including fees, benefits and equity compensation grants;
•review the results of all shareholder advisory votes regarding executive compensation and consider whether to implement any changes as a result of the advisory votes;
•review and evaluate risks posed to Heritage by the design and administration of various compensation programs and ensure appropriate risk management and controls to avoid or mitigate any excessive or unreasonable risk to Heritage;
•approve and recommend to the Board for adoption any programs or policies regarding the recovery of previously paid or earned compensation later determined to have been based on inaccurate financial information;
•review and discuss the Compensation Discussion and Analysis with management; and
•review our policies regarding tax deductibility of compensation paid to executive officers for purposes of Section 162(m) of the Internal Revenue Code.

In order to fulfill these responsibilities, the Committee’s charter provides it the authority and adequate funding to retain and terminate any third-party advisors for the purpose of evaluating the compensation programs for, and performance of, Heritage’s directors, CEO and senior executive officers.
Role of Management in Compensation Committee Deliberations

The Committee frequently requests that the CEO and other members of senior management be present at Committee meetings to discuss executive compensation. Executive officers in attendance may provide their insights and suggestions, but only Committee members may vote on decisions regarding the NEOs' compensation. The Committee may discuss the CEO's compensation with him, but final deliberations and all votes regarding NEO compensation are made in executive sessions with independent directors and without the CEO and other members of management present. The Committee also reviews input from the independent compensation consultant and/or legal counsel when making decisions regarding the compensation of the CEO and the other NEOs.
Compensation Consultants and Advisors

The Committee utilizes the services of Pearl Meyer & Partners (“Pearl Meyer”), an independent compensation consulting firm. Pearl Meyer provides assistance and advice related to a variety of Committee responsibilities on an as-needed basis, such as review of incentive plans, review of compensation philosophy and strategy, evaluation of compensation-related proposals from management, and ongoing Committee education on compensation topics. Pearl Meyer does not perform any services for the Company other than those directed by the Committee. After the Committee’s review of applicable rules for independence, the Committee determined that Pearl Meyer is independent. Pearl Meyer reports directly to the Committee.

The Committee has the authority to retain, at Heritage’s expense, legal counsel and other advisors, on an as-needed basis, and has and will evaluate the independence of such advisors as the Committee deems appropriate and as may be required by the Nasdaq listing standards.
Use of Competitive Data

The Committee reviews its peer group every two years with the last executive compensation study performed by Pearl Meyer in 2021. The results were utilized by the Committee in making pay decisions for 2022. The Committee has engaged Pearl Meyer to update the peer group and study in 2023.

During 2021, the Committee approved a peer group based, generally, on the following criteria:
•publicly-traded financial institutions;
•asset size range of 0.5 to 2.0 times Heritage at June 30, 2021;
•operating revenue of 0.5 to 2.0 times Heritage through June 30, 2021;
•market capitalization range of 0.5 to 2.0 times Heritage at July 15, 2021; and
•comparable business model.
The resulting benchmarking peer group consisted of the following 20 companies:

Peer Banks
Amerant Bancorp Inc.	Heritage Commerce Corp.	S&T Bancorp, Inc.
Banc of California, Inc.	Lakeland Bancorp, Inc.	1st Source Corporation
Byline Bancorp, Inc.	Lakeland Financial Corporation	Stock Yards Bancorp, Inc.
Enterprise Financial Services Corp.	Mercantile Bank Corporation	TriCo Bancshares
First Defiance Financial Corporation	Origin Bancorp, Inc.	Univest Financial Corporation
First Mid Bancshares, Inc.	Seacoast Banking Corporation of Florida	Veritex Holdings, Inc.
HomeStreet, Inc.	Southside Bancshares, Inc.
The following summary data for the benchmarking peer group was obtained from S&P Global's database as of December 31, 2022.

Percentile	Market Capitalization ($ in millions)	Total Assets ($ in thousands)
25th Percentile	$843.68	$7,327,710
50th Percentile	$1,131.89	$8,782,955
75th Percentile	$1,562.77	$9,747,297
Heritage Financial Corporation	$1,075.67	$6,980,100
Heritage Financial Corporation Percent Rank	45%	18%
When the Committee selected the above peer group as of March 31, 2021, Heritage was at the 37th percentile of the peer group in total assets.
Performance-Based Equity Peer Group

The Committee has developed a performance peer group solely for determining payouts under our performance-based equity awards, which measure our performance relative to that of the performance peer group. The composition of the performance peer group is established by the Committee at the beginning of each performance cycle and generally consists of all U.S. commercial banks (or their holding companies) traded on a major exchange with total assets at the beginning of the performance period between one-half and twice the total assets of Heritage. The Committee uses a different, larger peer group for the performance-based equity grants to our NEOs to mitigate the impact of one or more companies exiting the peer group due to acquisitions or mergers during the three-year performance period. See the "2022 Equity Award Determinations" section below for a description of performance-based equity granted to the NEOs in 2022.

Components of Compensation

Component	Key Characteristics	Purpose
Base Salary	Fixed compensation component. Reviewed annually and adjusted when appropriate.	Intended to compensate an executive officer appropriately for the responsibility level of the position held as well as be competitive within the banking industry.
Cash Incentives	Annual incentives, variable compensation component.	Intended to motivate and reward executives for achieving annual goals. The annual incentives are performance-based and reflect the actual performance results compared to pre-established goals.
Equity-Based Compensation	Long-term incentives, variable compensation component, typically granted annually. Equity is awarded with 50% performance vesting and 50% service vesting.	Intended to motivate executives to achieve our business objectives by tying incentives to long-term performance. The stock ownership aligns executive and shareholder interests and serves as a retention tool.
Deferred Compensation	Long-term incentives, variable compensation component— performance-based award opportunity, typically granted annually.	Intended to provide a retirement planning mechanism while motivating executives to achieve our business objectives by tying Company contributions to long-term performance.
Post-Employment Compensation	Fixed compensation component.	Intended to provide temporary severance income following an executive’s involuntary termination of employment and to retain senior executives in a competitive marketplace.
Target Pay Mix

Target pay mix represents the relative value of each of the primary compensation components as a percentage of total compensation. We seek to compensate our executives through an appropriate balance of fixed and performance-based pay, as well as short- and long-term pay. The graphs below represent the target pay mixes resulting from the compensation components provided by Heritage in 2022 pursuant to the NEO employment agreements. Mr. Deuel, our CEO, and other NEOs have significant variable pay at risk, with their annual incentive bonus, 50% of their target equity award and their deferred compensation opportunity subject to pre-established performance goals. In total, 2022 performance-based pay represented 57% of target total compensation for the CEO and 48% of target total compensation for the other NEOs.

CEO	Other NEOs

Base Salary

Salary levels are designed to be competitive within the banking industry and are based on the experience, tenure, performance and responsibility of each executive. We utilize multiple compensation surveys and peer group comparisons to ensure that executive compensation is appropriate in comparison to competitors of a similar size or within our market areas. The Committee generally meets in June of each year in order to approve the base salaries of our NEOs effective July 1 of that year. This timing coincides with the review of the NEOs' performance and the prior year performance of Heritage and its subsidiaries, as well as the availability of current proxy information for members of our peer group. Base salaries may be adjusted at other times during the year to accommodate for promotions or added responsibilities.
Salary Adjustments Made in 2022

The NEOs received merit increases ranging from 3 to 15%. Mr. Deuel received a 15% increase to align with competitive market pay and as a result of no increases the prior two years during the pandemic. The base salaries for 2022 and 2021 were as follows:

Name	2021 Base Salary ($) (effective July 1, 2021)	2022 Base Salary ($) (effective July 1, 2022)	Year over Year % Change
Jeffrey J. Deuel (1)	575,000	661,500	15%
Bryan D. McDonald	408,121	420,365	3%
Donald J. Hinson	349,884	360,381	3%
Tony B. Chalfant	301,909	310,967	3%
Cindy M. Hirman	278,822	292,764	5%
(1)Mr. Deuel received a 9.5% increase effective January 1, 2022 and a 5% increase effective July 1, 2022.
Annual Cash Incentives

We use annual cash incentives to focus attention on annual strategic priorities and encourage achievement of short-term corporate objectives. These incentives are provided under our Management Incentive Plan ("MIP"). The objectives of the plan are to reward and retain high performers, to drive Heritage’s long-term financial success, to encourage teamwork and to create an environment where executives are rewarded if Heritage achieves or exceeds pre-determined annual performance criteria. The MIP’s design incorporates annual incentive awards that are linked to the achievement of pre-defined performance goals with targets and maximum percentages determined by roles and responsibilities. The incentive ranges (as a percentage of salary) are designed to provide market competitive payouts for the achievement of threshold, target and maximum levels of performance. The annual awards are determined by previously approved goals, calculated based on actual financial and individual performance results and then recommended by management to the Committee. The Committee then reviews and approves or disapproves the annual cash incentive recommendations.

The Committee approves the funding for the MIP based on meeting or exceeding corporate performance goals. Each performance goal has an established threshold (minimum), target and maximum expected performance level. No payment will be made for a goal if performance falls below the threshold level. Performance ratings for each specific corporate and individual goal between threshold and target or between target and maximum will result in a proration of the annual cash incentive payout. Each NEO has a scorecard with performance results. The 2022 MIP provided that no bonus payments would be paid from the plan should the corporate Tier 1 Leverage Ratio drop below 8% as of December 31, 2022. The Committee reserves the right, in its sole discretion, to adjust incentive payouts when extraordinary circumstances occur during the performance period. The Committee did not exercise any discretion in 2022.

Annual Cash Incentive Performance Goals

For 2022, the Committee approved the following corporate performance goals for our NEOs:

Corporate Goal	Weighting	Threshold	Target	Maximum	Actual 2022 Performance
Diluted Earnings per Share	30%	$1.30	$1.63	$1.96	2.31 (2)
Net Charge Offs/Average Loans	20% (1)	0.15%	0.09%	0.03%	(0.03)%
Overhead Ratio	20%	2.15%	2.05%	1.90%	2.06% (3)
Loan Growth	30% (1)	7.00%	12.80%	15.00%	12.1% (4)
(1)For Mr. Chalfant, the Net Charge Offs/Average Loans weighting was 30% and the loan growth weighting was 20%.
(2)The Diluted Earnings per Share utilized for the MIP payouts was $2.37 due to an adjustment for the impacts of acquired talent in the Oregon market.
(3)The Overhead Ratio utilized for the MIP payouts was 2.02% due to an adjustment for expenses related to acquired talent in the Oregon market.
(4)The Loan Growth metric excludes SBA PPP loans and indirect lending and 11.1% was utilized for the MIP payout due to an adjustment for loans related to the acquired talent primarily in Oregon.
2022 Annual Cash Incentive Award Determinations

Following its review of market pay practices in June 2022, the Committee approved mid-year increases to cash incentive target percentages for the non-CEO NEOs. For these executives, 2022 payouts were determined on a prorated basis. The 2022 cash incentive awards and resulting payouts for our NEOs were as follows:

Name	Target Opportunity as % of Base Salary (effective 1/1/22)	Target Opportunity as % of Base Salary (effective 7/1/22)	Prorated Maximum Opportunity as % of Base Salary	Actual Annual Cash Incentive Received as a % of 2022 Base Salary Earned	Earned Annual Cash Incentive ($)
Jeffrey J. Deuel	50%	50%	75%	59.1%	$381,661
Bryan D. McDonald	40%	45%	63.75%	50.2%	$208,107
Donald J. Hinson	35%	40%	56.25%	44.3%	$157,422
Tony W. Chalfant	35%	40%	56.25%	47.3%	$144,950
Cindy M. Hirman	35%	40%	56.25%	44.3%	$126,685
Equity-Based Compensation

Equity-based compensation is intended to more closely align the financial interests of our executives with those of our shareholders in the creation of long-term shareholder value, and to assist in the retention of key executives. Equity awards are granted using a mix of service-based and performance-based vesting awards. Performance-based awards are linked to the achievement of pre-defined performance goals relative to a pre-defined peer group. The Committee reviews and approves or disapproves the equity-based compensation recommendations from management, and the equity-based compensation awards are ultimately discretionary.

The Heritage Financial Corporation 2014 Omnibus Equity Plan allows, and, if approved by our shareholders, the Heritage Financial 2023 Omnibus Equity Plan will allow, for the granting of stock options, stock appreciation rights, restricted stock, restricted stock units, restricted performance stock, unrestricted stock and performance unit awards to directors, officers and other employees of Heritage and its subsidiaries.

Heritage provides the NEOs with target award opportunities expressed as a percentage of salary, as described in the table below. Each NEO's target opportunity is based upon factors such as his or her role and scope of responsibilities. If an NEO did not meet the performance goals under the MIP for the prior year, the officer may also receive a reduced equity award or no award. Additionally, each NEO is required to maintain a satisfactory performance rating to receive an equity award. The Committee also may make discretionary grants of equity awards, based on factors relating primarily to the responsibilities of individual executives, their expected future contributions to Heritage and the recruitment and development of new officers.

2022 Equity Award Determinations

In February 2022, our NEOs were granted restricted stock units based on target percentages of their respective January 1, 2022 base salaries as outlined in the table below. For our NEOs, 50% of the target award is subject to three-year ratable service-based vesting and 50% of the target award may be earned based on cumulative performance over the three-year period of January 1, 2022 through December 31, 2024. The performance metrics selected by the Committee for the performance-based awards were return on average tangible common equity and three-year total shareholder return, in each case, relative to the Bank's performance-based peer group. The Committee chose this mix to strengthen the pay-for-performance feature while preserving the retention benefit of the awards.

The following table contains the target opportunity, expressed as a percentage of base salary, for each of our NEOs, as well as their actual 2022 awards.

Name	Target Opportunity as % of January 1, 2022 Base Salary	Equity Awards Granted ($ Value)	50% in Target Performance Stock Units	50% in Restricted Stock Units
Jeffrey J. Deuel	60%	$378,012	7,306	7,306
Bryan D. McDonald	35%	$142,854	2,761	2,761
Donald J. Hinson	30%	$104,980	2,029	2,029
Tony W. Chalfant	30%	$90,596	1,751	1,751
Cindy M. Hirman	30%	$83,664	1,617	1,617

The performance metrics for the performance awards granted in 2022 are as follows:

Corporate Goal	Weighting	Threshold	Target	Maximum
Return on Average Tangible Common Equity	50%	25th Percentile	50th Percentile	75th Percentile
Three-Year Total Shareholder Return	50%	25th Percentile	50th Percentile	75th Percentile
Payout Opportunity as a % of Target (1)		0%	100%	150%
(1)    The incremental vesting for each percentile point between threshold and target is 4%, and the incremental vesting between target and maximum is 2%.

For 2023, the equity award target percentage opportunities will be increased to 45% for Mr. McDonald and 40% for Messrs. Hinson and Chalfant to align with the target percentage opportunities for the annual cash incentive awards under the MIP.
2020 Performance Share Award Payout

Performance shares granted in 2020 were subject to performance vesting conditions tied to the Company's return on average assets and three-year total shareholder return relative to a defined peer group of banks, in each case, over the period from January 1, 2020 through December 31, 2022. In February 2023, the Committee reviewed the Company's actual performance against the defined peer group of banks to determine the payout. A summary of the Company's performance as measured against the goals, and the resulting payout, is set forth below:

Corporate Goal	Weighting	Threshold	Target	Maximum	Actual Performance	% of Target Payout
Return on Average Assets	50%	25th Percentile	50th Percentile	75th Percentile	39th Percentile	56%
Three-Year Total Shareholder Return	50%	25th Percentile	50th Percentile	75th Percentile	73rd Percentile	146%

Based on the performance results, our NEOs received a payout of 101% of the target number of shares granted, resulting in our NEOs vesting in the following number of shares:

Name	Target 2020 Performance Shares Granted	Number of Shares Earned	% of Target
Jeffrey J. Deuel	6,939	7,009	101%
Bryan D. McDonald	2,710	2,737	101%
Donald J. Hinson	2,050	2,071	101%
Cindy M. Hirman	1,587	1,603	101%

Mr. Chalfant did not participate in the 2020 performance share program.
Stock Ownership Guidelines

Heritage maintains stock ownership guidelines for its NEOs. These guidelines were established to promote a long-term perspective in managing Heritage and to align the interests of our NEOs with those of Heritage's shareholders. Under the guidelines, our NEOs are expected to have equity ownership with a value of not less than three times the base salary for our CEO and one and a half times the base salary for our other NEOs. The guidelines require each NEO to retain not less than 50% of shares received (on a net after tax basis) until the NEO satisfies the ownership requirements. If an NEO fails to satisfy the ownership requirement, 25% of the NEOs' annual cash incentive bonus will instead be paid in Heritage shares. The guidelines provide the NEOs with five years to reach the required ownership level. As of December 31, 2022, all NEOs were in compliance with the guidelines. Information about ownership guidelines for our non-employee directors can be found in the “Director Compensation” section of this Proxy Statement.
Retirement Benefits

401(k) Plan: We maintain the Heritage Financial Corporation 401(k) Plan Profit Sharing Plan and Trust as a tax-qualified retirement plan. The Plan is a defined contribution plan and is designed to provide employees (including NEOs) with savings opportunities and financial security during retirement. There are currently two possible Company contributions to the Plan:
•A matching contribution equal to 50% of an employee’s salary deferral contributions up to a maximum of 6% of an employee’s eligible compensation (i.e., a maximum matching contribution equal to 3% of the employee's eligible compensation); and
•A profit-sharing contribution that includes a discretionary contribution, based on a percentage of an employee’s eligible compensation, Heritage’s financial performance and management’s recommendation, as may be approved by the Board. For 2022, the Company did not make a discretionary contribution to the Plan.

Deferred Compensation Plan: Under the Deferred Compensation Plan, participants are permitted to elect to defer compensation, and Heritage has the discretion to make additional contributions to the plan on behalf of any participant based on a number of factors. The notional account balances earn interest on an annual basis and the Committee may change this crediting rate prospectively, at its discretion. The current applicable crediting rate, as initially selected by the Committee, is the Moody’s Seasoned Aaa Corporate Bond Yield as of January 1 of each year. Generally, a participant’s account is payable upon the earliest of the participant’s separation from service with Heritage, the participant’s death or disability, or a specified date that is elected by the participant in accordance with applicable rules of the Internal Revenue Code. Heritage’s obligation to make payments under the Deferred Compensation Plan is a general obligation of the Company and is to be paid from Heritage’s general assets. As such, participants are general unsecured creditors of Heritage with respect to their participation in the Plan. The Committee believes that the Deferred Compensation Plan provides Heritage with another tool to attract and retain the best qualified individuals to serve in key roles within the organization.

Each of the NEOs has entered into a participation agreement pursuant to which Heritage will make performance-based contributions to accounts maintained on the NEO's behalf under the Deferred Compensation Plan. The terms of the particular participation agreements for the NEOs are described in more detail following the Nonqualified Deferred Compensation table below.

The Committee approved the following performance goals for the 2021 performance period:

Corporate Goal	Weighting	Threshold	Target	Maximum	Actual 2021 Performance
Diluted Earnings per Share	50%	$1.46	$1.62	$1.83	$2.73
Net Charge Offs/Average Loans	50%	0.16%	0.08%	0.03%	1%
Contribution Opportunity as % of Salary		10%	20%	35%	175% (1)
(1)Payout as a percentage of target payout.

The following table reflects the 2022 deferred compensation contributions based on 2021 performance results:

Name	Earned Deferred Compensation Incentives ($)	Earned Deferred Compensation Incentive as Percentage of Total Compensation (%)
Jeffrey J. Deuel	$201,250	12.2%
Bryan D. McDonald	$142,842	15.3%
Donald J. Hinson	$122,459	15.8%
Tony W. Chalfant	$105,668	15.4%
Cindy M. Hirman	$97,588	15.8%

The Committee approved the following performance goals for the 2022 performance period:

Corporate Goal	Weighting	Threshold	Target	Maximum	Actual 2022 Performance
Diluted Earnings per Share	50%	$1.30	$1.63	$1.96	2.31 (1)
Net Charge Offs/Average Loans	50%	0.46%	0.31%	0.09%	(0.03)%
Contribution Opportunity as % of Salary		10%	20%	35%	175% (2)
(1)The Diluted Earnings per Share utilized for the Deferred Compensation Plan contributions made in 2023 was $2.37 due to an adjustment for the impacts of acquired talent in the Oregon market.
(2)Payout as a percentage of target payout.

In February 2023, the Committee approved Company contributions to the Deferred Compensation Plan of $231,525, $147,128, $126,133, $108,838, and $102,467 on behalf of Messrs. Deuel, McDonald, Hinson, and Chalfant and Ms. Hirman, respectively, based on 2022 performance results. Company contributions to the Deferred Compensation Plan are subject to vesting, as described more fully in "Nonqualified Deferred Compensation" section of this proxy statement.
Perquisites and Other Benefits

Heritage NEOs are eligible to participate in all Heritage benefit plans on the same terms as other employees. These plans include medical, dental and vision insurance, life insurance, long-term disability insurance and flexible spending accounts. Messrs. Deuel and Chalfant additionally receive perquisites in the form of club memberships, and Messrs. Deuel and McDonald receive perquisites in the form of Company provided automobiles. These perquisites are considered a priority for these individuals because of their community involvement and business development activities.

In addition, each of our NEOs is a party to an endorsement-method split-dollar insurance agreement with Heritage that provides additional life insurance in an amount equal to 100% of the NEO's base salary. Under the agreements, NEOs have insurance coverage with a death benefit payable in an amount equal to the lesser of 100% of the net amount-at-risk or the annual base salary then in effect. Heritage pays all premiums and is entitled to the cash value of the policy and the remainder of the executive’s death benefit, if any. In addition, the policies permit the NEOs to access an accelerated eligible death benefit in an amount equal to the lesser of 100% of the net amount-at-risk or $500,000 in the event the NEO incurs a chronic or terminal illness during employment, following termination of employment, on or after the NEO's attainment of age 62, or when the NEO is involuntarily terminated or terminates employment for good reason following a change in control. The economic value of such agreements for 2022, representing the imputed income amount of the insurance coverage for tax purposes is set forth as part of “All Other Compensation” in the Summary Compensation Table below.

Regulatory Considerations

As a publicly-traded financial institution, Heritage must comply with multiple layers of regulations when considering and implementing compensation decisions. These regulations do not set specific parameters within which compensation decisions must be made; however, they do require that the Company and the Committee be mindful of the risks associated with compensation programs designed to incentivize superior performance. While the regulatory focus has been heightened over the last several years, the incorporation of general risk assessment concepts into compensation decisions is not a recent development.

Under the Interagency Guidelines Establishing Standards for Safety and Soundness (the "Safety and Soundness Standards"), published by the Federal Deposit Insurance Corporation ("FDIC") in 2015, excessive compensation is prohibited as an unsafe and unsound practice. When determining whether compensation is excessive, the FDIC has directed financial institutions to consider whether aggregate cash amounts paid or noncash benefits provided to an employee is unreasonable or disproportionate to the services the employee performs. The Safety and Soundness Standards set forth a framework within which financial institutions should evaluate an employee’s compensation, with factors including compensation history, internal pay equity, and, if appropriate, comparable compensation practices at peer institutions. This framework also requires Heritage to consider its overall financial condition.

Separately, the FDIC, the Federal Reserve, the Office of the Comptroller of the Currency, and the Office of Thrift Supervision together issued the Guidance on Sound Incentive Compensation Policies (the "Joint Guidance") in 2010. The Joint Guidance complements the Safety and Soundness Standards and establishes a framework within which financial institutions must assess the soundness of their incentive compensation plans, programs, and arrangements. Because the Joint Guidance is limited to senior executive officers and those other individuals who, either alone or as a group, could pose a material risk to the financial institution, it is somewhat narrower in scope than the Safety and Soundness Standards. With respect to those individuals to whom it applies, the Joint Guidance aims to ensure that any available incentive compensation arrangements appropriately balance risk and reward, are compatible with effective controls and risk management, and have the support of strong corporate governance.

The Company is also subject to the SEC’s rules regarding risk assessment, which apply to all publicly-traded companies. The SEC rules require Heritage to determine whether any of its existing incentive compensation plans, programs, or arrangements create risks that are reasonably likely to have a material adverse effect on the Company. Accordingly, the Committee completes an annual risk assessment of all of the Company’s compensation programs and components, most recently performed in December 2022. The Committee has determined that the Company's incentive compensation plans, programs, or arrangements do not create risks that are reasonably likely to have a material adverse effect on the Company.

The Committee believes that its regular, overall assessment of the compensation plans, programs and arrangements established for the Company's NEOs includes a sensible, responsible approach toward balancing risks and rewarding reasonable, but not easily attainable, goals. The Committee annually revisits the frameworks set forth in the Safety and Soundness Standards and the Joint Guidance, as both are effective parts of the Committee's overall assessment of the balance between risk and reward in the Company’s compensation arrangements.

Finally, when making decisions about executive compensation, the Company also considers the impact of other regulatory provisions, including: Section 162(m) of the Code regarding the tax deductibility of certain compensation; Section 409A of the Code regarding nonqualified deferred compensation; Section 280G of the Code regarding excise taxes and deduction limitations on golden parachute payments made in connection with a change in control; and FASB ASC Topic 718, which requires Heritage to recognize the compensation cost of grants of equity awards based upon their grant date fair value.
Clawback Policy

Heritage maintains a clawback policy which provides the Board with the authority to recover certain bonus or other incentive compensation (whether paid in cash or stock) paid to any NEO in appropriate circumstances where there has been a restatement of Heritage’s financial statements filed with the SEC. While the Committee believes its risk assessment procedures are effective, it is prepared to revise its clawback policy to fully comply with the rules required under the Dodd-Frank Act once such final rules are implemented.
Anti-Hedging and Anti-Pledging Policy

Heritage's insider trading policy specifically prohibits our insiders from entering into hedging transactions involving the Company's stock. To our knowledge, none of our executive officers or directors has entered into a hedging transaction involving Company stock in violation of this prohibition. The insider trading policy also identifies the risk of pledging Company securities as collateral for a loan or a margin account and cautions against such as it carries with it the risk of insider trading liability if the loan defaults or the if the insider fails to meet the margin call. To our knowledge, none of our NEOs or directors has pledged his or her Company stock.
Tax and Accounting Considerations

Heritage considers tax and accounting implications in the design of its compensation programs. For example, in the selection of long-term incentive instruments, the Committee reviews the projected expense amounts and expense timing associated with alternative types of awards. In selecting appropriate incentive devices, the Committee reviews extensive financial scenarios and analyses and considers the related tax and accounting issues.

Section 162(m) of the Internal Revenue Code, as amended, generally precludes a tax deduction for compensation in excess of $1 million paid by a public company to any individual covered by the recently expanded definition of a "covered employee" in a taxable year. The Committee considers this limit when making compensation decisions, but it retains the discretion to pay non-deductible compensation if it believes doing so would be in Heritage's best interests.
REPORT OF THE COMPENSATION COMMITTEE
The Compensation Committee of the Board of Directors of Heritage Financial Corporation for the year ended December 31, 2022 has submitted the following report for inclusion in this Proxy Statement:

The Compensation Committee has reviewed and approved the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on the Compensation Committee’s discussion with management, the Committee recommended that the Board of Directors approve and include the Compensation Discussion and Analysis in this Proxy Statement.
Respectfully submitted by Ann Watson, Chair, Kimberly T. Ellwanger, Gail B. Giacobbe, Jeffrey S. Lyon and Frederick B. Rivera.

EXECUTIVE COMPENSATION
Summary Compensation Table

The following table shows the aggregate compensation for services rendered to Heritage or its subsidiaries by our NEOs paid or accrued for the years ended December 31, 2022, 2021 and 2020.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value & Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
Jeffrey J. Deuel President and Chief Executive Officer, Heritage Financial Corporation	2022	645,750	389,337	381,661	11,787	218,096	1,646,631
	2021	575,000	340,010	426,458	7,408	82,398	1,431,274
	2020	575,000	340,288	235,750	7,302	112,854	1,271,194
Bryan D. McDonald President and Chief Operating Officer, Heritage Bank	2022	414,243	147,132	208,107	7,141	159,211	935,834
	2021	396,571	132,777	235,299	4,308	57,332	826,287
	2020	385,020	132,898	126,287	4,192	79,839	728,236
Donald J. Hinson Executive Vice President and Chief Financial Officer	2022	355,133	108,124	157,422	8,843	132,766	762,288
	2021	344,790	100,440	179,003	5,803	48,875	678,911
	2020	339,694	100,532	97,492	5,840	68,252	611,810
Tony W. Chalfant Executive Vice President and Chief Credit Officer	2022	306,438	93,309	144,950	1,359	128,783	674,839
	2021	293,365	84,195	152,519	144	38,359	568,582
	2020	266,225	197,590	73,879	—	20,118	557,812
Cindy M. Hirman Executive Vice President and Chief Banking Officer	2022	285,793	86,168	126,685	1,426	107,757	607,829
	2021	270,931	77,790	140,658	266	39,983	529,628
	2020	263,040	152,829	75,492	—	9,489	500,850
(1)    The amounts in the "Stock Awards" column reflect the aggregate grant date fair value of the awards, computed in accordance with FASB ASC Topic 718. Awards subject to performance conditions for Messrs. Deuel, McDonald, and Hinson and Ms. Hirman are reported assuming target level performance, the probable outcome at the time of grant. The February 22, 2022 grant date fair value for the time-vested shares and the portion of the performance shares measured by return on average assets was $25.87 per share and the grant date fair value for the portion of the performance shares measured by total shareholder return was $28.97 per share under the Monte Carlo method. The stock award amounts for performance-based grants have been adjusted to properly reflect the grant date fair value using the Monte Carlo method used for accounting purposes. For a discussion of valuation assumptions, see the Consolidated Financial Statements in the Form 10-K for the year ended December 31, 2022. If awards subject to performance conditions were reported assuming maximum level performance, the combined values reported above for stock awards for 2022 would have been as follows: $489,502 for Mr. Deuel, $184,985 for Mr. McDonald, $125,180 for Mr. Hinson, and $135,941 for Mr. Chalfant and $117,315 for Ms. Hirman.
(2)    The amounts in the "Non-Equity Incentive Plan Compensation" column reflect earnings under the MIP. The material terms of the MIP for 2022 are described in the Compensation Discussion and Analysis under “2022 Annual Cash Incentive Award Determinations.”
(3)    The amounts in the "Change in Pension Value & Nonqualified Deferred Compensation Earnings" column consist of above market interest on compensation deferred under the Deferred Compensation Plan.
(4)    The following table reflects all other compensation to our NEOs for 2022:

Name	Employer 401(k) Match ($)	Cell Phone ($)	Deferred Compensation Plan Contributions ($)	Club Membership ($)	Automobile Provision ($)	Executive Life Insurance ($)	Total ($)
Jeffrey J. Deuel	9,150	714	201,250	2,810	3,010	1,162	218,096
Bryan D. McDonald	9,150	660	142,842	—	6,248	311	159,211
Donald J. Hinson	9,150	660	122,459	—	—	497	132,766
Tony W. Chalfant	9,150	660	105,668	12,705	25	575	128,783
Cindy M. Hirman	9,150	659	97,588	—	—	360	107,757

Grants of Plan-Based Awards Table

The following table discloses each plan-based award made to our NEOs during the year ended December 31, 2022.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Possible Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards Number of Shares of Stock or Units (#) (3)	Grant Date Fair Value of Stock and Option Awards ($) (4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Jeffrey J. Deuel	—	—	322,875	484,313	—	—	—	—	—
	02/22/2022	—	—	—	—	7,306	10,960	—	200,331
	02/22/2022	—	—	—	—	—	—	7,306	189,006
Bryan D. McDonald	—	—	176,053	264,080	—	—	—	—	—
	02/22/2022	—	—	—	—	2,761	4,142	—	75,705
	02/22/2022	—	—	—	—	—	—	2,761	71,427
Donald J. Hinson	—	—	133,175	199,762	—	—	—	—	—
	02/22/2022	—	—	—	—	2,029	3,044	—	55,634
	02/22/2022	—	—	—	—	—	—	2,029	52,490
Tony W. Chalfant	—	—	114,914	172,371	—	—	—	—	—
	02/22/2022	—	—	—	—	1,751	2,627	—	48,011
	02/22/2022	—	—	—	—	—	—	1,751	45,298
Cindy M. Hirman	—	—	107,172	160,759	—	—	—	—	—
	02/22/2022	—	—	—	—	1,617	2,426	—	44,337
	02/22/2022	—	—	—	—	—	—	1,617	41,832
(1)The amounts in the "Estimated Possible Payouts Under Non-Equity Incentive Plan Awards" column reflect the target and maximum award opportunities under the MIP for 2022. The actual awards for 2022 are presented in the Summary Compensation Table. There were no threshold opportunity levels under the MIP for 2022. For a participant to be eligible to receive any award, corporate performance had to exceed a threshold level and the participant had to achieve a satisfactory individual performance evaluation. The material terms of the MIP for 2022 are described in the Compensation Discussion and Analysis under “2022 Annual Cash Incentive Award Determinations”.
(2)The amounts in the "Estimated Possible Payouts Under Equity Incentive Plan Awards" reflect the threshold, target and maximum performance stock unit opportunities granted in 2022. The material terms of these awards are described in the Compensation Discussion and Analysis under the "2022 Equity Award Determinations."
(3)The amounts in the "All Other Stock Awards Number of Shares of Stock or Units" column reflect service-based restricted stock units granted in 2022. The material terms of these awards are described in the Compensation Discussion and Analysis under “2022 Equity Award Determinations.”
(4)The amounts in the "Grant Date Fair Value of Stock and Option Awards" reflect the aggregate grant date fair value of awards, computed in accordance with FASB ASC Topic 718. Awards subject to performance conditions are reported assuming target level performance, the probable outcome at the time of grant. The February 22, 2022 grant date fair value for the time-vested shares and the portion of the performance shares measured by return on average assets was $25.87 per share and grant date fair value for the portion of the performance shares measured by total shareholder return was $28.97 per share. For a discussion of valuation assumptions, see Note 20 to the Consolidated Financial Statements in the Form 10-K for the year ended December 31, 2022.

Outstanding Equity Awards Table

The following table shows the unvested stock awards held by our NEOs as of December 31, 2022. There were no outstanding stock options as of December 31, 2022.

		Stock Awards
Name	Grant Date	Number of Shares or Units That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards Number of Unearned Shares or Units of Stock that Have Not Vested (#) (2)	Equity Incentive Plan Awards Market Value of Unearned Shares or Units of Stock that Have Not Vested ($) (3)
Jeffrey J. Deuel	02/26/2020	2,313	(4)	70,870	8,674	265,771
	02/25/2021	6,635	(4)	203,296	8,294	254,128
	02/22/2022	7,306	(4)	223,856	9,133	279,835
Bryan D. McDonald	02/26/2020	903	(4)	27,668	3,388	103,808
	02/25/2021	1,735	(4)	53,160	3,239	99,243
	02/22/2022	2,761	(4)	84,597	3,451	105,739
Donald J. Hinson	02/26/2020	683	(4)	20,927	2,563	78,530
	02/25/2021	1,313	(4)	40,230	2,450	75,068
	02/22/2022	2,029	(4)	62,169	2,536	77,703
Tony W. Chalfant	02/26/2020	638	(4)	19,548	—	—
	06/25/2020	5,261	(5)	161,197	—	—
	02/25/2021	1,100	(4)	33,704	2,465	75,528
	02/22/2022	1,751	(4)	53,651	2,627	80,491
Cindy M. Hirman	11/4/2019	1,655	(6)	50,709	—	—
	02/26/2020	529	(4)	16,209	1,984	60,790
	02/26/2020	2,155	(7)	66,029	—	—
	02/25/2021	1,017	(4)	31,161	1,898	58,155
	02/22/2022	1,617	(4)	49,545	2,021	61,923
(1)The amounts in the "Market Value of Shares or Units of Stock That Have Not Vested" column represent grants of service-based restricted shares or units of Heritage common stock. The market value of these shares or units is the number of shares that had not vested as of December 31, 2022 multiplied by $30.64, the closing price of Heritage common stock on December 30, 2022 (the last trading day of the year).
(2)The amounts in the "Equity Incentive Plan Awards Number of Unearned Shares or Units of Stock that Have Not Vested" reflect outstanding performance-based stock units assuming: (a) maximum level of performance for the three-year total shareholder return goal for shares granted in 2020, 2021 and 2022 and (b) target level performance for the return on average asset goal for shares granted in 2020 and 2021 and the return on average tangible common equity goal for shares granted in 2022. The performance stock units cliff vest after three years and are measured relative to peers for total shareholder return and return on average assets or return on average tangible common equity.
(3)The amounts in the "Equity Incentive Plan Awards Market Value of Unearned Shares or Units of Stock That Have Not Vested" column represent the market value of grants of performance-based restricted shares or units of Heritage common stock that had not vested as of December 31, 2022 multiplied by $30.64, the closing price of Heritage common stock on December 30, 2022 (the last trading day of the year).
(4)The restricted stock unit awards vest ratably over three years from the date of grant as of March 15th annually.
(5)The restricted stock unit awards vest ratably over six years from the date of grant as of June 15th annually.
(6)The restricted stock unit awards vest ratably over eight years from the date of grant as of December 15th annually.
(7)The restricted stock unit awards vest ratably over seven years from the date of grant as of March 15th annually.

Option Exercises and Stock Vested

The following table shows the value realized upon the vesting of stock awards for the NEOs during the year ended December 31, 2022. During 2022, there were no stock options exercised by the NEOs.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Jeffrey J. Deuel	6,579	167,501
Bryan D. McDonald	3,143	80,021
Donald J. Hinson	2,427	61,791
Tony W. Chalfant	3,137	78,329
Cindy M. Hirman	2,544	66,293
Nonqualified Deferred Compensation

The following table provides information for the NEOs regarding participation in plans that provide for the deferral of compensation on a non-tax qualified basis during the year ended December 31, 2022.

Name	Executive Contributions ($)	Registrant Contributions ($) (1)	Aggregate Earnings ($) (2)	Aggregate Withdrawals/Distributions ($)	Aggregate Balance at December 31, 2022 ($) (3)
Jeffrey J. Deuel	—	201,250	28,777	—	1,090,643
Bryan D. McDonald	—	142,842	17,434	—	660,752
Donald J. Hinson	—	122,459	21,588	—	818,208
Tony W. Chalfant	—	105,668	3,317	—	125,728
Cindy M. Hirman	—	97,588	3,483	—	131,995
(1)The amounts in the "Registrant Contributions" column are reported as compensation for 2022 in the Summary Compensation Table above.
(2)Of the amounts in the "Aggregate Earnings" column for the year ended December 31, 2022, the following amounts are reported as nonqualified deferred compensation earnings for 2022 in the Summary Compensation Table above: $11,787, $7,141, $8,843, $1,359 and $1,426 for Messrs. Deuel, McDonald, Hinson and Chalfant and Ms. Hirman, respectively.
(3)Of the amounts reported in the "Aggregate Balance at December 31, 2022" column, the following amounts were reported as compensation in the Summary Compensation Table in previous years: Messrs. Deuel, McDonald, Hinson, and Chalfant and Ms. Hirman had prior year contributions and above market earnings of $769,376, $596,257, $460,066, $16,521 and $30,516 respectively.

Heritage adopted a deferred compensation plan in 2012. Heritage has since entered into a participation agreement with each of the NEOs and, with respect to Messrs. Deuel, McDonald and Hinson, an amendment to their agreements, that provided for 2022 performance-based contributions by Heritage to each executive’s account based on 2021 performance. The potential performance-based contributions were based on a percentage of the respective executive’s salary, with a pre-determined minimum, target and maximum level, with the amount of the contributions based on Heritage's actual achievement of the pre-determined performance goals. The performance metrics used to determine the amount of the contributions are described in the "Deferred Compensation Plan" section of the Compensation Discussion and Analysis under "Retirement Benefits."

Under their respective Deferred Compensation Plan participation agreements, as amended, Heritage’s contributions on behalf of Messrs. Deuel, McDonald, and Hinson for 2022 based on 2021 performance were set at 10% of salary for minimum achievement of performance goals, 20% for target achievement and 35% for maximum achievement. Company contributions on behalf of Messrs. Deuel and Hinson under the Deferred Compensation Plan were fully vested as of January 1, 2022. Company contributions on behalf of Mr. McDonald under the Deferred Compensation Plan were 70% vested as of January 1, 2022 and will vest an additional 10% as of each January 1 thereafter. The participation agreements, as amended in 2016, 2019 and 2022 with respect to Messrs. Deuel and Hinson, and in 2019 and 2022 with respect to Mr. McDonald, provide for Company contributions under the Deferred Compensation Plan for plan years through and including 2025 (to be paid in 2026).

Under Ms. Hirman's Deferred Compensation Plan participation agreement, entered into in 2019, Ms. Hirman first became eligible for a contribution by Heritage in 2021 based on 2020 performance. This contribution is set at 10% of salary for minimum achievement of performance goals, 20% for target achievement and 35% for maximum achievement. Company contributions on behalf of Ms. Hirman under the Deferred Compensation Plan were 10% vested as of January 1, 2022 and will vest an additional 10% as of each January 1 thereafter until January 1, 2028, at which time Ms. Hirman will become fully vested. Her participation agreement, as amended in 2022, provides for Company contributions under the Deferred Compensation Plan for plan years through and including 2025 (to be paid in 2026).

Under Mr. Chalfant's Deferred Compensation Plan participation agreement, entered into in 2020, Mr. Chalfant first became eligible for a contribution by Heritage in 2021 based on 2020 performance. Such contribution is set at 10% of salary for minimum achievement of performance goals, 20% for target achievement and 35% for maximum achievement. Company contributions on behalf of Mr. Chalfant under the Deferred Compensation Plan were 25% vested as of January 1, 2022 and will vest an additional 20% each the following three years until July 1, 2026, at which time Mr. Chalfant will become fully vested. His participation agreement, as amended in 2022 provides for Company contributions under the Deferred Compensation Plan for plan years through and including 2025 (to be paid in 2026).

Under all of the Deferred Compensation participation agreements, Heritage’s contributions fully vest upon a change in control or the participant’s death or disability. In the event of the participant’s separation from service other than for cause, the participant forfeits all unvested amounts and if the separation from service is for cause, the participant forfeits all vested and unvested amounts. Individual voluntary deferrals, if any, are always fully vested and not subject to forfeiture.

Distributions of the vested portion begin on the later to occur of the participant’s 65th birthday, or the participant’s separation from service but may be distributed earlier upon the participant’s death or disability.

Distributions that are made as a result of the participant attaining age 65 or separating from service, other than due to death or disability, are made in monthly installments over 24 or 60 months. If, however, the separation from service occurs within 24 months following a change in control or as a result of the participant’s death or disability, the payment would be made in a lump sum in the month following such separation from service, death or disability.
Potential Payments Upon Termination or Change in Control

The following table reflects the estimated amounts of compensation that would be paid to each NEO in the event of various terminations of employment and in the event of a change in control of Heritage. The values assume a termination date of December 31, 2022. The exact values would need to be calculated upon the actual termination of employment. The calculations do not include compensation and benefits the NEOs would receive that are generally available to our salaried employees or, generally, upon a voluntary termination of employment. Amounts set forth in the following table are gross amounts and, to the extent paid in connection with a change in control, may be subject to a cutback resulting in a reduced payment being made to the NEOs.

Name	Compensation/Benefits Payable upon Termination	Termination Without Cause by the Employer or Termination for Good Reason by the Employee ($)	Qualifying Termination in Connection with a Change in Control ($)	Termination in the Event of Disability ($)	Termination in the Event of Death ($)	Change in Control - No Termination ($)
Jeffrey J. Deuel	Cash Severance	1,514,185	3,028,369	—	—	—
	Accelerated Vesting of Equity Awards (1)	1,070,684	1,070,684	1,070,684	1,070,684	639,763
	Accelerated Vesting of Deferred Compensation (2)	—	—	—	—	—
	Continued Medical and Dental Coverage	17,547	17,547	—	—	—
	Split Dollar Benefit (3)	—	—	—	661,500	—
	MIP (4)	—	—	381,661	381,661	—
	Total	2,602,416	4,116,600	1,452,345	2,113,845	639,763
Bryan D. McDonald	Cash Severance	610,263	1,220,525	—	—	—
	Accelerated Vesting of Equity Awards (1)	412,445	412,445	412,445	412,445	247,020
	Accelerated Vesting of Deferred Compensation (2)	198,226	198,226	198,226	198,226	198,226
	Continued Medical and Dental Coverage	17,680	26,519	—	—	—
	Split Dollar Benefit (3)	—	—	—	470,365	—
	MIP (4)	—	—	208,107	208,107	—
	Total	1,238,614	1,857,715	818,778	1,289,143	445,246
Donald J. Hinson	Cash Severance	505,020	1,010,040	—	—	—
	Accelerated Vesting of Equity Awards (1)	308,361	308,361	308,361	308,361	185,035
	Accelerated Vesting of Deferred Compensation (2)	—	—	—	—	—
	Continued Medical and Dental Coverage	11,883	17,824	—	—	—
	Split Dollar Benefit (3)	—	—	—	360,381	—
	MIP (4)	—	—	167,917	167,917	—
	Total	825,264	1,336,225	476,278	836,659	185,035
Tony W. Chalfant	Cash Severance	434,750	869,499	—	—	—
	Accelerated Vesting of Equity Awards (1)	372,092	372,092	372,092	372,092	103,992
	Accelerated Vesting of Deferred Compensation (2)	94,296	94,296	94,296	94,296	94,296
	Continued Medical and Dental Coverage	12,158	18,238	—	—	—
	Split Dollar Benefit (3)	—	—	—	310,967	—
	MIP (4)	—	—	154,614	154,614	—
	Total	913,296	1,354,125	621,002	931,969	198,288
Cindy M. Hirman	Cash Severance	407,042	814,085	—	—	—
	Accelerated Vesting of Equity Awards (1)	358,335	358,335	358,335	358,335	144,682
	Accelerated Vesting of Deferred Compensation (2)	105,596	105,596	105,596	105,596	105,596
	Continued Medical and Dental Coverage	9,263	13,894	—	—	—
	Split Dollar Benefit (3)	—	—	—	292,764	—
	MIP (4)	—	—	135,131	135,131	—
	Total	880,236	1,291,910	599,062	891,826	250,278
(1)The amounts in the "Accelerated Vesting of Equity Awards" rows are based on Heritage’s common stock closing price of $30.64 on December 31, 2022. As provided in their employment agreements and the 2014 Omnibus Equity Incentive Plan, the NEOs are eligible for accelerated vesting of outstanding equity awards. Pursuant to the applicable employment agreements, for purposes of a termination without cause by the employer or termination for good reason, performance stock units will vest based on actual performance (without proration for duration of employment); for purposes of a qualifying termination in connection with a change in control, performance stock units will vest at target performance (without proration for duration of employment). Because the actual performance is relative to Heritage's peer group and such information is not yet available, estimates in this table are based upon target level performance.
(2)The amounts in the "Accelerated Vesting of Deferred Compensation" rows reflect the incremental cost or unvested portion of deferred compensation.
(3)The amounts in the "Split Dollar Benefit" rows reflect the death benefit to be paid to the beneficiary designated by the NEO under split-dollar insurance agreement assumes maximum payout of current annual base salary. The value of the accelerated benefit is not determinable and therefore is excluded.
(4)The amounts in the "MIP" rows reflect the MIP prorated payment upon death or disability.
Employment Agreements and Severance/Change in Control Benefits

The rationale for having employment and severance/change in control agreements in place is to retain the employment of our NEOs and the talent, skills, experience and expertise that they provide to Heritage. Retention of the current leadership team is a critical goal of the Board as it protects Heritage and its shareholders and provides stability and the type of skilled leadership needed in the current operating environment. Employment agreements also provide critical protection to Heritage by subjecting the executives to non-competition, non-solicitation and other restrictions following their employment.

Employment Agreements: Heritage entered into new employment agreements with Messrs. Deuel, Hinson, and McDonald and Ms. Hirman, effective as of July 1, 2019 and Mr. Chalfant effective July 1, 2020. Except as noted below, the material terms of the agreements are identical. The agreements have an initial term through June 30, 2022 (June 30, 2023 for Mr. Chalfant), which automatically extends for an additional year on July 1, 2020 (July 1, 2021 for Mr. Chalfant) and each July 1 thereafter, unless either party gives at least 90 days’ prior notice that the employment period will not be extended.

The employment agreements provide for annual base salaries as follows: for Mr. Deuel, $661,500; for Mr. McDonald, $420,365, for Mr. Hinson, $360,381, for Mr. Chalfant, $310,967, and for Ms. Hirman, $292,764, as adjusted for salary increases in 2022. The salaries will be reviewed annually and may be increased, but not decreased, at the discretion of the Heritage Board. The agreements provide that each executive is eligible to receive a performance-based annual cash incentive bonus, in accordance with Heritage’s annual incentive plan, with the target opportunities stated as the following percentages of the applicable annual base salary: for Mr. Deuel, 50%, for Mr. McDonald, 45%, and for Messrs. Hinson and Chalfant and Ms. Hirman, 40%. In addition, each NEO is entitled to participate in any other incentive or employee benefit plans of Heritage, on as favorable a basis as other similarly situated and performing senior executives. The agreements with Messrs. Deuel and McDonald, provide each executive an automobile for business use or a car allowance.

The agreements provide for severance benefits in the event the executive’s employment is terminated by Heritage other than for cause and other than as a result of the executive’s death or disability, or if the employment is terminated by the executive for good reason (“Termination”). For a Termination during the term of the employment agreement that is not in connection with a change in control, Mr. Deuel would be entitled to receive an amount equal to 150% of the sum of his base salary plus his three-year average annual bonus (“Base Compensation”), payable in monthly installments over a 24-month period. The other executives would be entitled to receive an amount equal to 100% of their Base Compensation, payable in monthly installments over a 24-month period. For a Termination in connection with a change in control, Mr. Deuel would be entitled to receive a lump sum equal to 300% of his Base Compensation, and the other executives would be entitled to receive a lump sum equal to 200% of their Base Compensation. In the event of a Termination, each of the executives and their eligible dependents would also be entitled to continued coverage under the medical and dental plans of Heritage at active employee rates for 18 months; provided that, such period is 12 months for each executive other than Mr. Deuel if the Termination is not in connection with a change in control. The employment agreements also provide for accelerated vesting of outstanding equity awards and any unvested Heritage contributions to the Deferred Compensation Plan in the event of a Termination. All unvested awards subject to performance or target requirements will be treated as having satisfied all service-based vesting requirements, and performance-based vesting requirements will be based upon actual Company performance during the applicable periods as if the NEOs had continued service through the end of the applicable performance period (without proration for duration of employment); provided, however, that if the Termination occurs in connection with a change in control, awards subject to vesting, performance, or target requirements will vest at a target level of performance (without proration for duration of employment).

All severance benefits under the employment agreements are contingent upon execution and non-revocation of a general release and waiver of claims against Heritage. The agreements are subject to certain banking regulatory provisions and include a clawback provision should any severance payment require recapture under any applicable statute, law, regulation or regulatory interpretation or guidance. Further, the agreements provide for an automatic reduction of severance payments contingent on a change in control if the reduction would result in a better net-after-tax result for the executive after taking into account the impact of the golden parachute payment restrictions of Sections 280G and 4999 of the Internal Revenue Code.

The employment agreements contain restrictive covenants prohibiting indefinitely the unauthorized disclosure of confidential information of Heritage by the executives during and after their employment with Heritage, and prohibiting the executives from competing with Heritage and from soliciting its employees or customers during employment and after termination of employment for any reason during the following periods: for Mr. Deuel, the non-competition and non-solicitation covenants apply for a period of 24 months following termination of employment for any reason; and for the other executives, the non-competition restrictions apply for a period of 12 months following termination of employment for any reason and the non-solicitation restrictions apply for a period of 24 months following termination of employment for any reason. With respect to all of the executives, the restricted period reduces to 12 months if the termination is in connection with a change in control, and terminates on the executive’s final day of employment if Heritage delivers a notice of non-renewal of the agreement and then terminates the executive’s employment upon or following the expiration of the agreement term.
Equity Plans

Heritage currently maintains the Heritage Financial Corporation 2014 Omnibus Equity Plan. This Plan provides for accelerated vesting of awards upon disability or death. The 2014 Omnibus Equity Plan contains a “double trigger” vesting provision, which provides that in the event of a change in control, all outstanding awards will become immediately exercisable or vested, with performance-based awards becoming partially vested based upon actual performance at the time of the change in control (without proration for duration of employment) if less than 50% of the performance measures are attained at the time of the change in control and fully vested if at least 50% of the performance measures are attained at the time of the change in control, if Heritage is not the surviving corporation and the acquirer does not assume outstanding awards or provide substitute equivalent awards, or if the award recipient is terminated without cause or if the award recipient terminates his or her own employment for good reason within 24 months following a change in control. As of December 31, 2022, there were 330,998 shares available for issuance under the 2014 Omnibus Equity Plan.

In December 2022, the Compensation Committee recommended, and the full Board approved, the Heritage Financial Corporation 2023 Omnibus Equity Plan, subject to the approval of the Heritage shareholders. Upon shareholder approval of the 2023 Omnibus Equity Plan, no new awards will be granted under the 2014 Omnibus Equity Plan. A summary of the material provisions of the 2023 Omnibus Equity Plan is set forth below under "Proposal 4 - Approval of 2023 Omnibus Equity Plan," and a copy of the plan is set forth as Appendix A to this Proxy Statement.
Split-Dollar Agreements

Each of our NEOs is a party to a split-dollar insurance agreement that provides for the payment of a death benefit to a beneficiary designated by the NEO in an amount up to 100% of base salary upon the death of the NEO prior to a separation from service and an accelerated benefit of an indeterminable amount (but no more than $500,000) in the event of a chronic or terminal illness prior to separation from service or following a qualifying separation from service. In addition, Mr. McDonald has an additional life insurance benefit of $50,000, through a plan that was in place with Whidbey Island Bank before it was acquired by Heritage.
Management Incentive Plan

In the case of a death or disability, the Management Incentive Plan allows for prorated payments for time worked during the performance period. Once the plan year concludes, the incentive award will be calculated based on established performance goals and paid in a similar time and manner as payments to other participants.
Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee are Directors Ellwanger, Giacobbe, Lyon, Rivera, and Watson. No members of this Committee were officers or employees of Heritage or its subsidiaries during the year ended December 31, 2022 or as of March 8, 2023, nor were they formerly officers or had any relationships otherwise requiring disclosure.

CEO Pay Ratio

In August 2015, the SEC adopted a rule under the Dodd-Frank Act requiring disclosure of the ratio of the CEO's annual total compensation to the annual total compensation of the median employee. In determining our median employee, a list of all full-time and part-time employees, exclusive of our CEO, Mr. Deuel, was prepared based on active employees included in the Company's payroll system as of December 31, 2022. Gross wages were ranked from highest to lowest to determine the median employee. The annual total compensation of the median employee was then calculated in the same manner as the total compensation disclosed for Mr. Deuel in the Summary Compensation Table shown above. The ratio of the CEO's compensation to the median employee's compensation is as follows:

Annual Total Compensation of CEO	$1,646,631
Annual Total Compensation of the Median Employee	$68,006
Ratio of CEO to Median Employee Compensation	24.2 : 1.0

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. Because the SEC's rules for identifying the median compensated employee and calculating the pay ratio based on that employee's annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to our pay ratio.
Pay Versus Performance

In accordance with rules adopted by the SEC, pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation actually paid ("CAP") and certain Company performance for the fiscal years listed below. You should refer to our Compensation Discussion and Analysis for a complete description of how executive compensation relates to Company performance and how the Compensation Committee makes its decisions.

Year	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid (CAP) to PEO	Average Summary Compensation Table Total for non-PEO NEOs (2)	Average Compensation Actually Paid to Non-PEO NEOs	Value of Initial Fixed $100 Investment Based on:		Net Income (dollars in thousands)	Diluted Earnings per Share (4)
					Company Total Shareholder Return	Peer Group Total Shareholder Return (3)
2022	$1,646,631	$2,017,896	$745,198	$862,522	$119.90	$111.47	$81,875	$2.31
2021	$1,431,274	$1,328,856	$650,852	$638,129	$92.71	$126.43	$98,035	$2.73
2020	$1,271,194	$1,187,534	$599,677	$568,540	$85.94	$90.82	$46,570	$1.29
(1)For 2020, 2021, and 2022, Heritage's principal executive officer ("PEO") was Jeffrey J. Deuel.
(2)For 2020, 2021, and 2022, Heritage's non-PEO NEOs were Bryan D. McDonald, Donald J. Hinson, Tony W. Chalfant, and Cindy M. Hirman.
(3)The bank index utilized is the S&P U.S. SmallCap Banks Index.
(4)Diluted Earnings per Share is the Company Selected Measure. This metric is reported as unadjusted for the items related to talent acquisition.

The following table reconciles the Summary Compensation Table compensation to the Compensation Actually Paid disclosed in the above table.

Year	PEO			Average Non-PEO NEOs
	2020	2021	2022	2020	2021	2022
Summary Compensation Table Total Compensation	$1,271,194	$1,431,274	$1,646,631	$599,677	$650,852	$745,198
– Grant Date Fair Value of Stock Awards Granted in Fiscal Year	(340,288)	(340,010)	(389,337)	(145,962)	(98,801)	(108,683)
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	335,536	292,100	503,639	153,233	84,883	140,587
+ Change in Fair Value of Outstanding and Unvested Stock Awards Granted in Prior Fiscal Years	(39,420)	(85,273)	248,870	(18,837)	(13,992)	81,843
+ Change in Fair Value as of Vesting Date of Stock Awards Granted in Prior Fiscal Years for which Applicable Vesting Conditions were Satisfied during the Fiscal Year	(39,488)	30,765	8,093	(19,571)	15,187	3,577
Compensation Actually Paid	$1,187,534	$1,328,856	$2,017,896	$568,540	$638,129	$862,522

The valuation assumptions used to calculate equity award fair values in the above table are prescribed by Item 402(v) of Regulation S-K and did not materially differ from those disclosed at the time of the grant.

The illustrations below provide a graphical description of CAP (as calculated in accordance with the SEC rules) and the following measures:

•the Company's and the indexed cumulative total shareholder return (assuming an initial fixed investment of $100);
•the Company's Net Income; and
•the Company Selected Measure, which is Diluted Earnings per Share.

Total Shareholder Return versus Compensation Actually Paid
$3
$2
$2
$1
$1
$0
Compensation Actually Paid ($M)
$140
$120
$100
$80
$60
Value of $100 Investment From 12/31/2019
$1.19
$0.57
$1.33
$0.64
$2.02
$0.86
HFWA
S&P US Smallcap Banks
12/31/2019
12/31/2020
12/31/2021
12/31/2022
PEO CAP ($M)
Average Non-PEO NEO CAP ($M)
HFWA
S&P US Smallcap Banks

Net Income versus Compensation Actually Paid
$3
$2
$2
$1
$1
$0
$120
$100
$80
$60
$40
$20
$0
Compensation Actually Paid ($M)
Net Income
$1.19
$0.57
$46.57
$1.33
$0.64
$98.04
$2.02
$0.86
$81.88
12/31/2020
12/31/2021
12/31/2022
PEO CAP ($M)
Average Non-PEO NEO CAP ($M)
Net Income

Diluted Earnings per Share versus Compensation Actually Paid
Compensation Actually Paid ($M)
Diluted Earnings per Share
$3
$2
$2
$1
$1
$0
$3.00
$2.50
$2.00
$1.50
$1.00
$0.50
$0.00
$1.29
$2.73
$2.31
$1.19
$0.57
$1.33
$0.64
$2.02
$0.86
12/31/2020
12/31/2021
12/31/2022
PEO CAP ($M)
Average Non-PEO NEO CAP ($M)
EPS

In the Company's assessment, the most important financial measures used to link CAP to our NEOs, for the most recently completed fiscal year, to the Company's performance were the following:

Most Important Financial Performance Measures
Diluted Earnings per Share
Net Charge Offs/Average Loans
Overhead Ratio
Loan Growth
Return on Average Tangible Common Equity
Three-Year Total Shareholder Return
REPORT OF THE AUDIT AND FINANCE COMMITTEE
The following Report of the Audit and Finance Committee of the Board of Directors for the year ended December 31, 2022 shall not be deemed to be soliciting material or to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent Heritage specifically incorporates this report therein, and shall not otherwise be deemed filed under these Acts.

Management is responsible for: (1) preparing Heritage’s financial statements so that they comply with generally accepted accounting principles and fairly present Heritage’s financial condition, results of operations and cash flows; (2) issuing financial reports that comply with the requirements of the SEC; and (3) establishing and maintaining adequate internal control structures and procedures for financial reporting. The Audit and Finance Committee’s responsibility is to monitor and oversee these processes. In furtherance of its role, the Audit and Finance Committee undertakes periodic reviews of Heritage’s internal controls and areas of potential exposure, such as litigation matters. The Committee meets at least quarterly and reviews the interim financial results and earnings releases prior to their publication.
The Audit and Finance Committee reports as follows with respect to Heritage’s audited financial statements for the year ended December 31, 2022:
•The Audit and Finance Committee has reviewed and discussed the audited financial statements with management;
•The Audit and Finance Committee has discussed with the independent registered public accounting firm, Crowe LLP, the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as amended, as adopted by the Public Company Accounting Oversight Board;
•The Audit and Finance Committee has received the written disclosures and the letter from Crowe LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Crowe LLP’s communications with the Audit and Finance Committee concerning its independence, and has discussed the same with Crowe LLP; and
•The Audit and Finance Committee has, based on its review and discussions with management of the 2022 audited financial statements and discussions with the independent registered public accounting firm, recommended to the Board of Directors that Heritage’s audited financial statements for the year ended December 31, 2022 be included in its Annual Report on Form 10-K.

The foregoing report is provided by the following directors, who constitute the Audit and Finance Committee for the year ended December 31, 2022:

Respectfully submitted by Brian S. Charneski, Chair, Trevor D. Dryer, Deborah J. Gavin, Jeffrey S. Lyon, and Anthony B. Pickering

PROPOSAL 4—APPROVAL OF THE 2023 OMNIBUS EQUITY PLAN
Proposed 2023 Omnibus Equity Plan
On December 20, 2022, based upon the recommendation of the Compensation Committee, our Board of Directors approved the Heritage Financial Corporation 2023 Omnibus Equity Plan (which we refer to as the “2023 Plan”), subject to approval by the shareholders at our 2023 annual meeting of shareholders. The 2023 Plan provides for an increase in the total number of shares currently authorized for stock awards by the Company. Our Compensation Committee and Board of Directors believe that adopting the 2023 Plan at this time is needed to ensure that a sufficient number of shares will be available for future awards. Without the additional shares, our Compensation Committee and Board believe that we will be impaired in our ability to use stock-based long-term incentives to continue to grow and to attract, motivate, and retain the most qualified key employees and directors.

In determining the number of shares of Heritage common stock to be authorized under the 2023 Plan, our Compensation Committee and Board of Directors considered our size, number of outstanding shares of Heritage common stock, and employee headcount, and the Committee and Board believe that a share reserve of 1,250,000 shares is appropriate. The Committee and the Board believe that this number of shares is likely to be sufficient to fund the stock-based incentive program of the combined companies for approximately five years based on historical usage. Upon shareholder approval of the 2023 Plan, Heritage’s 2014 Omnibus Equity Plan (which we refer to as the “2014 Plan”) will be frozen and no more awards will be granted under it.

Equity Plan Information as of March 15, 2023
The table below shows the current shares reserved for issuance of outstanding awards and available for future grant under the 2014 Plan as well as the impact of the 2023 Plan if approved by shareholders. Employees and non-employee directors are eligible to receive awards under the 2014 Plan and will continue to be eligible to receive future awards granted under the 2023 Plan.

Equity Compensation Plans	Current (as of March 15, 2023)		Following Adoption of 2023 Plan
	Shares Reserved for Issuance of Outstanding Awards	Shares Available for Future Awards	Shares Reserved for Issuance of Outstanding Awards	Shares Available for Future Awards
2014 Plan	430,457	162,703	430,457	—
2023 Plan	—	—	—	1,250,000

Shares reserved for issuance of outstanding awards as of March 15, 2023 are as follows:

Equity Compensation Plans	Types of Awards		Weighted Average Exercise Price of Stock Options	Weighted Average Term to Expiration (Years)
	Stock Options	Full-Value Shares
2014 Plan	—	430,457	—	—

Our current shares reserved for issuance of outstanding awards plus our shares available for future awards (together, our "Total Overhang") represents approximately 1.7% of our record date common shares outstanding. Should shareholders approve the 2023 Plan, our resulting Total Overhang represents approximately 4.8% of our record date common shares outstanding. The Committee and Board believe the Total Overhang following adoption of the 2023 Plan should not be viewed as excessive by shareholders.

Notwithstanding the 162,703 shares available for grant under the 2014 Plan as of March 15, 2023, the Company has not granted, and commits that it will not grant, any new awards under the 2014 Plan between March 15, 2023 and the annual meeting on May 3, 2023. In addition, upon approval of the 2023 Plan, no new awards will be made or granted under the 2014 Plan and none of the 162,703 shares available under the 2014 Plan will be rolled forward or carried over to the 2023 Plan and such remaining shares will be cancelled. Shares currently outstanding under the 2014 Plan will remain governed by the terms of the 2014 Plan.

In addition, the below highlights our average share burn rate over our three most recently completed fiscal years:

Fiscal Year	Number of Stock Options Granted	Number of Full-Value Shares Granted	Basic Weighted Average Common Shares Outstanding at Fiscal Year End	Share Burn Rate
2022	—	230,402	35,103,465	0.66%
2021	—	147,944	35,677,851	0.41%
2020	—	200,972	36,014,445	0.56%
Average	—	193,106	35,598,587	0.54%

Our Committee and Board believe that our most recent three-year average share burn rate of 0.54% should be viewed favorably by our shareholders. We do not anticipate a significant increase in our average burn rate going forward and estimate the additional shares to be authorized for issuance under the 2023 Plan (1,250,000) will be sufficient for approximately five years of future grants based on the historical and anticipated usage.

Shareholder Approval; Best Practices
Our Board of Directors has approved the 2023 Plan to promote the long-term financial success of the Company and its subsidiaries by attracting and retaining key employees and directors and directed that the 2023 Plan be submitted for approval by our shareholders. We are submitting the 2023 Plan to our shareholders at this time to:

• Replace Heritage’s 2014 Plan; and
• Comply with Nasdaq rules, which require shareholder approval.

If the 2023 Plan is not approved by our shareholders, it will not be adopted, and we will continue to operate under the 2014 Plan until its expiration in 2024. In the event that the 2023 Plan is not approved and the 2014 Plan expires, we believe that higher cash compensation may be required to attract and retain key employees and directors. The 2023 Plan submitted for approval reflects current practices in equity incentive plans that we consider best practices, such as:

• Limit on Shares Available for Issuance. The number of authorized shares under the 2023 Plan is fixed at 1,250,000, with adjustments for certain corporate transactions. As of the effective date of the 2023 Plan, no new grants will be made under the 2014 Plan. The 2023 Plan does not include an “evergreen” feature that would cause the number of authorized shares to automatically increase in future years.

• Multiple Award Types. The 2023 Plan permits the issuance of stock options, stock appreciation rights, restricted stock units, restricted stock, and other types of equity grants, subject to the share limits of the plan. This breadth of award types will enable the plan administrator to tailor awards in light of the accounting, tax, and other standards applicable at the time of grant. Historically, these standards have changed over time.

• No Repricings. Repricing of options and SARs generally is prohibited without prior shareholder approval, with customary exceptions for stock dividends or splits, reorganizations, recapitalizations, and similar events.

• No Discount Stock Options or SARs. All options and SARs must have an exercise price equal to or greater than the fair market value of our common stock on the date the option or SAR is granted.

• Conservative Change in Control Provisions. The change in control provisions under the 2023 Plan provide for acceleration of vesting in the event of a change in control only if the 2023 Plan is not assumed by the successor entity or the participant incurs a termination of service without cause or for good reason within twenty-four months following the change in control.

• Clawback Policy Implementation. All awards under the 2023 Plan will be subject to any applicable Company clawback policy in effect from time to time.

• Independent Oversight. The 2023 Plan will be administered by a committee of independent board members.

A summary of the material provisions of the 2023 Plan is set forth below. A copy of the 2023 Plan is set forth as Appendix A to this Proxy Statement.

Purpose
The 2023 Plan was established by our Board of Directors to promote the Company’s long-term financial success, to attract, retain, and reward persons who can contribute to the Company’s success, and to further align the participants’ interests with those of the Company’s shareholders. The 2023 Plan will be administered by a committee selected by the Board, currently our Compensation Committee (the “Committee”), which will select award recipients from the eligible participants, determine the types of awards to be granted and the number of shares covered by the awards, and determine the applicable terms, conditions, performance criteria, restrictions, and other provisions of such awards, including any vesting or accelerated vesting requirements or conditions applicable to an award or awards.

General
The 2023 Plan incorporates a broad variety of equity-based incentive compensation elements to provide the Committee with significant flexibility to address the requirements and limitations of applicable legal, regulatory, and financial accounting standards in a manner mutually consistent with the purposes of the 2023 Plan and the best interests of the Company.

The maximum number of shares of the Company’s common stock that may be delivered under the 2023 Plan is 1,250,000, with adjustments for certain corporate transactions and for forfeited shares. As of the date of shareholder approval of the 2023 Plan, no additional awards will be granted under the 2014 Plan. Any shares that are covered under a 2023 Plan award that are forfeited, expire, are cancelled, or the like will again become available for delivery under the 2023 Plan. For stock appreciation rights (“SARs”) that are settled in shares, the full number of covered shares set forth in the applicable award agreement will be counted for purposes of these limitations. If any option granted under the 2023 Plan is exercised by tendering shares, the full number of covered shares issued net of the shares tendered will be counted for purposes of these limitations.

The 2023 Plan’s effective date would be the date of its approval by the Company’s shareholders. If approved, the 2023 Plan will continue in effect until terminated by our Board of Directors. However, no awards may be granted under the 2023 Plan after the ten-year anniversary of its effective date. Any awards that are outstanding after the tenth anniversary of the effective date will remain subject to the terms of the 2023 Plan.

The following additional limits apply to awards under the 2023 Plan:
• The maximum number of shares that may be covered by options or SARs that are granted to any one director during any calendar year is 50,000 shares; and
• The maximum number of shares that may be covered by stock awards that are granted to any one director during any calendar year is 50,000 shares.

The Committee may use shares available under the 2023 Plan as the form of payment for grants or rights earned or due under any compensation plans or arrangements of the Company or a subsidiary, including the plans and arrangements of the Company or a subsidiary assumed in business combinations.

In the event of a corporate transaction involving the stock of the Company (such as a stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization or merger), the foregoing share limitations and all outstanding awards will automatically be adjusted proportionally and uniformly to reflect such event. However, the Committee may adjust awards, or prevent the automatic adjustment of awards, to preserve the benefits or potential benefits of awards under the 2023 Plan.

Awards granted under the 2023 Plan generally will not be transferable except as designated by the participant by will or by the laws of descent and distribution or pursuant to a domestic relations order. However, the Committee has the discretion to permit the transfer of awards under the 2023 Plan to immediate family members of participants, trusts, and other entities established for the primary benefit of such family members, as long as the transfers are made without value to the participant.

Eligibility
Selected employees and directors of, and eligible service providers to, the Company and its subsidiaries are eligible to become participants in the 2023 Plan, except only employees may be granted incentive stock options. The

Committee will determine the specific individuals who will be granted awards under the 2023 Plan and the type and amount of any such awards.

Options
The Committee may grant incentive stock options and nonqualified stock options to purchase stock at a specified exercise price. Each award must be pursuant to an award agreement setting forth the provisions of the individual award. Awards of options must expire no later than 10 years from the date of grant (and no later than five years for incentive stock options granted to a person that beneficially owns 10% or more of the Company’s common stock).

The exercise price for any option may not be less than the fair market value of the Company’s common stock on the date the option is granted. In addition, the exercise price of an incentive stock option granted to a person that beneficially owns 10% or more of the Company’s common stock at the time of grant may not be less than 110% of the fair market value of the stock on the date the option is granted. The exercise price of an option may, however, be higher or lower than the fair market value for an option granted in replacement of an existing award held by an employee or director of, or service provider to, a third party that is acquired by the Company or one of its subsidiaries. The exercise price of an option may not be decreased after the date of grant nor may an option be surrendered to the Company as consideration for the grant of a replacement option with a lower exercise price, except as approved by the Company’s shareholders, as adjusted for corporate transactions described above, or in the case of options granted in replacement of existing awards granted under a predecessor plan.

Options awarded under the 2023 Plan will be exercisable in accordance with the terms established by the Committee. Any incentive stock option granted under the 2023 Plan that fails to continue to qualify as an incentive stock option will be deemed to be a nonqualified stock option and the Committee may unilaterally modify any incentive stock option to disqualify it as an incentive stock option. The full purchase price of each share of stock purchased upon the exercise of any option must be paid at the time of exercise of an option. As determined by the Committee, the exercise price of an option may be paid in cash, in shares of the Company’s common stock (valued at fair market value as of the day of exercise), by net exercise, by other property deemed acceptable by our Board of Directors or by irrevocably authorizing a third party to sell shares of the Company’s common stock and remit a sufficient portion of the proceeds to the Company to satisfy the exercise price (sometimes referred to as a “cashless exercise”) or in any combination of the foregoing methods deemed acceptable by the Committee. In a net exercise, the person exercising the option does not pay any cash and the net number of shares received is equal in value to the number of shares as to which the option is being exercised, multiplied by a fraction, the numerator of which is the fair market value less the exercise price, and the denominator of which is fair market value.

Stock Appreciation Rights
SARs entitle the participant to receive cash or stock equal in value to, or based on the value of, the amount by which the fair market value of a specified number of shares on the exercise date exceeds an exercise price established by the Committee. Except as described below, the exercise price for an SAR may not be less than the fair market value of the stock on the date the SAR is granted. However, the exercise price may be higher or lower than fair market value for an SAR granted in replacement of an existing award held by an employee, director, or service provider of a third party that is acquired by the Company or one of its subsidiaries, or for SARs granted under a predecessor plan. SARs will be exercisable in accordance with the terms established by the Committee.

Stock Awards
A stock award is a grant of shares of the Company’s common stock or a right to receive shares of the Company’s common stock, an equivalent amount of cash or a combination thereof in the future. Awards may include stock units, bonus shares, performance shares, performance units, restricted stock, restricted stock units, deferred stock units or any other equity-based award as determined by the Committee. Any specific performance measures, performance objectives, or period of service requirements may be set by the Committee in its discretion.

Forfeiture
Unless specifically provided to the contrary in the applicable award agreement, if a participant’s service is terminated for cause, any outstanding award held by the participant will be forfeited immediately and the participant will have no further rights under the award.

Further, except as otherwise provided by the Committee, if a participant breaches a non-competition, non-solicitation, non-disclosure, non-disparagement, or other restrictive covenant in any agreement between the participant and the Company or a subsidiary, whether during or after the participant’s termination of service, the participant will forfeit or pay the following to the Company:

• All outstanding awards granted to the participant under the 2023 Plan, including awards that have become vested or exercisable;
• Any shares held by the participant in connection with the 2023 Plan that were acquired after the participant’s termination of service and within the twelve-month period immediately preceding the participant’s termination of service;
• The profit realized by the participant from the exercise of any stock options and SARs that the participant exercised after the participant’s termination of service and within the twelve-month period immediately preceding the participant’s termination of service; and
• The profit realized by the participant from the sale or other disposition of any shares received by the participant in connection with the 2023 Plan after the participant’s termination of service and within the 12-month period immediately preceding the participant’s termination of service, where such sale or disposition occurs in such similar time period.

Change in Control
Unless otherwise provided in an award agreement, upon the occurrence of a change in control, all stock options and SARs under the 2023 Plan then held by the participant will become fully exercisable immediately if, and all stock awards will become fully earned and vested immediately if, (i) the 2023 Plan is not an obligation of the successor entity following a change in control or (ii) the 2023 Plan is an obligation of the successor entity following a change in control and the participant incurs a termination of service without cause or for good reason within twenty-four months following the change in control. Notwithstanding the immediately preceding sentence, if the vesting of an award is conditioned upon the achievement of performance measures, then such performance measures shall be deemed achieved at target level performance.

For purposes of the 2023 Plan, a “change in control” generally will be deemed to occur upon any of the following: (i) the acquisition by any person of beneficial ownership of 50% or more of the Company’s voting securities; (ii) during any twelve-month period, a majority of our Board members serving as of the 2023 Plan’s effective date, or whose election was approved by a vote of two-thirds of the directors then in office, no longer serves as directors; (iii) a merger involving the Company if the shareholders immediately before the merger do not own, immediately following the merger, more than 50% of the voting securities of the corporation resulting from the merger in substantially the same proportion as their ownership before the merger; (iv) a complete liquidation or dissolution of the Company or the sale of all or substantially all the assets of the Company; or (v) acceptance by the shareholders of shares in a share exchange if the shareholders immediately before the exchange do not own, immediately following the exchange, more than 50% of the voting securities of the corporation resulting from the exchange in substantially the same proportion as their ownership immediately before the exchange, in each case subject to certain exceptions set forth in the 2023 Plan.

In the event an award under the 2023 Plan constitutes “deferred compensation” for purposes of Code Section 409A, and the settlement or distribution of the award is triggered by a change in control, then such settlement or distribution will be subject to the event constituting the change in control also constituting a “change in control event” for purposes of Code Section 409A.

Amendment and Termination
Our Board of Directors may at any time amend or terminate the 2023 Plan or any award granted under the 2023 Plan, but any amendment or termination generally may not impair the rights of any participant without the participant’s written consent. The Board may not amend any provision of the 2023 Plan to materially increase the original number of shares that may be issued under the 2023 Plan (other than as provided in the 2023 Plan), materially increase the benefits accruing to a participant or materially modify the requirements for participation in the 2023 Plan without approval of the Company’s shareholders. However, the Board may amend the 2023 Plan at any time, retroactively or otherwise, to ensure that the 2023 Plan complies with current or future law without shareholder approval, and the Board may unilaterally amend the 2023 Plan and any outstanding award, without participant consent, in order to avoid the application of, or to comply with, Code Section 409A.

Clawback Policy
All awards, amounts and benefits received under the 2023 Plan will be subject to potential cancellation, recoupment, rescission, payback or other action in accordance with the terms of any applicable Company clawback policy or any applicable law even if adopted after the Plan becomes effective.

U.S. Federal Income Tax Considerations
The following is a summary of the current U.S. federal income tax consequences that may arise in conjunction with participation in the 2023 Plan.

Nonqualified Stock Options
The grant of a nonqualified stock option generally will not result in taxable income to the participant. Except as described below, the participant generally will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares acquired over the exercise price for those shares and the Company generally will be entitled to a corresponding deduction. Gains or losses realized by the participant upon disposition of such shares generally will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

Incentive Stock Options
The grant of an incentive stock option generally will not result in taxable income to the participant. The exercise of an incentive stock option generally will not result in taxable income to the participant, provided that the participant was, without a break in service, an employee of the Company or a subsidiary during the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the participant is disabled, as that term is defined in the Code).

The excess of the fair market value of the shares at the time of exercise of an incentive stock option over the exercise price generally will be an adjustment that is included in the calculation of the participant’s alternative minimum taxable income for the tax year in which the incentive stock option is exercised. For purposes of determining the participant’s alternative minimum tax liability for the year of disposition of the shares acquired pursuant to the incentive stock option exercise, the participant generally will have a basis in those shares equal to the fair market value of the shares at the time of exercise.

If the participant does not sell or otherwise dispose of the shares within two years from the date of the grant of the incentive stock option or within one year after the transfer of such stock to the participant, then, upon disposition of such shares, any amount realized in excess of the exercise price generally will be taxed to the participant as capital gain. A capital loss generally will be recognized to the extent that the amount realized is less than the exercise price.
If the foregoing holding period requirements are not met, the participant generally will realize ordinary income at the time of the disposition of the shares, in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price, and the Company generally will be entitled to a corresponding deduction. If the amount realized exceeds the value of the shares on the date of exercise, any additional amount generally will be capital gain. If the amount realized is less than the exercise price, the participant generally will recognize no income, and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares.

Stock Appreciation Rights
The grant of an SAR generally will not result in taxable income to the participant. Upon exercise of an SAR, the fair market value of shares received generally will be taxable to the participant as ordinary income and the Company will be entitled to a corresponding deduction. Gains and losses realized by the participant upon disposition of any such shares generally will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

Stock Awards
A participant who has been granted a stock award generally will not realize taxable income at the time of grant, provided that the stock subject to the award is not delivered at the time of grant, or if the stock is delivered, it is subject to restrictions that constitute a “substantial risk of forfeiture” for U.S. income tax purposes. Upon the later of delivery or vesting of shares subject to an award, the holder generally will realize ordinary income in an amount equal to the then fair market value of those shares and the Company will be entitled to a corresponding deduction. Gains or losses realized by the participant upon disposition of such shares generally will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of delivery or vesting. Dividends earned by the holder during the restriction period, if so provided, will not be paid until the related stock award vests and generally will also be compensation income to the participant and the Company will be entitled to a corresponding deduction.

Withholding of Taxes
The Company may withhold amounts from participants to satisfy withholding tax requirements. If permitted by the Committee, participants may have shares withheld from awards or may tender previously owned shares to the Company to satisfy tax withholding requirements. The shares withheld from awards may not be used to satisfy more than the maximum individual statutory tax rate for each applicable tax jurisdiction or such lesser amount as may be established by the Company.

Change in Control
Any acceleration of the vesting or payment of awards under the 2023 Plan in the event of a change in control in the Company may cause part or all of the consideration involved to be treated as an “excess parachute payment” under the Code, which may subject the participant to a 20% excise tax and preclude deduction by the Company.

Tax Advice
The preceding discussion is based on U.S. federal tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the U.S. federal income tax aspects of the 2023 Plan. A participant may also be subject to state and local taxes in connection with the grant of awards under the 2023 Plan. The Company strongly encourages participants to consult with their individual tax advisors to determine the applicability of the tax rules to the awards granted to them in their personal circumstances.

Proposed Awards
No awards have been proposed under the 2023 Omnibus Equity Plan as of the date of this Proxy Statement.

Board Recommendation
Our Board of Directors recommends that you vote FOR approval of the Heritage Financial Corporation 2023 Omnibus Equity Plan as discussed in this Proxy Statement.
PROPOSAL 5—RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Appointment of Independent Registered Public Accounting Firm

The Audit and Finance Committee of the Board of Directors has appointed Crowe LLP as Heritage's independent registered public accounting firm for the year ending December 31, 2023. You are asked to ratify the appointment of Crowe LLP at the annual meeting. Although shareholder ratification of the appointment of Crowe LLP is not required by our Bylaws or otherwise, our Board of Directors is submitting this appointment to shareholders for their ratification at the annual meeting as a matter of good corporate practice. If the appointment of Crowe LLP is not ratified by our shareholders, the Audit and Finance Committee may appoint another independent registered public accounting firm or may decide to maintain its appointment of Crowe LLP. Even if the appointment of Crowe LLP is ratified by the shareholders at the annual meeting, the Audit and Finance Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year. Crowe LLP has served as Heritage’s independent registered public accounting firm since 2012.

The Audit and Finance Committee operates under a written charter adopted by the Board of Directors. In fulfilling its oversight responsibility of reviewing the services performed by Heritage’s independent registered public accounting firm, the Committee carefully reviews the policies and procedures for the engagement of the independent registered public accounting firm. The Audit and Finance Committee discussed with Crowe LLP the overall scope and plans for the audit, and the results of the audit for the year ended December 31, 2022. Heritage also reviewed and discussed its fees with Crowe LLP, as described below, and determined the fees billed for services were compatible with Crowe LLP maintaining its independence.

A representative of Crowe LLP is expected to attend the virtual annual meeting of shareholders to respond to appropriate questions and will have an opportunity to make a statement if he or she so desires.

The Board of Directors unanimously recommends that you vote FOR the ratification of the appointment of Crowe LLP as the independent registered public accounting firm for Heritage for the year ending December 31, 2023.
Audit Fees

The following table sets forth the aggregate fees billed or expected to be billed to Heritage by its principal accountant for or during the years indicated. Crowe LLP audited Heritage’s consolidated financial statements for the years ended December 31, 2022 and 2021.

	Year-Ended December 31,
	2022	2021
Audit Fees (1)	$739,500	$716,000
Audit-Related Fees (2)	34,400	34,300
All Other Fees (3)	48,000	—
Total	$821,900	$750,300
(1)Audit fees consist of fees paid for the audit of Heritage’s consolidated financial statements included in Form 10-K, the audit of Heritage’s internal control over financial reporting and the reviews of the interim condensed consolidated financial statements included in Form 10-Qs, including services normally provided by an accountant in connection with statutory and regulatory filings or engagements, and the review of registration statements filed with the SEC and the issuance of consents.
(2)Audit-related fees include fees for the audit of the employee benefit plan sponsored by Heritage.
(3)All other fees is related to the consulting engagement to perform a Fair Lending Risk Assessment and Gap Analysis.
Pre-approval Policy

It is the policy of the Audit and Finance Committee to pre-approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm and the estimated fees for these services. Pre-approval is typically granted by the full Audit and Finance Committee. In considering non-audit services, the Audit and Finance Committee will consider various factors, including, but not limited to, whether it would be beneficial to have the service provided by the independent registered public accounting firm and whether the service could compromise the independence of the independent registered public accounting firm. For the year ended December 31, 2022, the Audit and Finance Committee approved all, or 100%, of the services provided by Crowe LLP that were designated as audit fees, audit-related fees and all other fees as set forth in the table above.
DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Securities Exchange Act requires our directors and executive officers, and persons who own more than 10% of Heritage's common stock to report their initial ownership of the common stock and any subsequent changes in that ownership to the SEC. Specific due dates for these reports have been established by the SEC and we are required to disclose in the Proxy Statement any late filings or failures to file. Based solely on our review of the copies of such forms we have received and written representations provided to us by the above-referenced persons we believe that, during the year ended December 31, 2022, all filing requirements applicable to our reporting officers, directors and greater than 10% shareholders were properly and timely complied with, with the exception of one transaction by Mr. Chalfant that was inadvertently reported late.
SHAREHOLDER PROPOSALS
In order to be eligible for inclusion in the proxy materials for next year’s annual meeting of shareholders, any shareholder proposal to take action at such meeting must be received at the executive office at 201 Fifth Avenue S.W., Olympia, Washington 98501, no later than November 23, 2023. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act, and as with any shareholder proposal (regardless of whether included in our proxy materials), our Articles of Incorporation and Bylaws.

Our Articles of Incorporation generally provide that shareholders will have the opportunity to nominate Heritage directors if the nominations are made in writing and delivered to our Board Chair not less than 14 days nor more than 50 days before such annual meeting of shareholders; provided, however, if less than 21 days’ notice of the meeting is given, the shareholder’s notice shall be delivered to the Board Chair no later than the close of the seventh day following the date on which notice of the meeting was mailed to shareholders. As specified in the Articles of Incorporation, the notice with respect to nominations for election of directors must set forth certain information regarding each nominee for election as a director, including the name and address of each proposed nominee, the principal occupation of each proposed nominee, the total number of shares of Heritage common stock that will be voted for each shareholder proposed nominee, the name and address of the nominating shareholder, and the number of shares of Heritage common stock owned by the nominating shareholder. Heritage’s Corporate Governance/Nominating Committee, in its discretion, may disregard any nominations that do not comply with the above-listed requirements. Upon the Corporate Governance/Nominating Committee’s instructions, the vote teller may disregard all votes cast for a nominee if the nomination does not comply with the above-listed requirements.
MISCELLANEOUS
The Board of Directors is not aware of any business to come before the annual meeting other than the matters described in this Proxy Statement. However, if any other matters should properly come before the meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.
We will pay the cost of soliciting proxies. In addition to furnishing the proxy materials to our shareholders, our directors, officers and employees may also solicit proxies personally, electronically or by telephone without additional compensation. In addition, we have engaged Advantage Proxy to assist in distributing proxy materials and contacting record and beneficial owners of our common stock. We have agreed to pay a fee of $3,250, including out-of-pocket expenses, for these services. We will also reimburse brokers and other nominees for their expenses in sending these materials to you and obtaining your voting instructions.
Our annual report for the year ended December 31, 2022 (including consolidated financial statements) has been furnished along with this Proxy Statement to all shareholders of record as of March 8, 2023. The annual report is not to be treated as part of the proxy solicitation material or having been incorporated by reference in this Proxy Statement. A copy of Heritage’s Form 10-K that was filed with the SEC on February 24, 2022 will be provided to you without charge if you were a shareholder of Heritage as of March 8, 2023. Please make your written request to:

Heritage Financial Corporation
Attention: Kaylene M. Lahn
Corporate Secretary
201 Fifth Avenue S.W.
Olympia, Washington 98501

APPENDIX A
Heritage Financial Corporation
2023 Omnibus Equity Plan

Article 1
INTRODUCTION

Section 1.1    Purpose, Effective Date, and Term. The purpose of this Heritage Financial Corporation 2023 Omnibus Equity Plan is to: (a) promote the growth, profitability and long-term financial success of the Company and its Subsidiaries; (b) incentivize employees, directors and service providers of the Company and its Subsidiaries to achieve long-term corporate objectives; (c) attract and retain employees, directors and service providers who can and do contribute to such financial success, and to further align their interests with those of the Company’s Shareholders; and (d) provide such individuals with an opportunity to acquire Shares of the Company’s common stock. The “Effective Date” of the Plan is May 3, 2023, the date of the approval of the Plan by the Shareholders. The Plan shall remain in effect as long as any Awards are outstanding; provided, however, that no Awards may be granted after the ten (10)-year anniversary of the Effective Date.

Section 1.2    Participation. Each employee and director of, and service provider to, the Company and each Subsidiary who is granted, and currently holds, an Award in accordance with the provisions of the Plan shall be a “Participant” in the Plan. Award recipients shall be limited to employees and directors of, and service providers (with respect to which issuances of securities may be registered under Form S-8) to, the Company and its Subsidiaries; provided, however, that an Award (other than an Award of an ISO) may be granted to an individual prior to the date on which he or she first performs services as an employee, director, or service provider, provided that such Award shall not become vested prior to the date such individual commences such services.

Section 1.3    Definitions. Capitalized terms in the Plan shall be defined as set forth in the Plan (including the definition provisions of Article 8).

Article 2
AWARDS

Section 2.1    General. Any Award may be granted singularly, in combination with another Award (or Awards), or in tandem whereby the exercise or vesting of one (1) Award held by a Participant cancels another Award held by the Participant. Each Award shall be subject to the provisions of the Plan and such additional provisions as the Committee may provide with respect to such Award and as may be evidenced in the Award Agreement. Subject to the provisions of Section 3.4(b), an Award may be granted as an alternative to or replacement of an existing Award or an award under the Plan, any other plan of the Company or a Subsidiary, the Predecessor Plan, or as the form of payment for grants or rights earned or due under any other compensation plan or arrangement of the Company or a Subsidiary, including the plan of any entity acquired by the Company or a Subsidiary. The types of Awards that may be granted include the following:

(a)    Stock Options. A stock option represents the right to purchase Shares at an exercise price established by the Committee. Any stock option may be either an ISO or a nonqualified stock option that is not intended to be an ISO. No ISOs may be (i) granted after the ten (10)-year anniversary of the Effective Date or (ii) granted to a non-employee. To the extent the aggregate Fair Market Value (determined at the time of grant) of Shares with respect to which ISOs are exercisable for the first time by any Participant during any calendar year under all plans of the Company and its Subsidiaries exceeds one hundred thousand dollars ($100,000), the stock options or portions thereof that exceed such limit shall be treated as nonqualified stock options. Unless otherwise specifically provided by the Award Agreement, any stock option granted under the Plan shall be a nonqualified stock option. All or a portion of any ISO granted under the Plan that does not qualify as an ISO for any reason shall be deemed to be a nonqualified stock option. In addition, any ISO granted under the Plan may be unilaterally modified by the Committee to disqualify such stock option from ISO treatment such that it shall become a nonqualified stock option.

(b)    Stock Appreciation Rights. A stock appreciation right (an “SAR”) is a right to receive, in cash, Shares or a combination of both (as shall be reflected in the respective Award Agreement), an amount equal to or based upon the excess of (i) the Fair Market Value at the time of exercise of the SAR over (ii) an exercise price established by the Committee.

(c)    Stock Awards. A stock award is a grant of Shares or a right to receive Shares (or their cash equivalent or a combination of both, as shall be reflected in the respective Award Agreement, excluding Awards designated as stock options or SARs by the Committee) based on the satisfaction of such
i

conditions as may be established by the Committee. Such Awards may include bonus shares, performance shares, stock units, performance units, restricted stock, restricted stock units, deferred stock units or any other equity-based Award as determined by the Committee.

Section 2.2    Exercise of Stock Options and SARs. A stock option or SAR shall be exercisable in accordance with such provisions as may be established by the Committee; provided, however, that a stock option or SAR shall expire no later than ten (10) years after its grant date (five (5) years in the case of an ISO with respect to a 10% Shareholder). The exercise price of each stock option and SAR shall be not less than one hundred percent (100%) of the Fair Market Value on the grant date (or, if greater, the par value of a Share); provided, however, that the exercise price of an ISO shall be not less than one hundred ten percent (110%) of Fair Market Value on the grant date in the case of a 10% Shareholder; and provided, further, that, to the extent permitted under Code Section 409A, and subject to Section 3.4(b), the exercise price may be higher or lower in the case of stock options and SARs granted in replacement of existing awards held by an employee, director, or service provider granted by an acquired entity. The payment of the exercise price of a stock option shall be by cash or, subject to limitations imposed by applicable law, by any of the following means unless otherwise determined by the Committee from time to time: (a) by tendering, either actually or by attestation, Shares acceptable to the Committee and valued at Fair Market Value as of the day of exercise; (b) by irrevocably authorizing a third party, acceptable to the Committee, to sell Shares acquired upon exercise of the stock option and to remit to the Company no later than the third (3rd) business day following exercise a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise; (c) by payment through a net exercise such that, without the payment of any funds, the Participant may exercise the option and receive the net number of Shares equal in value to (i) the number of Shares as to which the option is being exercised, multiplied by (ii) a fraction, the numerator of which is the Fair Market Value (on the date of exercise) less the exercise price, and the denominator of which is such Fair Market Value (the number of net Shares to be received shall be rounded down to the nearest whole number of Shares); (d) by personal, certified, or cashiers’ check; (e) by other property deemed acceptable by the Committee; or (f) by any combination thereof.

Section 2.3    Dividends and Dividend Equivalents. Any Award may provide the Participant with the right to receive dividend payments or dividend equivalent payments with respect to Shares subject to the Award, which payments may be made currently or credited to an account for the Participant, may be settled in cash or Shares, and may be subject to terms or provisions similar to the underlying Award or such other terms and conditions as the Committee may deem appropriate; provided that in no event may such payments or deliveries be made unless and until the Award to which they relate vests.

Section 2.4    Forfeiture of Awards. Unless specifically provided to the contrary in an Award Agreement, upon notification of Termination of Service for Cause, any outstanding Award held by a Participant, whether vested or unvested, shall terminate immediately, such Award shall be forfeited, and the Participant shall have no further rights thereunder.

Section 2.5    Deferred Compensation. The Plan is, and all Awards are, intended to be exempt from (or, in the alternative, to comply with) Code Section 409A, and each shall be construed, interpreted, and administered accordingly. The Company does not guarantee that any benefits that may be provided under the Plan will satisfy all applicable provisions of Code Section 409A. If any Award would be considered “deferred compensation” under Code Section 409A (“Deferred Compensation”), the Committee reserves the absolute right (including the right to delegate such right) to unilaterally amend the Plan or the applicable Award Agreement, without the consent of the Participant, to avoid the application of, or to maintain compliance with, Code Section 409A. Any amendment by the Committee of the Plan or an Award Agreement pursuant to this Section 2.6 shall maintain, to the extent practicable, the original intent of the applicable provision without violating Code Section 409A. A Participant’s acceptance of any Award shall be deemed to constitute the Participant’s acknowledgment of, and consent to, the rights of the Committee under this Section 2.6, without further consideration or action. Any discretionary authority retained by the Committee pursuant to the terms of the Plan or pursuant to an Award Agreement shall not be applicable to an Award that is determined to constitute Deferred Compensation, if such discretionary authority would contravene Code Section 409A.

Article 3
SHARES SUBJECT TO PLAN

Section 3.1    Available Shares. The Shares with respect to which Awards may be granted shall be Shares currently authorized but unissued, currently held, or, to the extent permitted by applicable law, subsequently acquired by the Company, including Shares purchased in the open market or in private transactions.

Section 3.2    Share Limitations.

(a)    Share Reserve. Subject to the following provisions of this Section 3.2, the maximum number of Shares that may be delivered under the Plan shall be 1,250,000 (all of which may be granted as ISOs and all of which may be granted as full value awards). The maximum number of Shares available for delivery under the Plan (including the number that may be granted as ISOs) and the number of Shares subject to outstanding Awards shall be subject to adjustment as provided in Section 3.4. For purposes of this Section 3.2, tandem Awards shall not be double-counted and Awards payable solely in cash shall not be counted. As of the Effective Date, no new awards shall be granted under the Predecessor Plan; provided, however, for the avoidance of doubt, that all existing awards granted under such Predecessor Plan prior to the Effective Date will remain in full force and effect and will continue to be governed by the terms of the Predecessor Plan and the award agreements thereunder.

(b)    Reuse of Shares.

(i)    To the extent any Shares covered by an Award are not delivered to a Participant or beneficiary for any reason, including because the Award is forfeited (including unvested stock awards), canceled, or settled in cash, such Shares shall not be deemed to have been delivered for purposes of determining the maximum number of Shares available for delivery under the Plan and shall again become eligible for delivery under the Plan.

(ii)    With respect to SARs that are settled in Shares, the full number of covered Shares set forth in the Award Agreement shall be counted for purposes of determining the maximum number of Shares available for delivery under the Plan.

(iii)    If the exercise price of any stock option granted under the Plan is satisfied by tendering Shares to the Company (whether by actual delivery or by attestation and whether or not such surrendered Shares were acquired pursuant to an award) or by the net exercise of the award, the full number of covered Shares set forth in the Award Agreement shall be deemed delivered for purposes of determining the maximum number of Shares available for delivery under the Plan.

(iv)    If the withholding tax liabilities arising from an Award are satisfied by the tendering of Shares to the Company (whether by actual delivery or by attestation and whether or not such tendered Shares were acquired pursuant to an award) or by the withholding of or reduction of Shares by the Company, such Shares shall be deemed to have been delivered for purposes of determining the maximum number of Shares available for delivery under the Plan.

Section 3.3    Limitations on Grants to Director Participants. With respect to any Award to a Director Participant:

(a)    Stock Options and SARs. The maximum number of Shares that may be subject to stock options or SARs granted to any one (1) Director Participant during any calendar year shall be fifty thousand (50,000).

(b)    Stock Awards. The maximum number of Shares that may be subject to stock awards that are granted to any one (1) Director Participant during any calendar year shall be fifty thousand (50,000).

(c)    Cash-Based Director Fees. The foregoing limitations shall not apply to cash-based director fees that the Director elects to receive in the form of Shares or Share based units equal in value to the cash‑based director fee.

Section 3.4    Corporate Transactions; No Repricing.

(a)    Adjustments. To the extent permitted under Code Section 409A, and to the extent applicable, in the event of a corporate transaction involving the Company or the Shares (including any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, or other similar event which the Committee determines affects the Shares such that an adjustment pursuant to this Section 3.4 is appropriate to prevent the enlargement or dilution of rights), all outstanding Awards, the number of Shares available for delivery under the Plan under Section 3.2, and each of the specified limitations set forth in Section 3.3 shall be adjusted automatically to proportionately and uniformly reflect such transaction; provided, however, that, subject to Section 3.4(b), the Committee may otherwise adjust Awards (or prevent such automatic adjustment) as it deems necessary, in its sole discretion, to preserve the benefits or potential benefits of the Awards and the Plan. Action by the Committee under this Section 3.4(a) may include: (i) adjustment of the number and kind of shares that may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding stock options and SARs; and (iv) any other adjustments that the Committee determines to be equitable (which may include (A)

replacement of an Award with another award that the Committee determines has comparable value and that is based on stock of a company resulting from a corporate transaction, and (B) cancellation of an Award in return for cash payment of the current value of the Award, determined as though the Award were fully vested at the time of payment, provided that in the case of a stock option or SAR, the amount of such payment shall be the excess of the value of the stock subject to the option or SAR at the time of the transaction over the exercise price, and provided, further, that no such payment shall be required in consideration for the cancellation of the Award if the exercise price is greater than the value of the stock at the time of such corporate transaction).

(b)    No Repricing. Notwithstanding any provision of the Plan to the contrary, no adjustment or reduction of the exercise price of any outstanding stock option or SAR in the event of a decline in Stock price shall be permitted without approval by the Shareholders or as otherwise expressly provided under Section 3.4(a). The foregoing prohibition includes (i) reducing the exercise price of outstanding stock options or SARs, (ii) cancelling outstanding stock options or SARs in connection with the granting of stock options or SARs with a lower exercise price to the same individual, (iii) cancelling stock options or SARs with an exercise price in excess of the current Fair Market Value in exchange for a cash or other payment, and (iv) taking any other action that would be treated as a repricing of a stock option or SAR under the rules of the primary securities exchange or similar entity on which the Shares are listed.

Section 3.5    Delivery of Shares. Delivery of Shares or other amounts under the Plan shall be subject to the following:

(a)    Compliance with Applicable Laws. Notwithstanding any provision of the Plan to the contrary, the Company shall have no obligation to deliver any Shares or make any other distribution of benefits under the Plan unless such delivery or distribution complies with all applicable laws and the applicable requirements of any securities exchange or similar entity.

(b)    No Certificates Required. To the extent that the Plan provides for the delivery of Shares, the delivery may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any securities exchange or similar entity.

Article 4
CHANGE IN CONTROL

Section 4.1    Consequence of a Change in Control. Subject to the provisions of Section 3.4 (relating to the adjustment of shares), and except as otherwise provided in the Plan or in any Award Agreement, at the time of a Change in Control:

(a)    Subject to any forfeiture and expiration provisions otherwise applicable to the respective Awards, all stock options and SARs under the Plan then held by the Participant shall become fully exercisable immediately if, and all stock awards under the Plan then held by the Participant shall become fully earned and vested immediately if,

(i)    The Plan and the respective Award Agreements are not the obligations of the entity, whether the Company, a successor thereto, or an assignee thereof, that conducts following a Change in Control substantially all of the business conducted by the Company and its Subsidiaries immediately prior to such Change in Control; or

(ii)    The Plan and the respective Award Agreements are the obligations of the entity, whether the Company, a successor thereto, or an assignee thereof, that conducts following a Change in Control substantially all of the business conducted by the Company and its Subsidiaries immediately prior to such Change in Control, and the Participant incurs a Termination of Service without Cause or by the Participant for Good Reason within twenty-four (24) months following such Change in Control.

(b)    Notwithstanding the foregoing provisions of this Section 4.1, with respect to an Award that is subject to one or more performance objectives, upon the occurrence of any of the conditions set forth in Section 4.1(a)(i) or Section 4.1(a)(ii), such performance objectives shall be deemed achieved at target level performance.

Section 4.2    Definition of Change in Control. “Change in Control” means the first to occur of the following:

(a)    The acquisition in one (1) or more transactions by any “person” (for purposes of this definition, as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act) of “beneficial ownership” (for purposes of this definition, within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of the combined voting power of the Company’s then outstanding Voting Securities; provided, however, that for purposes of this definition, the Voting Securities acquired directly from the Company by any person shall be excluded from the determination of such person’s beneficial ownership of Voting Securities (but such Voting Securities shall be included in the calculation of the total number of Voting Securities then outstanding); or

(b)    During any twelve (12)-month period, the individuals who are members of the Incumbent Board cease for any reason to constitute more than fifty percent (50%) of the Board; provided, however, that if the election, or nomination for election by the Shareholders, of any new director was approved by a vote of at least two-thirds (2/3) of the Incumbent Board, such new director shall, for purposes of the Plan, be considered as a member of the Incumbent Board, but excluding for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; or

(c)    The consummation of a merger or consolidation involving the Company if the Shareholders immediately before such merger or consolidation do not own, directly or indirectly immediately following such merger or consolidation, more than fifty percent (50%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation in substantially the same proportion as their ownership of the Voting Securities immediately before such merger or consolidation; or

(d)    The consummation of a complete liquidation or dissolution of the Company or an agreement for the sale or other disposition of all or substantially all of the assets of the Company; or

(e)    Acceptance by the Shareholders of shares in a share exchange if the Shareholders immediately before such share exchange do not own, directly or indirectly immediately following such share exchange, more than fifty percent (50%) of the combined voting power of the outstanding voting securities of the corporation resulting from such share exchange in substantially the same proportion as their ownership of the Voting Securities outstanding immediately before such share exchange.

Notwithstanding any provision in the foregoing definition of a Change in Control to the contrary, a Change in Control shall not be deemed to occur solely because fifty percent (50%) or more of the then outstanding Voting Securities is acquired by (i) a trustee or other fiduciary holding securities under one (1) or more employee benefit plans maintained by the Company or any Subsidiary, or (ii) any corporation that, immediately prior to such acquisition, is owned directly or indirectly by the Shareholders in the same proportion as their ownership of Stock immediately prior to such acquisition.

Moreover, notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person (the “Subject Person”) acquires beneficial ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company that, by reducing the number of Voting Securities outstanding, increases the proportional number of shares beneficially owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the beneficial owner of any additional Voting Securities that increases the percentage of the then outstanding Voting Securities beneficially owned by the Subject Person, then a Change in Control shall be deemed to have occurred.

Notwithstanding anything in this Change in Control definition to the contrary, in the event that any amount or benefit under the Plan constitutes deferred compensation and the settlement of or distribution of such amount or benefit is to be triggered by a Change in Control, then such settlement or distribution shall be subject to the event constituting the Change in Control also constituting a “change in control event” (as defined in Code Section 409A).

Article 5
COMMITTEE

Section 5.1    Administration. The authority to control and manage the operation and administration of the Plan shall be vested in the Committee in accordance with this Article 5. The Committee shall be selected by the Board, provided that the Committee shall consist of two (2) or more members of the Board, each of whom is a “non-employee director” (within the meaning of Rule 16b-3 promulgated under the Exchange Act), and an “independent director” (within the meaning of the rules of the securities exchange that then constitutes the principal listing for the Stock), in each case to the extent required by the Exchange Act or the applicable rules of the securities exchange which then constitutes the principal listing for the Stock, respectively. Subject to the applicable rules of any securities exchange or similar entity, if the Committee does not exist, or for any other reason
v

determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

Section 5.2    Powers of Committee. The Committee’s administration of the Plan shall be subject to the other provisions of the Plan and the following:

(a)    The Committee shall have the authority and discretion to select from among the Company’s and the Subsidiary’s employees, directors, and service providers those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of Shares covered by the Awards, to establish the terms of Awards, to cancel or suspend Awards, and to reduce or eliminate any restrictions or vesting requirements applicable to an Award at any time after the grant of the Award.

(b)    The Committee shall have the authority and discretion to interpret the Plan and all Award Agreements, to establish, amend, and rescind any rules and regulations relating to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(c)    The Committee shall have the authority to define terms not otherwise defined in the Plan.

(d)    Any interpretation of the Plan by the Committee and any decision made by it under the Plan shall be final and binding on all persons.

(e)    In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the articles and bylaws of the Company and to all applicable law.

(f)    subject to Section 6.1 and as permitted under Code Section 409A, amend any outstanding Award Agreement in any respect, including, without limitation, to:

(i)    accelerate the time or times at which the Award becomes vested or unrestricted (and, in connection with such acceleration, the Committee may provide that any Shares acquired pursuant to such Award will be restricted shares, which are subject to vesting, transfer, forfeiture or repayment provisions similar to those in the Participant’s underlying Award);

(ii)    accelerate the time or times at which Shares are delivered under the Award (and, without limitation on the Committee’s rights, in connection with such acceleration, the Committee may provide that any Shares delivered pursuant to such Award will be restricted shares, which are subject to vesting, transfer, forfeiture or repayment provisions similar to those in the Participant’s underlying Award);

(iii)    waive or amend any goals, restrictions, vesting provisions or conditions set forth in such Award Agreement, or impose new goals, restrictions, vesting provisions and conditions; and

(iv)    reflect a change in the Participant’s circumstances (e.g., a change to part-time employment status or a change in position, duties or responsibilities or changes between employee, director, or service provider status).

(g)    determine at any time whether, to what extent and under what circumstances and the method or methods:

(i)    Awards may be settled in cash, Shares, other securities, other Awards or other property (in which event, the Committee may specify what other effects such settlement will have on the Participant’s Award, including the effect on any repayment provisions under the Plan or Award Agreement);

(ii)    Shares, other securities, other Awards or other property and other amounts payable with respect to an Award may be deferred either automatically or at the election of the Participant thereof or of the Committee;
(iii)    to the extent permitted under applicable law, loans (whether or not secured by Shares) may be extended by the Company with respect to any Awards; and

(iv)    Awards may be settled by the Company, any of its Subsidiaries or affiliates or any of their designees.

Section 5.3    Delegation by Committee. Except to the extent prohibited by applicable law, the applicable rules of any securities exchange or similar entity, the Plan, the charter of the Committee, or as necessary to comply with the exemptive provisions of Rule 16b-3 of the Exchange Act, the Committee may allocate all or any portion of its responsibilities and powers under the Plan to any one (1) or more of its members and may delegate all or any part of its responsibilities and powers under the Plan to any person or persons selected by it. The acts of such delegates shall be treated under the Plan as acts of the Committee and such delegates shall report regularly to the Committee regarding the delegated duties and responsibilities and any Awards granted. Any such allocation or delegation may be revoked by the Committee at any time.

Section 5.4    Information to be Furnished to Committee. As may be permitted by applicable law, the Company and each Subsidiary shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties under the Plan. The records of the Company and each Subsidiary as to an employee’s or Participant’s employment, termination of employment, leave of absence, reemployment, and compensation shall be conclusive with respect to all persons unless determined by the Committee to be manifestly incorrect. Subject to applicable law, Participants and other persons entitled to benefits under the Plan shall furnish the Committee such evidence, data, or information as the Committee considers desirable to carry out the terms of the Plan.

Section 5.5    Expenses and Liabilities. All expenses and liabilities incurred by the Committee in the administration and interpretation of the Plan or any Award Agreement shall be borne by the Company. The Committee may employ attorneys, consultants, accountants, or other persons in connection with the administration and interpretation of the Plan, and the Company, and its officers and directors, shall be entitled to rely upon the advice, opinions, and valuations of any such persons.

Article 6
AMENDMENT AND TERMINATION

Section 6.1    General. Unless otherwise determined by the Board, Shareholder approval of any amendment to or termination of the Plan will be obtained only to the extent necessary to comply with any applicable laws, regulations, or rules of a securities exchange on which the Shares are traded or self-regulatory agency, and, subject to the foregoing, the Board may, as permitted by law, at any time, amend or terminate the Plan, and may amend any Award Agreement; provided, however, that no amendment or termination may (except as provided in Section 2.6, Section 3.4, and Section 6.2), in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), impair the rights of any Participant or beneficiary under any Award granted prior to the date such amendment or termination is adopted by the Board; and provided, further, that no amendment may (a) materially increase the benefits accruing to Participants under the Plan, (b) materially increase the aggregate number of securities that may be delivered under the Plan other than pursuant to Section 3.4, or (c) materially modify the requirements for participation in the Plan, unless the amendment under (a), (b) or (c) immediately above is approved by the Shareholders.

Section 6.2    Amendment to Conform to Law. Notwithstanding any provision of the Plan or an Award Agreement to the contrary, the Committee may amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or the Award Agreement to any applicable law. By accepting an Award, the Participant shall be deemed to have acknowledged and consented to any amendment to an Award made pursuant to this Section 6.2, Section 2.6, or Section 3.4, without further consideration or action.

Article 7
GENERAL TERMS

Section 7.1    No Implied Rights.

(a)    No Rights to Specific Assets. No person shall by reason of participation in the Plan acquire any right in or title to any assets, funds, or property of the Company or any Subsidiary, including any specific funds, assets, or other property that the Company or a Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Shares or amounts, if any, distributable in accordance with the provisions of the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan or an Award Agreement shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to provide any benefits to any person.

(b)    No Contractual Right to Employment or Future Awards. The Plan does not constitute a contract of employment, and selection as a Participant shall not give any person the right to be retained in the service of the Company or a Subsidiary or any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the Plan. No individual shall have the right to be selected to receive an Award, or, having been so selected, to receive a future Award.

(c)    No Rights as a Shareholder. Except as otherwise provided in the Plan, no Award shall confer upon the holder thereof any rights as a Shareholder prior to the date on which the individual fulfills all conditions for receipt of such rights.

Section 7.2    Transferability. Except as otherwise provided by the Committee, Awards are not transferable except as designated by the Participant by will or by the laws of descent and distribution or pursuant to a domestic relations order. The Committee shall have the discretion to permit the transfer of Awards; provided, however, that such transfers shall be limited to immediate family members of Participants, trusts, partnerships, limited liability companies, other entities that are permitted to exercise rights under Awards in accordance with Form S-8 established for the primary benefit of such family members, and charitable organizations; and provided, further, that such transfers shall not be made for value to the Participant and in no event shall any Award be sold, assigned, or transferred to any third-party financial institution.

Section 7.3    Designation of Beneficiaries. A Participant hereunder may file with the Company a designation of a beneficiary or beneficiaries under the Plan and may from time to time revoke or amend any such designation. Any designation of beneficiary under the Plan shall be controlling over any other disposition, testamentary or otherwise; provided, however, that if the Committee is in doubt as to the entitlement of any such beneficiary to any Award, the Committee may determine to recognize only the legal representative of the Participant in which case the Company, the Committee, and the members thereof shall not have any further liability to anyone.

Section 7.4    Non-Exclusivity. Neither the adoption of the Plan by the Board nor the submission of the Plan to the Shareholders for approval shall be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as either may deem desirable.

Section 7.5    Award Agreement. Each Award shall be evidenced by an Award Agreement. A copy of the Award Agreement, in any medium chosen by the Committee, shall be made available to the Participant, and the Committee may require that the Participant sign a copy of the Award Agreement.

Section 7.6    Form and Time of Elections. Unless otherwise specified in the Plan, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be filed with the Company at such times, in such form, and subject to such terms or conditions, not inconsistent with the provisions of the Plan, as the Committee may require.

Section 7.7    Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document, or other information that the person acting on it considers pertinent and reliable, and signed, made, or presented by the proper party or parties.

Section 7.8    Tax Withholding. All distributions under the Plan shall be subject to withholding of all applicable taxes and the Committee may condition the delivery of any Shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. Except as otherwise provided by the Committee, such withholding obligations may be satisfied (a) through cash payment by the Participant; (b) through the surrender of Shares that the Participant already owns, or (c) through the surrender of Shares to which the Participant is otherwise entitled under the Plan; provided, however, that except as otherwise specifically provided by the Committee, such Shares under clause (c) may not be used to satisfy more than the maximum individual statutory tax rate for each applicable tax jurisdiction or such lesser amount as may be established by the Company.

Section 7.9    Successors. All obligations of the Company under the Plan shall be binding upon and inure to the benefit of any successor to the Company.

Section 7.10    Indemnification. To the fullest extent permitted by law, each person who is or shall have been a member of the Committee or the Board, or an officer of the Company to whom authority was delegated in accordance with Section 5.3, or an employee of the Company shall be indemnified and held harmless by the Company against and from any loss (including amounts paid in settlement), cost, liability, or expense (including reasonable attorneys’ fees) that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan, and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her (provided that he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf), unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s charter or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Section 7.11    No Fractional Shares. Unless otherwise permitted by the Committee, no fractional Shares shall be delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, Shares, or other property shall be delivered or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

Section 7.12    Governing Law. The Plan, all Awards, and all actions taken in connection herewith and therewith shall be governed by and construed in accordance with the laws of the State of Washington without reference to principles of conflict of laws, except as superseded by applicable federal law.

Section 7.13    Benefits under Other Plans. Except as otherwise provided by the Committee, Awards granted to a Participant (including the grant and the receipt of benefits) shall be disregarded for purposes of determining the Participant’s benefits under, or contributions to, any qualified retirement plan, nonqualified plan, and any other benefit plan maintained by the Participant’s employer.

Section 7.14    Validity. If any provision of the Plan is determined to be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if such illegal or invalid provision had never been included in the Plan.

Section 7.15    Notice. Unless provided otherwise in an Award Agreement or policy adopted from time to time by the Committee, all communications to the Company provided for in the Plan, or any Award Agreement, shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid (provided that international mail shall be sent via overnight or two (2)-day delivery) or by prepaid overnight courier to the Company at the address set forth below:

Heritage Financial Corporation
Attention: Corporate Secretary
201 Fifth Avenue, SW
Olympia, Washington 98501

Such communications shall be deemed given:

(a)    In the case of delivery by overnight service with guaranteed next day delivery, the next day or the day designated for delivery; and

(b)    In the case of certified or registered U.S. mail, five (5) days after deposit in the U.S. mail;

provided, however, that in no event shall any communication be deemed to be given later than the date it is actually received, provided it is actually received. In the event a communication is not received, it shall be deemed received only upon the showing of an original of the applicable receipt, registration, or confirmation from the applicable delivery service provider. Communications that are to be delivered by U.S. mail or by overnight service to the Company shall be directed to the attention of the Company’s senior human resources officer and corporate secretary.

Section 7.16    Clawback Policy. Any Award, amount, or benefit received under the Plan shall be subject to potential cancellation, recoupment, rescission, payback, or other similar action in accordance with any applicable Company clawback policy (the “Policy”) or any applicable law. A Participant’s receipt of an Award shall be deemed to constitute the Participant’s acknowledgment of and consent to the Company’s application, implementation, and enforcement of (i) the Policy and any similar policy established by the Company, whether adopted prior to or following the making of any Award and (ii) any provision of applicable law relating to cancellation, rescission, payback, or recoupment of compensation, as well as the Participant’s express agreement that the Company may take such actions as are necessary to effectuate the Policy, any similar policy, and applicable law, without further consideration or action.

Section 7.17    Breach of Restrictive Covenants. Except as otherwise provided by the Committee, notwithstanding any provision of the Plan to the contrary, if the Participant breaches a confidentiality, non-competition, non-solicitation, non-disclosure, non-disparagement, or other restrictive covenant set forth in an Award Agreement or any other agreement between the Participant and the Company or a Subsidiary, whether before or after the Participant’s Termination of Service, in addition to and not in limitation of any other rights, remedies, damages, penalties or restrictions available to the Company under the Plan, an Award Agreement, any other agreement between the Participant and the company or a Subsidiary, or otherwise at law or in equity, the Participant shall forfeit or pay to the Company:

(a)    Any and all outstanding Awards granted to the Participant, including Awards that have become vested or exercisable;

(b)    Any Shares held by the Participant in connection with the Plan that were acquired by the Participant after the Participant’s Termination of Service and within the twelve (12)-month period immediately preceding the Participant’s Termination of Service;

(c)    The profit realized by the Participant from the exercise of any stock options and SARs that the Participant exercised after the Participant’s Termination of Service and within the twelve (12)-month period immediately preceding the Participant’s Termination of Service, which profit is the difference between the exercise price of the stock option or SAR and the Fair Market Value of any Shares or cash acquired by the Participant upon exercise of such stock option or SAR; and

(d)    The profit realized by the Participant from the sale, or other disposition for consideration, of any Shares received by the Participant in connection with the Plan after the Participant’s Termination of Service, and within the twelve (12)-month period immediately preceding the Participant’s Termination of Service where such sale or disposition occurs in such similar time period.

Unless the applicable Award Agreement expressly displaces or limits the Company’s rights under this Section 7.17 with a reference to the same, any forfeiture provision contained in an Award Agreement shall be construed as an additional, non-exclusive remedy in the event of the Participant’s breach of a restrictive covenant.

Article 8
DEFINED TERMS; CONSTRUCTION

Section 8.1    In addition to the other definitions contained in the Plan, unless otherwise specifically provided in an Award Agreement, the following definitions shall apply:

(a)    “10% Shareholder” means an individual who, at the time of grant, owns Voting Securities possessing more than ten percent (10%) of the total combined voting power of the Voting Securities.

(b)    “Award” means an award under the Plan.

(c)    “Award Agreement” means the document that evidences the terms and conditions of an Award. Such document shall be referred to as an agreement regardless of whether a Participant’s signature is required. Each Award Agreement shall be subject to the terms and conditions of the Plan, and, if there is any conflict between the Award Agreement and the Plan, the Plan shall control.

(d)    “Board” means the Board of Directors of the Company.

(e)    “Cause” has the meaning set forth for such term (or a similar term) in the Participant’s employment or change in control agreement (or other similar agreement) with the Company or a Subsidiary; or, if the Participant’s agreement lacks such definition or the Participant has not entered into such an agreement, “Cause” means: (i) any act by the Participant of (A) fraud or intentional misrepresentation or (B) embezzlement, misappropriation, or conversion of assets or opportunities of the Company or a Subsidiary; (ii) willful violation of any law, rule, or regulation in connection with the performance of a Participant’s duties to the Company or a Subsidiary (other than traffic violations or similar offenses); (iii) the willful or negligent failure of the Participant to perform the Participant’s duties to the Company or a Subsidiary in any material respect, (iv) the Participant’s conviction of, or plea of nolo contendere to, a crime of embezzlement or fraud or any felony under the laws of the United States or any state thereof, (v) the Participant’s breach of fiduciary responsibility; (vi) an act of dishonesty by the Participant that is materially injurious to the Company or a Subsidiary; (vii) the Participant’s engagement in one (1) or more unsafe or unsound banking practices that have a material adverse effect on the Company or a Subsidiary; (viii) the Participant’s removal or permanent suspension from banking pursuant to Section 8(e) of the Federal Deposit Insurance Act or any other applicable state or federal law; (ix) an act or omission by the Participant that leads to a material harm (financial or reputational) to the Company or a Subsidiary in the community; or (x) a material breach by the Participant of Company policies as may be in effect from time to time.

Further, the Participant shall be deemed to have terminated for Cause if, after the Participant’s Termination of Service, facts and circumstances arising during the course of the Participant’s employment with the Company are discovered that would have constituted a termination for Cause.
x

Further, all rights a Participant has or may have under the Plan shall be suspended automatically during the pendency of any investigation by the Board or its designee or during any negotiations between the Board or its designee and the Participant regarding any actual or alleged act or omission by the Participant of the type described in the applicable definition of “Cause.”

(f)    “Change in Control” has the meaning set forth in Section 4.2.

(g)    “Code” means the Internal Revenue Code of 1986, as amended.

(h)    “Code Section 409A” means the provisions of Section 409A of the Code and any rules, regulations, and guidance promulgated thereunder.
(i)    “Committee” means the Committee acting under Article 5, and in the event a Committee is not currently appointed, the Board.

(j)    “Company” means Heritage Financial Corporation, a Washington corporation.

(k)    “Deferred Compensation” has the meaning set forth in Section 2.5.

(l)    “Director Participant” means a Participant who is a member of the Board or the board of directors of a Subsidiary.

(m)    “Disability” means the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or last for a continuous period of not less than twelve (12) months, or is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident or health plan covering the Company’s or a Subsidiary’s employees.

(n)    “Effective Date” has the meaning set forth in Section 1.1.

(o)    “Exchange Act” means the Securities Exchange Act of 1934.

(p)    “Fair Market Value” means, as of any date, the officially-quoted closing selling price of the Shares on such date on the principal national securities exchange on which Shares are listed or admitted to trading or, if there have been no sales with respect to Shares on such date, such price on the most immediately preceding date on which there have been such sales, or if the Shares are not so listed or admitted to trading, the Fair Market Value shall be the value established by the Committee in good faith and, to the extent required, in accordance with Code Section 409A and Section 422 of the Code.

(q)    “Form S-8” means a Registration Statement on Form S-8 promulgated by the U.S. Securities and Exchange Commission or any successor thereto.

(r)    “Good Reason” has the meaning set forth for such term (or a similar term) in the Participant’s employment or change in control agreement (or other similar agreement) with the Company or a Subsidiary; or, if the Participant’s agreement lacks such definition or the Participant has not entered into such an agreement, “Good Reason” means the occurrence of any one (1) of the following events, unless the Participant agrees in writing that such event shall not constitute Good Reason:
(i)    A material, adverse change in the nature, scope, or status of the Participant’s position, authorities, or duties from those in effect immediately prior to the applicable Change in Control;

(ii)    A material reduction in the Participant’s aggregate compensation or benefits in effect immediately prior to the applicable Change in Control; or

(iii)    Relocation of the Participant’s primary place of employment of more than thirty-five (35) miles from the Participant’s primary place of employment immediately prior to the applicable Change in Control, or a requirement that the Participant engage in travel that is materially greater than prior to the applicable Change in Control.

Notwithstanding any provision of this definition to the contrary, prior to the Participant’s Termination of Service for Good Reason, the Participant must give the Company written notice of the existence of any condition set forth in clause (i) – (iii) immediately above within ninety (90) days of its initial existence and the Company shall have thirty (30) days from the date of such notice in which to cure the condition giving rise to Good Reason, if curable. If, during such thirty (30)-day period, the Company cures the condition giving rise to Good Reason, the condition shall not constitute Good Reason. Further notwithstanding any provision of this definition to the contrary, in order to constitute a termination for Good Reason, such termination must occur within twelve (12) months of the initial existence of the applicable condition.

(s)    “Incumbent Board” means the members of the Board as of the Effective Date.

(t)    “ISO” means a stock option that is intended to satisfy the requirements applicable to an “incentive stock option” described in Code Section 422(b).

(u)    “Participant” has the meaning set forth in Section 1.2.

(v)    “Plan” means the Heritage Financial Corporation 2023 Omnibus Equity Plan.

(w)    “Policy” has the meaning set forth in Section 7.16.

(x)    “Predecessor Plan” means the Heritage Financial Corporation 2014 Omnibus Equity Plan.

(y)    “SAR” has the meaning set forth in Section 2.1(b).

(z)    “Securities Act” means the Securities Act of 1933.

(aa)    “Share” means a share of Stock.

(bb)    “Shareholders” means the shareholders of the Company.

(cc)    “Stock” means the common stock of the Company, no par value per share.

(dd)    “Subject Person” has the meaning set forth in Section 4.2(e).

(ee)    “Subsidiary” means any corporation or other entity that would be a “subsidiary corporation,” as defined in Code Section 424(f), with respect to the Company.

(ff)    “Termination of Service” means the first day occurring on or after a grant date on which the Participant ceases to be an employee and director of, and service provider to, the Company and each Subsidiary, regardless of the reason for such cessation, subject to the following:

(i)    The Participant’s cessation as an employee or service provider shall not be deemed to occur by reason of the transfer of the Participant between the Company and a Subsidiary or between two Subsidiaries.

(ii)    The Participant’s cessation as an employee or service provider shall not be deemed to occur by reason of the Participant’s being on a leave of absence from the Company or a Subsidiary approved by the Company or Subsidiary otherwise receiving the Participant’s services.
(iii)    The Participant’s cessation as an employee or service provider shall not be deemed to occur if such Participant continues to serve as a director of the Company or a Subsidiary immediately following such cessation.

(iv)    The Participant’s cessation as a director shall not be deemed to occur if such Participant continues to serve as an employee or service provider of the Company or a Subsidiary immediately following such cessation.

(v)    If, as a result of a sale or other transaction, the Subsidiary for whom the Participant is employed (or to whom the Participant is providing services) ceases to be a Subsidiary, and the Participant is not, following the transaction, an employee or director of, or service provider to, the Company or an entity that is then a Subsidiary, then the occurrence of such transaction shall be treated as the Participant’s Termination of Service caused by the Participant being discharged by the entity for whom the Participant is employed or to whom the Participant is providing services.

(vi)    A service provider, other than an employee or director, whose services to the Company or a Subsidiary are governed by a written agreement with such service provider shall cease to be a service provider at the time the provision of service under such written agreement ends (without renewal); and such a service provider whose services to the Company or a Subsidiary are not governed by a written agreement with the service provider shall cease to be a service provider on the date that is ninety (90) days after the date the service provider last provides services requested by the Company or a Subsidiary.

(vii)    Notwithstanding the foregoing, in the event that any Award constitutes Deferred Compensation, the term Termination of Service shall be interpreted by the Committee in a manner consistent with the definition of “separation from service,” as defined in Code Section 409A.

(gg)    “Voting Securities” means any securities that ordinarily possess the power to vote in the election of directors without the happening of any precondition or contingency.

Section 8.2    In the Plan, unless otherwise stated, the following uses apply:

(a)    Actions permitted under the Plan may be taken at any time in the actor’s reasonable discretion;

(b)    References to a statute or law shall refer to the statute or law and any amendments and any successor statutes or laws, and to all regulations promulgated under or implementing the statute or law, as amended, or its successors, as in effect at the relevant time;

(c)    In computing periods from a specified date to a later specified date, the words “from” and “commencing on” (and the like) mean “from and including,” and the words “to,” “until,” and “ending on” (and the like) mean “to and including”;

(d)    References to a governmental or quasi-governmental agency, authority, or instrumentality shall also refer to a regulatory body that succeeds to the functions of the agency, authority, or instrumentality;

(e)    Indications of time of day shall be based upon the time applicable to the location of the principal headquarters of the Company;

(f)    The words “include,” “includes,” and “including” mean “include, without limitation,” “includes, without limitation,” and “including, without limitation,” respectively;

(g)    All references to articles and sections are to articles and sections in the Plan unless otherwise specified;

(h)    All words used shall be construed to be of such gender or number as the circumstances and context require;

(i)    The captions and headings of articles and sections appearing in the Plan have been inserted solely for convenience of reference and shall not be considered a part of the Plan, nor shall any of them affect the meaning or interpretation of the Plan or any of its provisions;

(j)    Any reference to an agreement, plan, policy, form, document, or set of documents, and the rights and obligations of the parties under any such agreement, plan, policy, form, document, or set of documents, shall mean such agreement, plan, policy, form, document, or set of documents as amended from time to time, and any and all modifications, extensions, renewals, substitutions or replacements thereof; and

(k)    All accounting terms not specifically defined in the Plan shall be construed in accordance with GAAP.

IMPORTANT ANNUAL MEETING INFORMATION
Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:30 a.m., Pacific Time, on May 3, 2023.
Vote by Internet
• Go to www.envisionreports.com/HFWA
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
A	Proposals —The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 4, and 5 and 1 YEAR for Proposal 3.
1.	Election as directors of the nominees listed below for a one-year term.
		For	Against	Abstain
	01 - Eric K. Chan	☐	☐	☐
	02 - Brian S. Charneski	☐	☐	☐
	03 - Jeffrey J. Deuel	☐	☐	☐
	04 - Trevor D. Dryer	☐	☐	☐
	05 - Kimberly T. Ellwanger	☐	☐	☐
	06 - Deborah J. Gavin	☐	☐	☐
	07 - Gail B. Giacobbe	☐	☐	☐
	08 - Jeffrey S. Lyon	☐	☐	☐
	09 - Frederick B. Rivera	☐	☐	☐
	10 - Brian L. Vance	☐	☐	☐
	11 - Ann Watson	☐	☐	☐

		For	Against	Abstain			1 Year	2 Years	3 Years	Abstain
2	Advisory (non-binding) approval of the compensation paid to named executive officers.	☐	☐	☐	3	Advisory (non-binding) approval of the frequency of future votes on compensation paid to named executive officers.	☐		☐	☐

							For	Against	Abstain
4	Approval of the Heritage Financial Corporation 2023 Omnibus Equity Plan.	☐	☐	☐	5	Ratification of the appointment of Crowe LLP as Heritage’s independent registered public accounting firm for the year ending December 31, 2023.	☐	☐	☐
In their discretion, upon such other matters as may properly come before the meeting.

B	Non-Voting Items
Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the virtual annual meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as your name appears on the enclosed card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.
Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

■	1 U P X	+
02ATTA

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Revocable Proxy — Heritage Financial Corporation

Annual Meeting of Shareholders — May 3, 2023
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
The undersigned hereby appoints Brian L. Vance and Brian S. Charneski, and each of them, with full powers of substitution to act as attorneys and proxies for the undersigned, to vote all shares of common stock of Heritage Financial Corporation (the “Company” or “Heritage”) which the undersigned is entitled to vote at the annual meeting of shareholders, to be held virtually on Wednesday, May 3, 2023, at 9:00 a.m., Pacific Time, and at any and all adjournments thereof, as stated on the reverse side.
This proxy also provides voting instructions to the trustees of the Heritage Financial Corporation 401(k) Profit Sharing Plan and Trust for participants with shares allocated to their accounts.
This proxy will be voted as directed, but if no instructions are specified, this proxy will be voted FOR the election of the nominees listed in Proposal 1, FOR Proposals 2, 4 and 5 and ONE YEAR for Proposal 3. If any other business is presented at such meeting, this proxy will be voted by the proxies named above in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the annual meeting. This proxy also confers discretionary authority on the proxies named above to vote with respect to the election of any person as director where the nominees are unable to serve or for good cause will not serve and matters incident to the conduct of the annual meeting.
Should the undersigned be present and elect to vote at the virtual annual meeting or at any adjournment thereof and after notification to the Secretary of the Company at the annual meeting of the shareholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.
The undersigned acknowledges receipt from the Company prior to the execution of this proxy of the Notice of Annual Meeting of Shareholders, a Proxy Statement dated March 22, 2023, and the 2022 Annual Report to Shareholders.
PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.